   As filed with the Securities and Exchange Commission on October 12, 1999
                                                     Registration No. 333-
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                               ---------------

                                   FORM S-4
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                               ---------------

                         COMPUTER SCIENCES CORPORATION
            (Exact name of registrant as specified in its charter)

                               ---------------

          Nevada                             7371, 7373, 7376                  95-2043126
(State or other jurisdiction of         (Primary Standard Industrial         (I.R.S. Employer
incorporation of organization)          Classification Code Number)          Identification No.)



                               ---------------

                            2100 East Grand Avenue
                         El Segundo, California 90245
                                (310) 615-0311
   (Address, Including Zip Code, and Telephone Number, Including Area Code,
                 of Registrant's Principal Executive Offices)

                               ---------------

                                  Copies to:

       Ronald S. Beard                         Frederick S. Green
 Gibson, Dunn & Crutcher LLP               Weil, Gotshal & Manges LLP
   333 South Grand Avenue                       767 Fifth Avenue
Los Angeles, California 90071               New York, New York 10153
       (213) 229-7000                            (212) 310-8000

                               ---------------

  Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement and the satisfaction or waiver of all other conditions to the merger described in the proxy statement/prospectus.

  If any of the securities being registered on this Form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [_]

  If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

                               ---------------

                        CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------
                                             Proposed        Proposed
 Title of Each Class of       Amount         Maximum          Maximum       Amount of
    Securities to be          to be       Offering Price     Aggregate     Registration
       Registered         Registered(1)     Per Share    Offering Price(2)    Fee(3)
---------------------------------------------------------------------------------------
Common Stock, $1.00 par
 value.................  7,588,341 shares      N/A         $407,514,666      $113,290
---------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------

(1) Represents the maximum number of shares of the Registrant's Common Stock to be issued in connection with the transaction, based on 14,266,547 shares of Nichols Research Corporation Common Stock outstanding, and assuming in addition the exercise of all 1,675,347 outstanding options (as at October 7, 1999) to purchase shares of Nichols' Common Stock. Also includes associated preferred share rights to purchase shares of the Registrant's common stock, which preferred share rights are not currently separable from the shares of common stock and not currently exercisable.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(f)(1) and 457(c) under the Securities Act of 1933, as amended, based on $26.5625, the average of the high and low prices of Nichols' Common Stock as reported on the Nasdaq Stock Market on October 6, 1999.

(3) Calculated by multiplying 0.000278 by the proposed maximum aggregate offering price. Pursuant to Rule 457(b), $77,648.00 of the registration fee that was previously paid pursuant to Section 14(g) of the Securities Exchange Act of 1934, as amended, in connection with the filing of preliminary proxy materials on September 28, 1999, has been credited against the registration fee payable in connection with this filing .

                               ---------------

  The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                          NICHOLS RESEARCH CORPORATION

                           PROXY STATEMENT/PROSPECTUS

                  MERGER PROPOSED--YOUR VOTE IS VERY IMPORTANT

To all Nichols stockholders:

   Nichols' board of directors unanimously approved a merger agreement between Nichols and Computer Sciences Corporation. Your vote, as stockholders of Nichols, is now needed to adopt the merger agreement.

   In the merger, each share of your Nichols common stock will be converted into a fraction of a share of Computer Sciences common stock having a market value of between $25.20 and $30.80 per share, unless the average closing price of Computer Sciences common stock over a specified period before our special meeting is below $52.9552. If the average closing price is below $52.9552 per share, and we do not exercise our right to terminate the merger agreement, you will receive 0.476 of a share of Computer Sciences common stock for each share of Nichols common stock you own, which may have a market value below $25.20.

   Computer Sciences common stock is listed on the New York Stock Exchange under the trading symbol "CSC." On October 8, 1999, Computer Sciences common stock closed at $65.50 per share. The merger cannot be completed unless the holders of a majority of Nichols common stock entitled to vote adopt the merger agreement. Only stockholders who hold shares of Nichols common stock at the close of business on October 8, 1999 will be entitled to vote.

   After careful consideration, Nichols' board of directors has unanimously determined the merger to be advisable, fair to you and in your best interests. Nichols' board of directors has approved the merger agreement and unanimously recommends that you adopt it.

   This proxy statement/prospectus provides you with detailed information concerning Computer Sciences, the merger and the merger agreement. Please give all of the information contained in the proxy statement/prospectus your careful attention. In particular, you should carefully consider the discussion in the section entitled "Risk Factors" on page 18 of this proxy statement/prospectus.

   The special meeting will occur on November 16, 1999, at 10:00 a.m., local time, at the following location:

                          Nichols Research Corporation
                          4090 South Memorial Parkway
                         Huntsville, Alabama 35815-1502

   Regardless of the number of shares you own or whether you plan to attend the meeting, it is important that your shares be represented and voted. Please complete, sign, date and return the accompanying proxy in the enclosed self-addressed, stamped envelope. Returning the proxy does NOT deprive you of your right to attend the meeting and to vote your shares in person. YOUR VOTE IS VERY IMPORTANT.

   We appreciate your cooperation and consideration of this matter.

                                        Sincerely,

                                        /s/ Chris H. Horgen
                                        ________________________________________
                                        Chris H. Horgen
                                        Chairman of the Board and Chief
                                         Executive Officer

   Neither the Securities and Exchange Commission nor any state securities commission has approved the securities to be issued in this transaction or determined that this proxy statement/prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

   This proxy statement/prospectus is dated October 12, 1999, and is first being mailed to Nichols stockholders on or about October 15, 1999.

                          NICHOLS RESEARCH CORPORATION

                               ----------------

                   Notice of Special Meeting of Stockholders
                        To be held on November 16, 1999

                               ----------------

To the Stockholders of
Nichols Research Corporation:

   As a stockholder of Nichols Research Corporation, you are hereby notified of and cordially invited to attend a special meeting of stockholders of Nichols to be held at Nichols Research Corporation, 4090 South Memorial Parkway, Huntsville, Alabama 35815-1502 on November 16, 1999 at 10:00 a.m., local time. The special meeting is called to consider and vote upon a proposal to adopt the Agreement and Plan of Merger, dated as of September 19, 1999, among Nichols, Computer Sciences Corporation, a Nevada corporation, and Nevada Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of Computer Sciences.

   The Agreement and Plan of Merger provides for the merger of Nevada Acquisition into Nichols. Following the merger, Nichols will become a wholly owned subsidiary of Computer Sciences. If the merger is completed, each of your shares of Nichols common stock will be converted into a fraction of a share of Computer Sciences common stock having a market value of between $25.20 and $30.80 per share, unless the average closing price of Computer Sciences common stock over a specified period prior to the special meeting is below $52.9552 per share. If the average closing price is below $52.9552 per share and we do not exercise our right to terminate the merger agreement, you will receive
0.476 of a share of Computer Sciences common stock for each share of Nichols common stock you own, which may have a market value below $25.20.

   Nichols' board of directors has fixed the close of business on October 8, 1999 as the record date for the determination of the holders of Nichols common stock entitled to notice of and to vote at the meeting. Only holders of record of Nichols common stock at the close of business on October 8, 1999 will be entitled to vote at the special meeting or any adjournment or postponement of the meeting.

   We hope you will be present at the meeting. Whether or not you plan to attend the special meeting, please sign and date the enclosed proxy card and return it at your earliest convenience in the envelope provided so that your shares will be represented. The envelope requires no postage if mailed in the United States. If you attend the special meeting, you may vote in person if you wish, even if you have previously returned your proxy card.

                                          By Order of the Board of Directors

                                          /s/ Patsy L. Hattox


                                          Patsy L. Hattox
                                          Corporate Vice President,
                                          Chief Administrative Officer,
                                          Secretary and Director

October 12, 1999

   The merger agreement must be adopted by the holders of a majority of the outstanding shares of Nichols common stock. Your vote on this matter is very important. We urge you to review carefully the enclosed material and to return your proxy card promptly.

   Your board of directors unanimously recommends that you vote FOR adoption of the merger agreement.

   Please do not return your common stock certificates with your enclosed proxy and do not forward your certificates until you receive instructions following the merger.

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
QUESTIONS AND ANSWERS ABOUT THE MERGER.....................................   1

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS..................   4

REFERENCE TO ADDITIONAL INFORMATION........................................   5

SUMMARY....................................................................   6

RISK FACTORS...............................................................  18
    Risk Factors Relating to the Merger....................................  18
    Risk Factors Relating to Computer Sciences.............................  20

NICHOLS SPECIAL MEETING....................................................  22
    General................................................................  22
    Purpose of the Special Meeting.........................................  22
    Recommendation of Nichols' Board.......................................  22
    Required Vote..........................................................  22
    Record Date............................................................  22
    Quorum.................................................................  23
    Proxies................................................................  23
    Revocation.............................................................  23
    Solicitation of Proxies................................................  24

THE MERGER.................................................................  25
    General................................................................  25
    Background of the Merger...............................................  25
    Reasons for the Merger.................................................  28
    The Exchange Ratio.....................................................  30
    Opinion of Nichols' Financial Advisors.................................  32
    Regulatory Approvals Required for the Merger...........................  48
    Material Federal Income Tax Consequences of the Merger.................  48
    Accounting Treatment...................................................  50
    Interests of Directors and Officers in the Merger......................  50
    Restrictions on Resales by Affiliates..................................  51

THE MERGER AGREEMENT.......................................................  52
    Structure of the Merger................................................  52
    Closing................................................................  52
    Treatment of Nichols Stock Options and Other Stock Rights..............  52
    Fractional Shares......................................................  53
    Exchange of Certificates...............................................  53
    Representations and Warranties.........................................  54
    Covenants..............................................................  55
    Conduct of Business Pending the Merger.................................  56
    No Solicitation of Transactions........................................  58
    Conditions to Completing the Merger....................................  59
    Termination of the Merger Agreement....................................  60
    Extension, Waiver and Amendment of the Merger Agreement................  63
    Employee Benefits and Plans............................................  63
    Management After the Merger............................................  63

INFORMATION ABOUT THE COMPANIES............................................  64
    Computer Sciences......................................................  64
    Nichols................................................................  65
    Nevada Acquisition Corporation.........................................  66

                                                                            Page
                                                                            ----

DESCRIPTION OF CAPITAL STOCK...............................................  67
    Computer Sciences Capital Stock........................................  67
    Nichols Capital Stock..................................................  68

COMPARISON OF STOCKHOLDERS RIGHTS..........................................  69
    Size of Board of Directors.............................................  69
    Classified Board of Directors..........................................  69
    Cumulative Voting......................................................  69
    Stockholder Power to Call Special Stockholders' Meeting................  70
    Dissolution............................................................  70
    Removal of Directors...................................................  70
    Filling Vacancies on the Board of Directors............................  71
    Voting Requirements to Amend Charter and Bylaws........................  71
    Inspection of Stockholders List........................................  71
    Dividends..............................................................  72
    Transactions Involving Officers or Directors...........................  72
    Limitation of Liability of Directors and Indemnification...............  73
    Business Combinations/Reorganizations..................................  74
    Rights Plan............................................................  75

ADDITIONAL INFORMATION.....................................................  76
    Dissenters' Appraisal Rights...........................................  76
    Legal Matters..........................................................  76
    Experts................................................................  76
    Stockholder Proposals..................................................  76
    Other Matters..........................................................  76

WHERE YOU CAN FIND MORE INFORMATION........................................  77

APPENDIX A--THE MERGER AGREEMENT........................................... A-1

APPENDIX B--OPINION OF GOLDMAN, SACHS & CO. ............................... B-1

APPENDIX C--OPINION OF THE ROBINSON-HUMPHREY COMPANY, LLC.................. C-1

                     QUESTIONS AND ANSWERS ABOUT THE MERGER

Q. What is the proposed transaction for which I am being asked to vote?

A. Nichols proposes to be acquired by Computer Sciences. In the merger, Nevada Acquisition Corporation, a wholly owned subsidiary of Computer Sciences, will merge into Nichols, with Nichols surviving the merger. As a result, Nichols will become a wholly owned subsidiary of Computer Sciences.

Q. What effect will the merger have on my Nichols shares?

A. Each share of your Nichols common stock will be exchanged for a fraction of a share of Computer Sciences common stock having a market value of between $25.20 and $30.80, unless the average closing price of Computer Sciences common stock over a specified period before the special meeting is below $52.9552 per share. If the average closing price is below $52.9552 per share and Nichols does not exercise its right to terminate the merger agreement, you will receive 0.476 of a share of Computer Sciences common stock for each share of Nichols common stock you own, which may have a market value below $25.20. The specified period is fifteen days selected at random from the twenty trading days ending on November 10, 1999.

  A table containing examples of a range of average closing prices, the resulting exchange ratios and the corresponding values of the Computer Sciences common stock to be received by Nichols stockholders appears in the Summary section on page 7 and in the full text on page 32.

Q. How will stockholders know what the actual exchange ratio is?

A. We will issue a press release several days before the special meeting that will disclose the average closing price and the exchange ratio. The exchange ratio is the fraction of a share of Computer Sciences common stock that you would receive in the merger for each share you own of Nichols common stock.

Q. What percentage of Computer Sciences' outstanding common stock will be held by former Nichols' stockholders after the merger?

A. When the merger is completed, we estimate that the former holders of Nichols common stock will hold between 3.2% and 4.1% of Computer Sciences outstanding common stock.

Q. What is the tax impact of the merger on Nichols stockholders?

A. The merger has been structured to qualify as a tax-free reorganization under the U.S. Internal Revenue Code. As a result, it is expected that you will not recognize any taxable gain or loss for U.S. federal income tax purposes on the exchange of your Nichols shares for Computer Sciences shares in the merger. Any cash payments you receive in place of fractional Computer Sciences shares will, however, be taxable. The tax consequences of the transaction are very complicated and will depend on the facts of your own situation. You should consult your tax advisor for a full understanding of the tax consequences of the merger to you.

QUESTIONS AND ANSWERS

Q. Am I entitled to appraisal rights?

A. No. Under Delaware law, which governs Nichols and the rights of Nichols stockholders in the merger, you are not entitled to appraisal rights.

Q. When and where is the special meeting?

A. The Nichols special meeting is scheduled to take place on November 16, 1999 at 10:00 a.m., local time, at Nichols Research Corporation, 4090 South Memorial Parkway, Huntsville, Alabama 35815-1502.

Q. When do you expect the merger to be completed?

A. We expect to complete the merger promptly after receiving the Nichols stockholder approval at the special meeting and after all necessary regulatory approvals are received.

Q. What do I need to do now?

A. After carefully reading and considering the information contained in this document, please fill out and sign the proxy card, and then mail your signed proxy card in the enclosed postage-paid envelope as soon as possible so that your shares may be voted at the special meeting. Your proxy card will instruct the persons named on the card to vote your shares at the special meeting as you direct on the card. If you sign and send in your proxy card and do not indicate how you want to vote, your proxy will be voted FOR adoption of the merger agreement. If you do not vote or you abstain, the effect will be a vote against the merger. Your vote is very important.

Q. May I change my vote after I have mailed my signed proxy card?

A. You may change your vote at any time before your proxy is voted at the special meeting. You can do this in one of three ways. First, you can send a written notice stating that you want to revoke your proxy. Second, you can complete and submit a new proxy card. If you choose either of these two methods, you must submit your notice of revocation or your new proxy card to Corporate Investor Communications, Inc., 111 Commerce Road, Carlstadt, New Jersey 07072. Third, you can attend the Nichols special meeting and vote in person. Simply attending the meeting, however, will not revoke your proxy; you must vote at the meeting. If you have instructed a broker to vote your shares, you must follow directions received from your broker to change your vote.

Q. Should I send in my stock certificates now?

A. No. After the merger is completed, you will receive written instructions for exchanging your stock certificates.

Q. If my shares are held in "street name" by my broker, will my broker vote my shares for me?

A. Your broker will vote your shares only if you provide instructions on how to vote. You should follow the directions provided by your broker to vote your shares. You cannot vote shares held in "street name" by returning a proxy card to us.

Q. What vote is required for approval?

A. The merger agreement must be adopted by a majority of the outstanding shares of Nichols common stock.

Q. What does Nichols' board of directors recommend?

A. Nichols' board of directors has determined that the proposed merger is advisable, fair

QUESTIONS AND ANSWERS
   to and in the best interests of Nichols and its stockholders and unanimously recommends that you vote FOR the proposal to adopt the merger agreement.

Q. Who can help answer my questions?

A. If you have more questions about the merger, you should contact:

   Corporate Investor Communications, Inc.
   111 Commerce Road
   Carlstadt, New Jersey 07072
   (877) 460-9334

           CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

   This proxy statement/prospectus contains forward-looking statements that are subject to risks and uncertainties. These forward-looking statements represent expectations or beliefs of Computer Sciences and Nichols concerning future events, and no assurance can be given that the results described will be achieved. These forward-looking statements can generally be identified by the use of statements that include words or phrases such as "estimate," "project," "believe," "expect," "anticipate," "intend," "plan," "foresee," "likely," "will" or other similar words or phrases.

   Computer Sciences and Nichols caution that these statements are subject to risks, uncertainties and other factors, many of which are outside of Computer Sciences' and Nichols' control, that could cause actual results to differ significantly from those in the forward-looking statements, including, among other things:

  . competitive pressures;

  . Computer Sciences' and Nichols' ability to attract and retain key personnel;

  . changes in the demand for information technology outsourcing and business process outsourcing;

  . changes in the financial condition of major commercial customers;

  . changes in U.S. federal government spending levels for information technology services;

  . Computer Sciences' and Nichols' ability to complete strategic acquisitions and alliances;

  . the future profitability of customer contracts;

  . Computer Sciences' and Nichols' ability to continue to develop and expand service offerings to address emerging business demand and technological trends;

  . general economic conditions in countries in which both companies do business;

  . the ability of Computer Sciences, Nichols and their customers and suppliers to become Year 2000 compliant; and

  . other risks described in Computer Sciences' and Nichols' filings with the Securities and Exchange Commission.

   Forward-looking statements are not guarantees of performance. By their nature, they involve risks, uncertainties and assumptions. The future results and stockholder values of Computer Sciences and Nichols may differ significantly from those expressed in these forward-looking statements. Stockholders are cautioned not to put undue reliance on any forward-looking statement. Any such statement speaks only as of the date of this proxy statement/prospectus, and we do not have any intention or obligation to revise or update forward-looking statements, even if new information, future events or other circumstances have made them incorrect or misleading.

CAUTIONARY STATEMENTS REGARDING
FORWARD LOOKING STATEMENTS

                      REFERENCE TO ADDITIONAL INFORMATION

   This proxy statement/prospectus incorporates important business and financial information about Computer Sciences and Nichols from documents that are not included in or delivered with this proxy statement/prospectus. This information is available to you without charge upon your written or oral request. You can obtain documents incorporated by reference in this proxy statement/prospectus by requesting them in writing or by telephone from Computer Sciences or Nichols, as the case may be, at the following locations:

        Computer Sciences Corporation                   Nichols Research Corporation
             Investor Relations                             Investor Relations
           2100 East Grand Avenue                       4090 South Memorial Parkway
        El Segundo, California 90245                  Huntsville, Alabama 35815-1502
               (310) 615-0311                                 (256) 883-1140

   If you would like to request documents, please do so by November 2, 1999 to receive them before the Nichols special meeting.

REFERENCE TO ADDITIONAL INFORMATION

SUMMARY
                                    SUMMARY

   This brief summary highlights selected information from this proxy statement/prospectus. It does not contain all of the information that is important to you. We urge you to carefully read this entire proxy statement/prospectus and the other documents to which this proxy statement/prospectus refers to fully understand our proposed merger. See "Where You Can Find More Information" on page 77.

The Companies

Computer Sciences Corporation (page 64)
2100 East Grand Avenue
El Segundo, California 90245
(310) 615-0311

   Computer Sciences is a leader in the information technology services industry. Since 1959, Computer Sciences has helped clients improve their operations and profitability by using information technology more efficiently. Computer Sciences does not have exclusive agreements with hardware or software providers and believes that this vendor neutrality enables it to better identify and manage solutions specifically tailored to each client's needs. Computer Sciences offers a broad array of professional services to industry and government, including outsourcing, systems integration, information technology and management consulting.

Nichols Research Corporation (page 65)
4090 South Memorial Parkway
Huntsville, Alabama 35815-1502
(256) 883-1140

   Nichols is a leading provider of technical and information technology services, including information processing, systems development and systems integration. Nichols provides these services to a wide range of clients, including the U.S. Department of Defense, other federal agencies, state and local governments, healthcare and insurance organizations, and other commercial enterprises. Nichols is organized into three strategic business units, reflecting the particular market focus of each line of business: government, commercial information technology and healthcare information technology.

Structure of the Merger (page 52)

   Nichols will merge with Nevada Acquisition, a wholly owned subsidiary of Computer Sciences and become a wholly owned subsidiary of Computer Sciences. As a result of the merger, you will be entitled to receive a fraction of a share of Computer Sciences common stock equal to the exchange ratio in exchange for each of your shares of Nichols common stock. Following the merger, as a stockholder of Computer Sciences, you will have an equity stake in Nichols' parent company, but will no longer have any direct interest in Nichols alone.

   We have attached the merger agreement to this document as Appendix A. The merger agreement describes the terms of the merger. Please read the merger agreement. It is the legal document that governs the merger and its exact language prevails over the more general, abbreviated description in this proxy statement/prospectus.

Reasons for the Merger (page 28)

   Nichols' board considered a number of factors in approving the merger agreement and recommending it to you, including:

  . the fact that the merger represents a 28.0% premium over the closing price of Nichols common stock ($21.88) on August 23, 1999, the day Computer

SUMMARY
   Sciences made its preliminary proposal to Nichols, and a 9.8% premium over the closing price of Nichols' common stock ($25.50) on September 17, 1999, the last trading day before the announcement of the merger agreement, in each case based on the $28.00 midpoint between the maximum merger consideration of $30.80 per Nichols' share and the $25.20 value below which Nichols has a walk-away right under the merger agreement;

  . the opportunity for you to receive shares of Computer Sciences common stock, which Nichols' board believes will have greater liquidity than Nichols common stock;

  . the fact that the merger will provide a significant enhancement of the strategic and marketing position of Nichols beyond that achievable by Nichols alone; and

  . the opinions of Goldman, Sachs & Co. and The Robinson-Humphrey Company,
    LLC to the effect that the exchange ratio was fair, from a financial point of view, to Nichols stockholders.

   As a result, Nichols' board believes that the merger should provide increased value to you as a stockholder.

What Nichols Stockholders Will Receive (page 30)

   If the merger is completed, each of your shares of Nichols common stock will be exchanged for a fraction of a share of Computer Sciences common stock with a market value between $25.20 and $30.80, unless the average closing price of Computer Sciences common stock over a specified period prior to the special meeting is below $52.9552 per share. If the average closing price is below $52.9552 per share and Nichols does not exercise its right to terminate the merger agreement, you will receive 0.476 of a share of Computer Sciences common stock, which may have a market value below $25.20. The exact exchange ratio you will receive will depend on the average closing price for Computer Sciences common stock on the New York Stock Exchange for fifteen days selected at random out of the twenty trading days ending on November 10, 1999.

   The table below shows a range of average closing prices of Computer Sciences common stock, along with the corresponding exchange ratios and the corresponding valuations of the Computer Sciences common stock you will receive for each share you own of Nichols common stock. The table also shows when Nichols' right to terminate the merger agreement would be effective:


                                                                             Value of
                                                                         Computer Sciences
 Average closing                                                           common stock
    price of                                                               received per
Computer Sciences                                                        share of Nichols
  common stock                  Exchange Ratio                             common stock
-----------------               --------------                           -----------------
 $84.00                             0.367                                     $30.80
  82.00                             0.376                                      30.80
  78.00                             0.395                                      30.80
  74.00                             0.416                                      30.80
  72.81                             0.423                                      30.80
  70.00                             0.423                                      29.61
  68.00                             0.423                                      28.76
  66.00                             0.423                                      27.92
  64.00                             0.423                                      27.07
  62.00                             0.423                                      26.23
  59.57                             0.423                                      25.20
  58.00                             0.434                                      25.20
  54.00                             0.467                                      25.20
  52.96                             0.476                                      25.20
  50.00*                            0.476                                      23.80
  48.00*                            0.476                                      22.85

--------
* If the average stock price is less than $52.9552, Nichols may terminate the merger agreement.

For example, if a stockholder owns 100 shares of Nichols common stock, and Computer Sciences' average closing stock price is $66 per

SUMMARY
share, then the exchange ratio will be 0.423 and the stockholder would be entitled to 42.3 shares of Computer Sciences common stock. Since cash will be paid instead of fractional shares, the Nichols stockholder will receive 42 shares of Computer Sciences common stock and cash equal to 0.3 times Computer Sciences' closing price on the NYSE five trading days before completion of the merger.

   The values of Computer Sciences common stock in the table above are illustrative only and do not represent the actual value per share of Nichols common stock that you might realize on or after consummation of the merger.

   The method for calculating the exchange ratio is explained in more detail in "The Merger--The Exchange Ratio" beginning on page 30.

The Nichols Stockholders' Special Meeting (page 22)

   The Nichols stockholders' special meeting to adopt the merger agreement will be held on November 16, 1999 10:00 a.m., local time, at 4090 South Memorial Parkway, Huntsville, Alabama 35815-1502.

Record Date (page 22)

   You can vote at the special meeting if you owned Nichols common stock at the close of business on October 8, 1999. You can cast one vote for each share of Nichols common stock you owned at that time.

Vote Required (page 22)

   To adopt the merger agreement, the holders of a majority of the outstanding shares of Nichols common stock must vote in favor of the merger.

   You may vote your shares in person by attending the meeting or by proxy. You can revoke your proxy at any time before we take a vote at the meeting by sending a written notice revoking the proxy or a later-dated proxy to the Corporate Investor Communications, Inc., or by attending the meeting and voting in person.

Nichols' Board's Recommendation to Stockholders (pages 22 and 28)

   Nichols' board of directors believes that the merger is advisable and fair to you and in your best interests, and unanimously approved the merger. Nichols' board recommends that you vote FOR adoption of the merger agreement.

Opinion of Nichols' Financial Advisors (page 32)

   In deciding to approve the merger, Nichols' board of directors considered fairness opinions from its financial advisors. Nichols received opinions from Goldman Sachs and from Robinson-Humphrey that the exchange ratio, as of the date and based upon the assumptions and considerations stated in the opinions, was fair to Nichols' stockholders from a financial point of view. We have attached these opinions as Appendix B and C. You are encouraged to read them.

What We Need to Do to Complete the Merger (page 59)

   The merger will not be completed unless a number of conditions are satisfied or waived. Before the merger is completed:

  . holders of a majority of the outstanding shares of Nichols common stock must approve the merger;

  . Nichols' and Computer Sciences' law firms must issue their legal opinions as to the tax-free nature of the merger;

  . each of Nichols and Computer Sciences must receive a letter from its

SUMMARY
   independent public accountants as to the availability of pooling-of-interests accounting treatment of the merger;

  . Nichols must receive any consents necessary to permit Nichols to enjoy post-merger the benefits of any significant contracts to which it is a party;

  . no material adverse change shall have occurred with respect to either company;

  . we must receive all regulatory approvals, and any waiting periods required by law must have passed; and

  . the New York Stock Exchange must have approved the listing of the Computer Sciences shares to be issued in the merger.

   Either Computer Sciences or Nichols could choose to complete the merger even though one or more of these conditions has not been satisfied, as long as applicable law allows it to do so.

Termination of the Merger Agreement (page 60)

   Before the merger is completed, Nichols and Computer Sciences can mutually agree to terminate the merger agreement. Either of us can decide, without the consent of the other, to terminate the merger agreement under the following circumstances:

  . if Nichols' stockholders do not approve the merger;

  . if the merger is not completed by February 29, 2000;

  . if Nichols' board withdraws or modifies its recommendation of the merger;

  . if Nichols' board recommends to its stockholders a proposal by a third party to acquire Nichols;

  . if the other company has made significant misrepresentations or has failed to perform its significant obligations under the merger agreement;

  . if the merger is enjoined by a court or other governmental authority; or

  . if an event occurs that has a material adverse effect on the other company.

   In addition, Nichols may terminate the merger if the average closing price of Computer Sciences common stock for fifteen trading days selected at random out of the twenty trading days ending on November 10, 1999, is below $52.9552. We refer to this as Nichols' walk-away right.

Payment of Termination Fee and Expenses (page 61)

   Nichols has agreed to pay Computer Sciences a termination fee of $16.5 million if the merger agreement is terminated under any of the following circumstances:

  . Nichols' board withdraws or modifies its recommendation of the merger;

  . Nichols' stockholders do not approve the merger and at the time of the special meeting a third party has an outstanding offer to acquire Nichols, or a third party beneficially owns 20% of Nichols' stock;

  . Nichols' board recommends to its stockholders a proposal by a third party to acquire Nichols; or

  . Nichols has made significant misrepresentations or has failed to perform its significant obligations under the merger agreement and within twelve months of termination is acquired by a third party that had expressed an interest in Nichols prior to the termination of the merger agreement.

SUMMARY

   Nichols has agreed to reimburse Computer Sciences for its costs and expenses related to the merger up to $5 million if:

  . Nichols exercises its walk-away right,

  . Nichols' stockholders do not approve the merger or circumstances occur involving a significant breach of the merger agreement by Nichols.

   The amount reimbursed by Nichols will be credited against the termination fee, if any.

   Computer Sciences has agreed to reimburse Nichols for its costs and expenses related to the merger up to $5 million under circumstances involving a significant breach of the merger agreement by Computer Sciences. Otherwise, whether or not the merger is completed, we will each pay our own fees and expenses.

Regulatory Approvals (page 48)

   In order to complete the merger, we must obtain the approval of federal and state regulatory authorities. We have filed, or soon will file, all of the required applications or notices with these regulatory authorities. The initial filings under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 were made on October 12, 1999. As of the date of this proxy statement/prospectus, we have not yet received all of the required approvals. Although we expect to obtain the necessary approvals, we cannot be certain we will obtain them.

Interest of Nichols' Directors and Officers in the Merger (page 50)

   As you consider the recommendation of Nichols' board of directors in favor of the merger, you should be aware that some Nichols' directors and officers have interests regarding the merger that are different from, or in addition to, your interests.

   In particular, Nichols' chief executive officer, president and five other executive officers have severance agreements that entitle them to compensation. The severance agreements for the chief executive officer and the president provide that each will be paid two times his annual salary at the closing of the merger. The severance agreements for the other five executive officers provide for compensation of one or two times his/her annual salary if the officer is terminated without cause or resigns for good reason within a year after the merger.

   We estimate that the aggregate severance payments required to be paid to Nichols' officers, if all such persons were terminated after the merger, would be approximately $2,760,000.

Accounting Treatment (page 50)

   We expect to account for the merger as a pooling-of-interests. This means that, for accounting purposes, Computer Sciences will treat our two companies as if they have always been one company. The availability of this accounting treatment is a condition to the merger.

No Dissenters' or Appraisal Rights (page 76)

   Under Delaware law, you are not entitled to dissenters' or appraisal rights in the merger.

Material Federal Income Tax Consequences to Nichols Stockholders (page 48)

   In the opinion of Weil, Gotshal & Manges LLP, counsel to Nichols, and Gibson, Dunn & Crutcher LLP, counsel to Computer Sciences, the merger will be treated as a reorganization for U.S. federal income tax purposes. Assuming such treatment, your exchange of shares of Nichols common stock for shares of Computer Sciences common stock generally will not cause you to recognize any gain or loss. You

SUMMARY
will, however, be taxed on any gain in connection with any cash you receive instead of fractional shares.

   This tax treatment may not apply to every Nichols stockholder. Determining your actual tax consequences of the merger may be complicated. They will depend on your specific situation and on variables not within our control. You should consult your own tax advisor for a full understanding of the merger's tax consequences to you.

Comparative Per Share Market Price Information (page 16)

   Nichols common stock is listed on The Nasdaq Stock Market and Computer Sciences common stock is listed on the New York Stock Exchange. On September 17, 1999, the last trading day before Nichols and Computer Sciences announced the merger, Nichols common stock closed at $25.50 per share and Computer Sciences common stock closed at $64.3125 per share.

Comparison of Stockholder Rights (page 69)

   Nichols and Computer Sciences are incorporated in different states having different corporate laws. In addition, the governing documents of each company vary. As a result, you will have different rights as a Computer Sciences stockholder from the rights you currently have as a Nichols stockholder.

SUMMARY
                            SELECTED FINANCIAL DATA

   We are providing the following selected financial data to assist you in analyzing the financial aspects of the merger. You should read it together with the consolidated financial statements of Computer Sciences and Nichols and other financial information contained in the most recent annual and quarterly reports of Computer Sciences and Nichols, which have been incorporated into this proxy statement/prospectus by reference. See "Where You Can Find More Information" on page 77.

Selected Historical Consolidated Financial Data

   The financial information in the following tables relating to fiscal years has been derived from Computer Sciences' audited consolidated financial statements and Nichols' audited consolidated financial statements contained in prior Securities and Exchange Commission filings. The interim period financial information, which is not necessarily indicative of the results for a full year, is unaudited but includes all adjustments which we consider necessary for a fair presentation and was derived from financial information included in prior Securities and Exchange Commission filings.

                         Computer Sciences Corporation
                     (In thousands, except per share data)

                                                         Fiscal Year Ended
                             Three     ----------------------------------------------------------
                          Months Ended  April 2,    April 3,   March 28,   March 29,   March 31,
                          July 2, 1999    1999        1998        1997        1996        1995
                          ------------ ----------  ----------  ----------  ----------  ----------
Statement of Income
 Data:
Revenues................   $2,063,380  $7,659,965  $6,600,838  $5,616,048  $4,740,760  $3,788,026
Income before taxes.....      117,468     511,357     190,869     303,313     196,930     220,814
Net income..............       78,268     341,157     260,369     192,413     109,431     143,237
Earnings per share:
  Basic.................         0.49        2.16        1.68        1.27        0.74        1.02
  Diluted...............         0.48        2.11        1.64        1.23        0.71        1.00
Average common shares:
  Outstanding...........      159,389     158,213     155,125     151,895     148,865     140,297
  Assuming dilution.....      162,677     161,949     158,526     156,394     153,070     143,702
Cash dividends per
 share..................                                                               $      .02
Balance Sheet Data:
Total assets............   $4,995,581  $5,007,709  $4,046,795  $3,493,087  $2,936,019  $2,631,580
Working capital.........      540,986     587,573     767,820     533,915     430,484     390,726
Property and equipment:
  At cost...............    2,447,570   2,313,444   1,944,799   1,668,905   1,249,729     994,520
  Accumulated
   depreciation and
   amortization.........   (1,293,141) (1,226,569)   (987,606)   (780,836)   (569,670)   (430,249)
                           ----------  ----------  ----------  ----------  ----------  ----------
   Property and
    equipment, net......   $1,154,429  $1,086,875  $  957,193  $  888,069  $  680,059  $  564,271
                           ==========  ==========  ==========  ==========  ==========  ==========
Debt:
  Long-term.............   $  420,841  $  397,860  $  736,054  $  630,842  $  426,634  $  335,696
  Short-term............      441,134     426,421       7,110      20,311      71,422     128,237
  Current maturities....       14,833     166,521      21,811       9,622       6,917      11,933
                           ----------  ----------  ----------  ----------  ----------  ----------
   Total debt...........   $  876,808  $  990,802  $  764,975  $  660,775  $  504,973  $  475,866
                           ==========  ==========  ==========  ==========  ==========  ==========
Stockholders' equity....   $2,497,337  $2,399,854  $2,001,275  $1,669,560  $1,420,113  $1,290,769

SUMMARY
                          Nichols Research Corporation
                     (In thousands, except per share data)

                           Nine
                          Months                Fiscal Year Ended
                          Ended    ------------------------------------------------
                         May 31,    August    August    August    August    August
                           1999    31, 1998  31, 1997  31, 1996  31, 1995  31, 1994
                         --------  --------  --------  --------  --------  --------
Statement of Income
 Data:
Revenues................ $327,040  $427,043  $398,142  $256,605  $180,698  $149,874
Income before taxes.....   15,226    23,499    12,345    15,855    12,075    10,877
Net income..............    9,288    14,198     4,699    10,063     7,651     6,858
Earnings per share:
  Basic.................     0.67      1.04      0.39      1.00      0.80      0.72
  Diluted...............     0.65      1.01      0.37      0.94      0.77      0.70
Average common shares:
  Outstanding...........   13,929    13,607    12,090    10,091     9,592     9,497
  Assuming dilution.....   14,238    14,125    12,713    10,681     9,882     9,757

Balance Sheet Data:
Total assets............ $260,086  $227,336  $213,632  $165,321  $103,283  $ 82,318

Working capital.........   67,407    77,984    68,761    74,687    48,116    45,062

Property and equipment:
  At cost...............   54,323    47,446    38,372    30,463    23,275    19,683
  Accumulated
   depreciation and
   amortization.........  (28,022)  (25,011)  (19,101)  (14,974)  (11,656)   (9,089)
                         --------  --------  --------  --------  --------  --------
    Property and
     equipment, net..... $ 26,301  $ 22,435  $ 19,271  $ 15,489  $ 11,619  $ 10,594
                         ========  ========  ========  ========  ========  ========
Debt:
  Long-term............. $  2,189  $  2,948  $  4,025  $  4,784  $  5,366  $  4,328
  Short-term............   20,000     5,000    10,500
  Current maturities....      997       997       761       764     1,187       962
                         --------  --------  --------  --------  --------  --------
    Total debt.......... $ 23,186  $  8,945  $ 15,286  $  5,548  $  6,553  $  5,290
                         ========  ========  ========  ========  ========  ========

Stockholders' equity.... $182,129  $169,747  $150,468  $115,052  $ 69,358  $ 58,365

SUMMARY
Unaudited Comparative Per Common Share Data

   The following table shows our historical earnings per common share and book value per common share and corresponding unaudited pro forma information reflecting the completion of our proposed merger using pooling-of-interests method of accounting. The pro forma information, while helpful in illustrating the financial characteristics of the combined company under one set of assumptions, does not attempt to predict or suggest future results and does not necessarily reflect what the historical results of the combined company would have been if Computer Sciences and Nichols had actually been combined during the periods presented.

   Computer Sciences' fiscal year ends on the Friday closest to March 31. Nichols' fiscal year ends on August 31. Nichols' historical and unaudited pro forma data have been derived based on its financial information for the twelve months ended May 31, 1999, 1998 and 1997 and for the three months ended May 31, 1999. The unaudited pro forma per common share data is based on Computer Sciences' fiscal periods indicated and Nichols' periods described above. The historical book value per common share is computed by dividing total stockholders' equity by the number of shares of common stock outstanding at the end of the period. The unaudited pro forma book value per share is computed by dividing pro forma stockholders' equity by the pro forma number of shares of Computer Sciences common stock outstanding at the end of the period. The Computer Sciences per share data reflects a two-for-one stock split paid in March 1998.

   The unaudited equivalent pro forma per common share data is computed by multiplying the pro forma amounts by an assumed exchange ratio of 0.423 share of Computer Sciences common stock for each share of Nichols common stock.

                  Unaudited Comparative Per Common Share Data
                        of Computer Sciences and Nichols

                                                        Fiscal Year Ended
                                         Three     ---------------------------
                                      Months Ended April 2, April 3, March 28,
                                      July 2, 1999   1999     1998     1997
                                      ------------ -------- -------- ---------
Computer Sciences Corporation
Historical Per Common Share Data:
Basic earnings per share.............    $ 0.49     $ 2.16   $ 1.68   $ 1.27
Diluted earnings per share...........      0.48       2.11     1.64     1.23
Book value per share.................     15.62      15.08
Cash dividends per share.............

Computer Sciences Corporation
Unaudited Pro Forma Per Common Share
 Data:
Basic earnings per share.............    $ 0.50     $ 2.16   $ 1.65   $ 1.31
Diluted earnings per share...........      0.49       2.11     1.62     1.28
Book value per share.................     16.16      15.64
Cash dividends per share.............

SUMMARY

                                                       Twelve Months Ended
                                         Three     ---------------------------
                                      Months Ended May 31,  May 31,   May 31,
                                      May 31, 1999   1999     1998     1997
                                      ------------ -------- -------- ---------
Nichols Research Corporation
Historical Per Common Share Data:
Basic earnings per share.............    $ 0.33     $ 0.93   $ 0.42   $ 1.20
Diluted earnings per share...........      0.33       0.91     0.40     1.13
Book value per share.................     12.95      12.95
Cash dividends per share.............

                                                        Fiscal Year Ended
                                         Three     ---------------------------
                                      Months Ended April 2, April 3, March 28,
                                      July 2, 1999   1999     1998     1997
                                      ------------ -------- -------- ---------
Nichols Research Corporation
Unaudited Equivalent Pro Forma Per
Common Share Data:
Basic earnings per share.............    $ 0.21     $ 0.91   $ 0.70   $ 0.55
Diluted earnings per share...........      0.21       0.89     0.69     0.54
Book value per share.................      6.84       6.62
Cash dividends per share.............

SUMMARY
                    COMPARATIVE MARKET PRICES AND DIVIDENDS

   Market Prices. Computer Sciences common stock is traded on the New York Stock Exchange under the symbol "CSC." Nichols common stock is traded on The Nasdaq Stock Market under the symbol "NRES."

   The following table shows the high and low intra-day-prices for the calendar quarters shown for Computer Sciences common stock on the New York Stock Exchange and for Nichols common stock on The Nasdaq Stock Market. The quotations are as reported in published financial sources.

                                                    Computer
                                                    Sciences         Nichols
                                                ---------------- ---------------
                                                 High     Low     High     Low
                                                ------- -------- ------- -------
   Calendar 1997
   First Quarter............................... 41.1875 30.8125  29.75   14.625
   Second Quarter.............................. 40.0625 28.9375  22.25   17.00
   Third Quarter............................... 41.5625 34.50    25.875  19.875
   Fourth Quarter.............................. 43.875  33.625   28.125  20.375

   Calendar 1998
   First Quarter............................... 56.75   39.96875 28.125  22.00
   Second Quarter.............................. 65.00   49.125   28.375  22.00
   Third Quarter............................... 74.875  51.50    28.75   18.00
   Fourth Quarter.............................. 70.9375 46.25    24.00   17.25

   Calendar 1999
   First Quarter............................... 74.375  54.9375  26.00   15.625
   Second Quarter.............................. 69.875  52.375   22.3125 17.6875
   Third Quarter............................... 74.00   61.875   26.75   17.625

   Recent Closing Prices. On September 17, 1999, the last trading day immediately before the public announcement of the merger, the closing price per share of Computer Sciences common stock on the New York Stock Exchange was $64.3125 and the closing price per share of Nichols common stock on The Nasdaq Stock Market was $25.50. The equivalent pro forma price per share of Nichols on that date was $27.20. This was determined by multiplying the closing price per share of Computer Sciences by an assumed exchange ratio of 0.423. On October 11, 1999, the latest practicable trading day before the printing of this proxy statement/prospectus, the closing price per share of Computer Sciences common stock on the New York Stock Exchange was $66.625 and the closing price per share of Nichols common stock on The Nasdaq Stock Market was $26.1875. The equivalent pro forma price per share of Nichols on that date was $28.18. Following the merger, Nichols common stock will cease to be traded on The Nasdaq Stock Market and will represent only the right to receive Computer Sciences common stock under the merger agreement.

   Because the market price of Computer Sciences common stock is subject to fluctuation, the market value of the shares of Computer Sciences common stock that holders of Nichols common stock will receive in the merger may increase or decrease before and after the merger. See "Risk Factors--Risk Factors Relating to the Merger." If the market price of Computer Sciences common stock declines before the merger, you will receive less value for your Nichols stock. Stockholders are urged to obtain current market quotations for Computer Sciences common stock and Nichols common stock.

SUMMARY

   Dividends. It has been Computer Sciences' policy to invest earnings in the growth of its business rather than distribute earnings as dividends. This policy, under which dividends have not been paid since fiscal year 1969, is expected to continue, but is subject to regular review by the Computer Sciences board of directors. A company acquired by Computer Sciences in fiscal 1996, accounted for as a pooling-of-interests, paid dividends prior to its acquisition. On February 27, 1998, the Computer Sciences board of directors redeemed the Computer Sciences stock purchase rights, for one sixth of one cent per right. The redemption price was paid on April 13, 1998. Nichols has never declared or paid a cash dividend on its common stock and does not anticipate paying any cash dividends in the foreseeable future. In addition, the merger agreement prohibits Nichols from paying dividends on Nichols common stock until the completion of the merger. See "The Merger--Conduct of Business Pending the Merger" on page 56.

                                  RISK FACTORS

   By voting in favor of the merger and holding your Nichols shares until the merger, you will be choosing to invest in Computer Sciences common stock. An investment in Computer Sciences common stock involves a high degree of risk. Nichols stockholders should consider the following risk factors, together with the other information included and incorporated by reference in this proxy statement/prospectus, in deciding whether to vote to approve the merger.

                      Risk Factors Relating to the Merger

The value of the Computer Sciences common stock that you will receive in the merger based on the exchange ratio cannot be determined until shortly before the special meeting.

   The exact dollar value of the Computer Sciences common stock that Nichols' stockholders will receive in the merger cannot be determined until shortly before the special meeting. The exact dollar value will depend on the average closing price of the Computer Sciences common stock, calculated over fifteen days selected at random from the twenty trading days ending November 10, 1999, which will determine the exchange ratio. The exact dollar value also will depend on the market price of Computer Sciences common stock at the time of the merger, as discussed in the next risk factor. If the average closing price of Computer Sciences common stock is at least $52.9552 per share, the exchange ratio is designed to provide Nichols stockholders with an amount of Computer Sciences common stock equal in value to between $25.20 and $30.80 for each share of Nichols common stock. If the average closing price of the Computer Sciences common stock is less than $52.9552 per share, the exchange ratio is designed to provide Nichols stockholders with an amount of Computer Sciences common stock having a value of less than $25.20 for each share of Nichols common stock. Consequently, no prediction can be made as to the exact value that Nichols' stockholders will receive.

If the market price of the Computer Sciences common stock at the time of the merger is less than the average closing price, you will receive less value for your Nichols stock.

   The market price of a share of Computer Sciences' common stock at the time of the merger could be more or less than the average closing price. The market price of Computer Sciences common stock is likely to fluctuate based on the business, operations and prospects of Computer Sciences, general market and economic conditions, the prospects for the post-merger operations of the combined company and other factors beyond the control of Computer Sciences and Nichols. If the market price at the time of the merger is less than the average closing price, the value of the Computer Sciences common stock you will receive in the merger will be lower than the value indicated in the table on page 32.

Computer Sciences and Nichols may not successfully integrate their business operations after the merger.

   Integrating the operations of Nichols with those of Computer Sciences after the merger may be difficult, time consuming and costly. After the merger has been completed, Computer Sciences must successfully integrate, among other things:

  . services;

RISK FACTORS

  . delivery;

  . sales and marketing;

  . research and development;

  . administrative and customer service functions; and

  . management information systems.

   In addition, Computer Sciences will need to retain management, key employees, customers and business partners of both companies. Among the challenges involved in this integration is demonstrating to our customers that the merger will not result in an adverse change in client service standards or business focus and persuading our personnel that our business cultures are compatible. Further, the attention and effort devoted to the integration of the two companies will significantly divert management's attention from other important issues. If we are not able to effectively integrate our operations, technology and personnel in a timely and efficient manner, then we will not realize the benefits we expect from the merger. In particular, if the integration is not successful:

  . our operating results may be harmed;

  . we may lose key personnel;

  . we may not be able to retain Nichols' governmental and commercial clients; and

  . the market price of Computer Sciences common stock may decline as a result of the merger.

The merger could cause organizational conflicts of interest between Computer Sciences and Nichols which would require us to decline business.

   Both Computer Sciences and Nichols are engaged in providing services for government contracts and projects that are subject to organizational conflicts of interest regulations. With respect to these contracts and projects, either company may be prohibited from providing services where a conflict of interest exists. After the merger, we intend to implement a system to mitigate the effect of organizational conflicts of interest on our business. To the extent we are unable to avoid organizational conflicts of interest, Computer Sciences or Nichols may be excluded from eligibility for performing services related to these contracts and projects.

The IRS may challenge the tax-free nature of the merger.

   We intend the merger to be tax-free to Nichols stockholders for federal income tax purposes, but we have not requested or obtained a ruling from the IRS. Therefore, there is a risk that the IRS may challenge the tax-free nature of the merger, in which case any gain Nichols stockholders realize because of the merger may be subject to tax.

Failure of the merger to qualify as a pooling-of-interests would negatively affect financial results.

   The failure of the merger to qualify for pooling-of-interests accounting treatment for financial reporting purposes for any reason would materially harm Computer Sciences' reported earnings and, likely, the price of Computer Sciences common stock.

   The availability of pooling-of-interests accounting treatment for the merger depends on many things, including circumstances and events occurring after the merger's completion. For example, the

RISK FACTORS
combined company must not make any significant changes in its business, including significant dispositions of assets, for a period of two years following the date of the merger other than changes in the ordinary course of business.

                   Risk Factors Relating to Computer Sciences

Computer Sciences may not continue to grow at historical rates.

   Computer Sciences' growth has resulted from acquisitions, large outsourcing contracts and internal growth. A slowdown in any of these activities would likely result in a slower growth rate.

Computer Sciences may not continue to acquire and successfully integrate other companies.

   Growth through acquisition involves a number of risks, including:

  . difficulties in continuing to identify acquisition candidates that are attractive from a strategic and financial perspective;

  . difficulties related to combining separate businesses into a single unit;
    and

  . the failure of the combined business to realize anticipated benefits.

Computer Sciences may not continue to win large outsourcing contracts.

   Computer Sciences must win large outsourcing contracts in order to continue its growth. A substantial number of companies offer outsourcing services that overlap and are competitive with those offered by Computer Sciences. Some of these are large industrial firms, including computer manufacturers and major aerospace firms, that have greater financial resources than Computer Sciences and may have greater capabilities to deliver services similar to those provided by Computer Sciences. Computer Sciences' ability to attract and retain outsourcing clients is dependent upon its ability to offer better strategic concepts and technical solutions, better value, a quicker response, or a combination of these factors.

Computer Sciences may not continue to attract, motivate and retain highly skilled professionals.

   Computer Sciences is heavily dependent upon the efforts and abilities of highly skilled information technology professionals. Any tightening in the labor market could adversely affect our ability to attract, motivate and retain these professionals and thus adversely impact our internal growth rate.

Anti-takeover defenses in Computer Sciences' charter and under Nevada law could prevent an acquisition of Computer Sciences or limit the price that investors might be willing to pay for Computer Sciences common stock.

   Section 78.438 of Nevada's corporation law prohibits a Nevada corporation from engaging in any business combination with any interested stockholder for a period of three years from the date the person became an interested stockholder unless specific conditions are met. In addition, Computer Sciences has a stockholder rights plan that would make it difficult to acquire Computer Sciences

RISK FACTORS
without the approval of Computer Sciences' board of directors. See "Comparison of Stockholders Rights-- Rights Plans." All of the above could delay or prevent a change in control of Computer Sciences and could limit the price that investors might be willing to pay in the future for shares of Computer Sciences common stock.

Year 2000 problems could interrupt Computer Sciences' business operations.

   Computer Sciences or its major suppliers may be unable to complete their Year 2000 readiness efforts before the onset of failures, which could materially harm Computer Sciences' operations. Computer Sciences could also be harmed materially by any significant economic, financial market or infrastructure disruption attributable to Year 2000 problems. The amount of potential liability and lost revenue from Year 2000 computer problems cannot be reasonably estimated at this time.

RISK FACTORS

                            NICHOLS SPECIAL MEETING

General

   We are sending you this proxy statement/prospectus as part of the solicitation of proxies by Nichols' board of directors for use at the special meeting of Nichols stockholders on November 16, 1999. We are first mailing this proxy statement/prospectus, including a notice of the special meeting of Nichols stockholders and a form of proxy, on or about October 15, 1999.

   The special meeting is scheduled to be held on:

                               November 16, 1999
                           at 10:00 a.m., local time
                        at Nichols Research Corporation
                          4090 South Memorial Parkway
                        Huntsville, Alabama 35815-1502.

Purpose of the Special Meeting

   The purpose of the Nichols special meeting is to vote on the adoption of the merger agreement. As a result of the merger, each share of Nichols' outstanding common stock will be converted into a fraction of a share of Computer Sciences common stock and Nichols will be a wholly owned subsidiary of Computer Sciences.

   We know of no other matters to be brought before the special meeting. However, if any other matters are properly presented for action at the Nichols special meeting, including a motion to adjourn the meeting to another time or place, the persons named in the enclosed proxy form will have the discretion, unless otherwise noted on any proxy form, to vote on those matters, subject to applicable law. No proxy form that is voted against the merger will be voted in favor of any adjournment or postponement of the special meeting.

Recommendation of Nichols' Board

   Nichols' board of directors has unanimously approved the merger agreement and the merger. Nichols' board believes that the merger agreement is advisable and fair to and in the best interests of Nichols and its stockholders and recommends that Nichols stockholders vote FOR the adoption of the merger agreement. See "The Merger--Reasons for the Merger."

Required Vote

   Adoption of the merger agreement requires the affirmative vote of a majority of the outstanding shares of Nichols common stock entitled to vote at the special meeting. Each share of outstanding Nichols common stock entitles its holder to one vote.

Record Date

   Nichols' board has fixed October 8, 1999, as the record date for the Nichols special meeting. Only stockholders of record at the close of business on the record date will receive notice of and be able to vote at the Nichols special meeting. At the close of business on the record date, there were 14,266,547 shares of Nichols common stock outstanding held by about 1,779 record holders.

NICHOLS SPECIAL MEETING

   As of the record date, directors, executive officers and affiliates of Nichols beneficially owned 2,415,854 shares of Nichols common stock, including options exercisable within 60 days, entitling them to exercise approximately 16.76% of the voting power of the Nichols common stock.

Quorum

   A majority of the Nichols common shares entitled to vote must be present at the special meeting, either in person or by proxy, in order for there to be a quorum at the special meeting. There must be a quorum in order for the vote on the merger agreement to occur.

   We will count the following shares of Nichols common stock as present at the special meeting for purposes of determining whether or not a quorum exists:

  . shares held by persons who attend or are represented at the Nichols special meeting whether or not the shares are voted,

  . shares for which Nichols has received properly executed proxies, and

  . shares held by brokers in nominee or street name for beneficial owners who have not given their brokers specific instructions on how to vote shares.

Proxies

   You should complete and return the accompanying proxy card whether or not you plan to attend the special meeting in person. All properly executed proxies received by Nichols before the special meeting that are not revoked will be voted at the special meeting in accordance with the instructions indicated on the proxies or, if no direction is indicated, FOR approval of the merger agreement. Properly executed proxies also will be voted for any adjournment or postponement of the Nichols special meeting for the purpose of soliciting additional votes to approve the merger agreement, if necessary.

   Proxies marked "Abstain" will not be voted at the special meeting. In addition, under Nasdaq rules, your broker cannot vote Nichols common shares without specific instructions from you. You should follow the directions your broker provides to you regarding how to instruct your broker to vote your shares. Abstentions and broker non-votes will have the same effect as votes against adoption of the merger agreement. Accordingly, Nichols' board of directors urges Nichols stockholders to complete, date and sign the accompanying proxy and return it promptly in the enclosed, postage-paid envelope.

Revocation

   Your grant of a proxy on the enclosed proxy card does not prevent you from voting in person or otherwise revoking your proxy at any time before it is voted at the special meeting. To revoke your proxy, either:

  . deliver a signed notice of revocation or a properly executed new proxy bearing a later date to:

       Corporate Investor Communications, Inc.
       111 Commerce Road
       Carlstadt, New Jersey 07072; or

  . attend the Nichols special meeting and vote your shares in person.

NICHOLS SPECIAL MEETING

   Attendance at the special meeting will not, in and of itself, have the effect of revoking the proxy.

Solicitation of Proxies

   The solicitation of the enclosed proxies from Nichols stockholders is made on behalf of Nichols' board. Nichols will pay the entire cost of soliciting proxies. In addition to the solicitation of proxies by mail, Nichols will ask banks, brokers and other record holders to send proxies and proxy materials to the beneficial owners of the stock and secure their voting instructions, if necessary. Nichols will reimburse these record holders for their reasonable expenses in forwarding these proxy materials. Nichols has engaged Corporate Investor Communications Inc. to assist it in soliciting proxies from banks, brokers and nominees and has agreed to pay approximately $6,000 plus reasonable out-of-pocket expenses for these services. Nichols may also use several of its employees, who will not be specially compensated, to solicit proxies from Nichols stockholders.

NICHOLS SPECIAL MEETING

                                   THE MERGER

General

   The boards of directors of Computer Sciences and Nichols have each unanimously approved the merger agreement, which provides for the acquisition by Computer Sciences of Nichols through a merger that will result in Nichols becoming a wholly owned subsidiary of Computer Sciences and you becoming Computer Sciences stockholders. Upon completion of the merger, each share of your Nichols common stock will be converted into a fraction of a share of Computer Sciences common stock having a market value between $25.20 and $30.80 per share, unless the average closing price of Computer Sciences common stock over a specified period prior to the special meeting is below $52.9552 per share. If the average closing price is below $52.9552 per share and Nichols does not exercise its right to terminate the merger agreement, you will receive
0.476 of a share of Computer Sciences common stock, which may have a market value below $25.20. See "--The Exchange Ratio."

   Each share of Computer Sciences common stock issued to you will also represent one series A preferred share purchase right issued under Computer Sciences' stockholder rights plan. See "Comparison of Stockholders Rights-- Rights Plans."

Background of the Merger

   At the beginning of 1999, in an effort to enhance stockholder value, Nichols' board began to explore strategic alternatives, including the possible sale of the company as well as the possible initial public offering of one or more of its subsidiaries.

   In January 1999, Nichols' board decided to pursue an initial public offering of its wholly owned subsidiary, Nichols TXEN Corporation. On January 22, 1999, Nichols TXEN filed a registration statement with the Securities and Exchange Commission for the initial public offering of its common stock.

   In March 1999, in order to assist Nichols in implementing its strategy, Nichols' board appointed its chairman, Chris Horgen, as chief executive officer, a position he had previously held until stepping down in September 1997. Nichols' board also decided to continue to explore other strategic alternatives while it prepared the initial public offering of Nichols TXEN. Nichols' board engaged Goldman, Sachs & Co. to assist Nichols in identifying and evaluating strategic alternatives, including the potential sale of Nichols. Nichols' board also retained Weil, Gotshal & Manges LLP to provide advice regarding the fiduciary duties of the directors and other legal matters that might arise in connection with a possible transaction.

   On April 8, 1999, Goldman Sachs began contacting potential strategic and financial buyers. Potential buyers were selected based on their existing businesses and financial capacity. Approximately fifteen companies were contacted. Eight of these signed confidentiality agreements entitling them to receive confidential information prepared by Nichols for this purpose. Four companies, including Computer Sciences, were invited to attend presentations by Nichols' senior management.

   On April 26, 1999, Goldman Sachs outlined for Nichols' board its process to identify and approach potential buyers. Goldman Sachs reported on the status of these discussions.

THE MERGER

   On May 17, 1999, Nichols' board held a meeting at which Goldman Sachs updated the board on its progress in identifying potential buyers and preliminary discussions with them.

   On June 18, 1999, Nichols' board held a meeting at which Goldman Sachs further updated the board on the status of discussions with potential buyers. At that meeting, Weil, Gotshal & Manges reviewed the board's fiduciary duties in connection with its review of strategic alternatives. Based on these presentations and the board's view of the value to Nichols stockholders that the pending Nichols TXEN public offering could provide, the board concluded that the Nichols TXEN initial public offering presented the best opportunity at that time to create value for Nichols stockholders. As a result, the board decided to terminate discussions regarding a possible sale of Nichols and directed Goldman Sachs to discontinue its efforts to identify a potential buyer.

   In August 1999, due to unfavorable market conditions, the underwriters of the Nichols TXEN initial public offering advised Nichols to postpone the offering. In light of the postponement of the offering, Nichols' board directed Goldman Sachs to resume its discussions with potential buyers.

   During the second and third weeks of August 1999, Goldman Sachs contacted potential buyers and explored with them alternative transaction structures and preliminary valuations of Nichols. These potential buyers included companies that had previously expressed an interest in acquiring Nichols.

   Goldman Sachs updated the board on the status of these discussions at the board's August 19, 1999 meeting. After deliberations among the directors, Nichols' board directed Nichols management and Goldman Sachs to negotiate with interested parties to clarify the terms of their proposals. Prior to the meeting and throughout the process, members of Nichols' board were kept advised by Nichols' management on an informal basis of the status of the discussions with Computer Sciences and the other interested parties.

   Over the next several days, Nichols management and Goldman Sachs held discussions with potential buyers. Some of these parties said they were interested in merger transactions with Nichols, although at lower valuations of Nichols than the Computer Sciences offer discussed below.

   On August 23, 1999, Mr. Horgen and representatives of Goldman Sachs met with Van Honeycutt, chairman, president and chief executive officer of Computer Sciences, and other members of Computer Sciences' management, to discuss the terms of a proposed transaction. Computer Sciences said it was interested in a stock-for-stock merger accounted for as a pooling-of-interests with a preliminary valuation of Nichols of approximately $28 per share.

   On August 24, 1999, Nichols' management and representatives of Goldman Sachs again met with Computer Sciences management. The parties discussed, among other items, possible merger exchange ratios, the structure of the merger, due diligence procedures and timing.

   On August 26, 1999, Nichols' board met and was advised of the terms proposed by Computer Sciences as well as the preliminary indications given by other interested parties. Mr. Horgen reviewed management's preliminary assessment of Computer Sciences' business, financial condition and prospects, and the strategic advantages that might arise from a merger with Computer Sciences. Mr. Horgen also reviewed the status of the discussions to date with other potential buyers.

THE MERGER

   After deliberation, Nichols' board authorized Nichols' management and its financial and legal advisors to continue discussions with Computer Sciences with a view to negotiating a merger agreement. Mr. Horgen communicated the board's decision to Computer Sciences. Nichols retained The Robinson-Humphrey Company, LLC to assist Nichols' board and management in evaluating the fairness of the Computer Sciences proposal. Nichols directed Mark Dunkel, an independent consultant under contract to Nichols, to assist Nichols in the due diligence investigation of Computer Sciences.

   On August 26, 1999, counsel for Computer Sciences distributed a draft merger agreement to Nichols and its legal counsel and financial advisors. Thereafter, the parties, acting through their legal counsel and financial advisors, negotiated the definitive merger agreement, including exchange ratio formulas, closing conditions, termination rights and other provisions. During the period from August 30, 1999 through September 17, 1999, the parties conducted due diligence investigations.

   On September 13, 1999, members of Nichols' board were provided with the draft merger agreement, a summary of its material terms and other documents relating to the proposed transaction, as well as materials prepared by Goldman Sachs and Robinson-Humphrey relating to the merger.

   The final terms of the merger agreement were negotiated between September 13 and September 18, 1999. The exchange ratio was determined after extensive negotiations between Nichols and Computer Sciences. The historical fluctuations in the prices of shares of Nichols common stock and Computer Sciences common stock were considered, as well as the parties' views of the value of the two companies. These negotiations involved, at various times, senior management of Nichols and Computer Sciences and their financial advisors and legal counsel.

   On September 18, 1999, Nichols' board met at the Nichols offices in Huntsville, Alabama to consider the proposed merger agreement, the merger and related transactions. Weil, Gotshal & Manges summarized the material provisions of the proposed merger agreement and the results of final negotiations on the contractual terms and other related matters and responded to questions from members of Nichols' board. Mr. Dunkel presented a summary of the due diligence investigation of Computer Sciences. Each of Goldman Sachs and Robinson-Humphrey made presentations regarding the businesses of both Nichols and Computer Sciences, including financial matters, corporate structure, stock market trading histories and stock ownership. They also reviewed, among other things, the background of the proposed merger, presented their financial and valuation analyses of the transaction and responded to questions from members of Nichols' board. Representatives of Goldman Sachs and Robinson-Humphrey then rendered oral opinions, subsequently confirmed by delivery of written opinions dated September 19, 1999 and September 18, 1999, copies of which are attached as Appendices B and C to this proxy statement/prospectus, to the effect that, as of these dates, the exchange ratio as defined in the merger agreement was fair to the Nichols stockholders from a financial point of view.

   After a discussion of all of the relevant considerations and full opportunity for each of the directors to ask questions, Nichols' board unanimously:

  . determined that the merger and the merger agreement were advisable and fair to and in the best interests of Nichols and its stockholders;

  . approved the merger and merger agreement and authorized the execution and delivery of the merger agreement; and

THE MERGER

  . resolved to recommend that the Nichols stockholders adopt the merger agreement.

   On September 19, 1999, the Computer Sciences' board approved the transaction and Computer Sciences informed Nichols that it was prepared to enter into the merger agreement.

   Nichols and Computer Sciences signed the merger agreement on September 19, 1999 and issued a joint press release announcing the merger agreement and the proposed transaction prior to the opening of business on September 20, 1999.

Reasons for the Merger

   Nichols' board has determined that the merger and the merger agreement are advisable and fair to, and in the best interests of, Nichols and its stockholders. At a meeting held on September 18, 1999, Nichols' board unanimously approved the merger and the merger agreement and resolved to recommend that the stockholders of Nichols vote for adoption of the merger agreement.

   In reaching its conclusion, Nichols' board considered the factors listed below, which, in the view of the board, supported its determination. The following discussion of factors considered by Nichols' board is not intended to be exhaustive but summarizes the material factors considered.

  . The merger represents a 9.8% premium over the closing price of Nichols common stock ($25.50) on The Nasdaq Stock Market on September 17, 1999, the last trading day prior to the announcement of the proposed merger, based on the merger consideration of $28.00 per share, which is the midpoint between the maximum merger consideration of $30.80 per Nichols' share and the $25.20 value below which Nichols has a walk-away right under the merger agreement. Nichols' board evaluated the premium in light of the public speculation before and after Nichols announced on September 3, 1999 that it had retained Goldman Sachs to advise it in evaluating strategic alternatives. In particular, Nichols' board noted that the merger represents a 28.0% premium over the closing price of Nichols' stock ($21.88) on August 23, 1999, the date on which Computer Sciences made its preliminary proposal to Nichols, based on the midpoint per share consideration of $28.00.

  . There is a larger trading market for Computer Sciences common stock which will give Nichols stockholders a more liquid security than Nichols stock.

  . Computer Sciences common stock has greater potential for appreciation and growth than Nichols common stock, on both a short- and long-term basis.

  . The merger will give Nichols stockholders the opportunity to participate in the ownership of a larger, more diversified company than Nichols.

  . As a result of consolidation in the information technology services industry in which Nichols competes, many of Nichols' competitors are substantially larger than Nichols, with greater financial, personnel and other resources, making it more difficult for Nichols to compete. The merger will provide Nichols access to greater resources to enable it to compete more effectively in its industry.

  . Nichols' strategic and marketing position will be stronger as a part of Computer Sciences than as a stand-alone company.

  . The merger will be treated as a tax-free reorganization for federal income tax purposes.

THE MERGER

  . Nichols' board received the opinions of Goldman Sachs and Robinson-
    Humphrey, to the effect that, as of September 19, 1999 and September 18, 1999, respectively, the exchange ratio was fair to Nichols' stockholders from a financial point of view.

  . Nichols may terminate the merger agreement if the average closing price of Computer Sciences stock during a specified period is below $52.9552 or if an event occurs having a material adverse effect on Computer Sciences' business or which impairs Computer Sciences' ability to complete the merger. The specified period is fifteen days selected at random from the twenty trading days ending on November 10, 1999.

  . The merger agreement does not preclude Nichols' board from withdrawing or modifying its recommendation to stockholders and/or providing information to and negotiating with third parties that have made an unsolicited written acquisition proposal if Nichols' board determines in good faith, after consulting with its financial and legal counsel, that the third-party proposal, if completed, would be more favorable to Nichols' stockholders than the merger, that the third-party proposal is reasonably capable of being completed in accordance with its terms and that the board is required to do so in order to comply with its fiduciary duties. Nichols' board noted that this could allow flexibility in considering other written offers, were any received, although this flexibility is limited as discussed below under "The Merger Agreement--No Solicitation of Transactions" on page 58.

  . The merger is expected to be accounted for as a pooling-of-interests under generally accepted accounting principles.

  . Nichols and its advisors had undertaken an extensive process over a six month period to solicit proposals for business combinations involving Nichols. Although the sale process was interrupted when Nichols decided to pursue the Nichols TXEN initial public offering, the sale process was resumed when the initial public offering was postponed and each of the parties that had expressed a preliminary interest, as well as other parties, were contacted.

   In the course of its deliberations, Nichols' board reviewed with Nichols' management and its financial advisors a number of additional factors, including:

  . historical information on Computer Sciences' and Nichols' businesses, financial performance and conditions, operations, technologies, management and competitive positions, including recent public filings for each company filed with the Securities and Exchange Commission;

  . current financial market conditions and historical market prices, volatility and trading information with respect to Computer Sciences common stock and Nichols common stock;

  . the consideration to be received by Nichols stockholders in the merger and an analysis of the market value of the Computer Sciences common stock to be issued in exchange for each share of Nichols common stock in light of comparable merger transactions;

  . the likelihood that the merger would be completed, the conditions to completion of the merger, including the likelihood of obtaining the regulatory approvals required, and the risks to Nichols if the merger is not completed; and

THE MERGER

  . reports from management and financial advisors on the result of their due diligence investigation of Computer Sciences.

   Nichols' board also considered:

  . the risk that the merger would not be consummated;

  . the substantial management time and effort that would be required to consummate the merger and integrate the operations of the two companies; and

  . other matters described under "Risk Factors."

   In the judgment of Nichols' board, the potential benefits of the merger outweighed these considerations.

   The members of Nichols' board evaluated the merger in light of their knowledge of the business, financial condition and prospects of Nichols and Computer Sciences, and based on the advice of financial advisors and legal counsel. Nichols' board also considered the continued operation of Nichols as an independent company, but in light of the favorable factors set forth above, it decided that the merger provided a better alternative. In view of the variety of factors considered in its evaluation of the merger, Nichols' board did not find it practicable to, and did not, quantify or otherwise assign relative weights to the specific factors considered in reaching its determination. In addition, individual members of Nichols' board may have given different weight to different factors. For a discussion of the interests of members of Nichols' board in the merger, see "--Interests of Nichols' Directors and Officers in the Merger" on page 50. Nichols' board recognized these interests and determined that they neither supported nor detracted from the advisability of the merger to Nichols stockholders.

The Exchange Ratio

   As a result of the merger, all outstanding shares of Nichols common stock will be exchanged for Computer Sciences common stock, except for fractional shares, which will be converted into cash. The following is a summary of the exchange ratio.

   The exchange ratio is the fraction of a share of Computer Sciences common stock that stockholders will receive in the merger for each share of Nichols common stock they own. Because the market value of Computer Sciences common stock will fluctuate for any number of reasons, including those specific to Computer Sciences and those that influence the trading prices of equity securities generally, Computer Sciences and Nichols have agreed to calculate the exchange ratio based on the average closing price of Computer Sciences common stock for fifteen days selected at random out of the twenty trading days ending on November 10, 1999. Because the exchange ratio is calculated using Computer Sciences common stock prices from shortly before the merger, the actual market value of the Computer Sciences common stock you will receive when the merger is completed may be higher or lower than the value used to calculate the exchange ratio. We intend to issue a press release several days before the special meeting that will disclose the average closing price of Computer Sciences common stock for the fifteen days selected and the corresponding exchange ratio.

THE MERGER

   The following summarizes how the exchange ratio will be determined. You can also find below a table that gives examples of the average closing price of Computer Sciences common stock, the corresponding exchange ratios, and the corresponding values of the fractional Computer Sciences share to be received for each Nichols share.

  . If the average closing price of Computer Sciences common stock is between $59.5746 and $72.8134, the exchange ratio will be 0.423 shares of Computer Sciences common stock for each share of Nichols common stock, corresponding to a value between $25.20 and $30.80, based on the average closing price of Computer Sciences common stock.

  . If the average closing price is above $72.8134, the exchange ratio will be set so that the Computer Sciences average closing price times the exchange ratio equals $30.80.

  . If the average closing price is between $52.9552 and $59.5746, the exchange ratio will be set so that the Computer Sciences average closing price times the exchange ratio equals $25.20.

  . If the average closing price is less than $52.9552, the exchange ratio will be fixed at 0.476 shares of Computer Sciences common stock for each share of Nichols common stock. In this case, Nichols has the right to terminate the merger agreement. However, if Nichols does not terminate the merger agreement, you will receive 0.476 Computer Sciences shares, which may have a market value below $25.20.

   The columns in the table present the following information:

   (a) examples of average closing prices of Computer Sciences common stock between $84.00 to $48.00 per share,

   (b) the corresponding exchange ratio, showing the fraction of a share of Computer Sciences common stock that would be issued for one share of Nichols common stock at each of the average closing prices presented in the table, and

   (c) the corresponding value of the Computer Sciences common stock issued for each Nichols share in the merger. These numbers are determined by multiplying each of the average closing prices presented in the table by the corresponding exchange ratio.

THE MERGER

 Table of Examples of Computer Sciences Average Closing Stock Prices, Exchange
       Ratios and Value of Computer Sciences Common Stock to Be Received.

          (a)                        (b)                                     (c)
                                                                      Value of Computer
   Computer Sciences                                                Sciences common stock
    average closing                Exchange                         received per share of
      stock price                   Ratio                           Nichols common stock
   -----------------               --------                         ---------------------
        $84.00                      0.367                                  $30.80
         82.00                      0.376                                   30.80
         78.00                      0.395                                   30.80
         74.00                      0.416                                   30.80
         72.81                      0.423                                   30.80
         70.00                      0.423                                   29.61
         68.00                      0.423                                   28.76
         66.00                      0.423                                   27.92
         64.00                      0.423                                   27.07
         62.00                      0.423                                   26.23
         59.57                      0.423                                   25.20
         58.00                      0.434                                   25.20
         54.00                      0.467                                   25.20
         52.96                      0.476                                   25.20
         50.00*                     0.476                                   23.80
         48.00*                     0.476                                   22.85

--------
* If the average stock price is less than $52.9552, Nichols may terminate the merger agreement.

   The values of Computer Sciences common stock are only examples and do not represent the actual amounts per share of Nichols common stock that you will realize on or after the date of the merger. The amount you realize if you sell your new Computer Sciences common stock will depend on the market price of Computer Sciences common stock at the time of the sale. That price will fluctuate depending upon any number of reasons, including those specific to Computer Sciences and those that influence the trading prices of equity securities generally.

Opinion of Nichols' Financial Advisors

 Goldman, Sachs & Co. Opinion

   On September 18, 1999, Goldman Sachs delivered its oral opinion to Nichols' board that, as of such date, the exchange ratio was fair from a financial point of view to the holders of Nichols common stock. Goldman Sachs subsequently confirmed its oral opinion by delivery of its written opinion dated September 19, 1999.

   The full text of Goldman Sachs' written opinion dated September 19, 1999, states the assumptions made, matters considered and limitations on the review undertaken in connection with the opinion. It is attached as Appendix B and is incorporated by reference in this proxy statement/prospectus. You should read the opinion in its entirety.

   In connection with its opinion, Goldman Sachs reviewed, among other things,

  . the merger agreement;

THE MERGER

  . annual reports to stockholders and annual reports on Form 10-K of Nichols for the five fiscal years ended August 31, 1998;

  . annual reports to stockholders and annual reports on Form 10-K of Computer Sciences for the five fiscal years ended April 2, 1999;

  . interim reports to stockholders and quarterly reports on Form 10-Q of Nichols and Computer Sciences;

  . other communications from Nichols and Computer Sciences to their respective stockholders; and

  . internal financial analyses and forecasts for Nichols prepared by its management.

   Goldman Sachs also held discussions with members of the senior management of Nichols and Computer Sciences regarding the strategic rationale for, and the potential benefits of, the merger and the past and current business operations, financial condition and future prospects of the companies. In addition, Goldman
Sachs:

  . reviewed the reported price and trading activity for Nichols common stock and Computer Sciences common stock;

  . compared financial and stock market information for Nichols and Computer
    Sciences with similar information for other publicly traded companies;

  . reviewed the financial terms of recent business combinations in the information technology services industry specifically and in other industries generally; and

  . performed other studies and analyses Goldman Sachs considered appropriate.

   Goldman Sachs relied upon the accuracy and completeness of all of the financial and other information reviewed by it and assumed such accuracy and completeness for purposes of rendering its opinion. Computer Sciences declined to provide Goldman Sachs with its internal financial projections which Goldman Sachs had requested. Goldman Sachs' review of Computer Sciences' estimated future financial performance for the purpose of rendering Goldman Sachs' opinion was limited to publicly available research analysts' estimates of Computer Sciences' future financial performance. Computer Sciences confirmed to Goldman Sachs that it was comfortable with the range of research analysts' estimates for fiscal year 2000. Goldman Sachs neither made nor received an independent evaluation or appraisal of the assets and liabilities of Nichols or Computer Sciences or any of their subsidiaries.

   Goldman Sachs has assumed, with the consent of Nichols' board, that the merger will be accounted for as a pooling-of-interests under generally accepted accounting principles. Goldman Sachs also assumed that all material governmental, regulatory or other consents and approvals necessary to complete the merger will be obtained without any adverse effect on Nichols or Computer Sciences or on the contemplated benefits of the merger. The advisory services and opinion of Goldman Sachs were provided for the information and assistance of Nichols' board in connection with its consideration of the merger, and the opinion does not constitute a recommendation as to how any holder of Nichols common stock should vote with respect to the merger.

THE MERGER

   The following is a summary of the material financial analyses used by Goldman Sachs in connection with providing its opinion to Nichols' board of directors.

   The following summaries of financial analyses include information presented in tables. You should read these tables together with the text of each summary.

   (1) Historical Stock Trading Analysis. Goldman Sachs reviewed the historical trading prices and volumes for Nichols common stock and Computer Sciences common stock. Goldman Sachs also calculated the ratio of the average market price of Nichols common stock to the average market price of Computer Sciences common stock over selected periods ending on September 15, 1999 as follows:

     Period                                               Average Exchange Ratio
     ------                                               ----------------------
     3 Months............................................         0.318
     6 Months............................................         0.321
     1 Year..............................................         0.327
     5 Years.............................................         0.465

   (2) Premium Analysis. Goldman Sachs analyzed the closing price of Nichols common stock at different times during the past year in relation to the per share consideration of $28.00, which is the midpoint between the maximum merger consideration of $30.80 per Nichols' share and the $25.20 value below which Nichols has a walk-away right under the merger agreement. This analysis indicated that per share consideration of $28.00 would represent the following premiums to recent market prices:

     Date                                          Recent Closing Price Premium
     ----                                          -------------------- -------
     September 17, 1999--Last trading day before
      announcement of the merger.................         $25.50          9.8%
     August 23, 1999--The day Computer Sciences
      made preliminary proposal to Nichols.......         $21.88         28.0%
     February 1, 1999--52 week high..............         $26.00          7.7%
     March 9, 1999--52 week low..................         $15.63         79.2%

   (3) Selected Companies Analysis. Goldman Sachs reviewed and compared selected financial information, ratios and public market multiples for Nichols and Computer Sciences to corresponding financial information, ratios and public market multiples for the following seven publicly-traded aerospace and defense companies:

  . The Boeing Company;

  . General Dynamics Corporation;

  . Litton Industries, Inc.;

  . Lockheed Martin Corporation;

  . L-3 Communications Corporation;

THE MERGER

  . Northrop Grumman Corporation; and

  . Raytheon Company;

and for the following four publicly-traded information technology companies:

  . Affiliated Computer Services, Inc.;

  . CACI International, Inc.;

  . Electronic Data Systems Corporation; and

  . Perot Systems Corporation.

   The selected companies were chosen because they are publicly-traded companies with operations that for purposes of analysis may be considered similar to Nichols and Computer Sciences. Goldman Sachs calculated and compared various financial multiples and ratios. The multiples and ratios were calculated using the closing price for the common stock of Nichols and Computer Sciences and each of the selected companies on September 17, 1999 and were based on the most recent publicly available information. Goldman Sachs' analyses of the selected companies compared the following to the results for Nichols and Computer Sciences:

  . closing share price on September 17, 1999 as a percentage of 52-week high share price;

  . levered market capitalization, which is the market value of common equity plus the book value of debt less the book amount of cash, as a multiple of latest 12 months revenue;

  . levered market capitalization as a multiple of latest quarter annualized revenues;

  . levered market capitalization as a multiple of latest 12 months earnings before interest and taxes, or EBIT;

  . levered market capitalization as a multiple of latest quarter annualized
    EBIT;

  . levered market capitalization as a multiple of latest 12 months earnings before interest, taxes, depreciation and amortization, or EBITDA; and

  . levered market capitalization as a multiple of latest quarter annualized
    EBITDA.

   The results of these analyses are summarized as follows:

                                                                 Selected Publicly-
                                                                 Traded Information
                                                                Technology Companies
                             Selected Publicly-Traded                (Including
Percentage/ Multiple      Aerospace and Defense Companies        Computer Sciences)
--------------------      ------------------------------------ -----------------------          Computer
                              Range        Median     Mean       Range     Median Mean  Nichols Sciences
                          --------------  -------------------- ----------  ------ ----  ------- --------
September 17, 1999 share
 price as a percentage
 of 52-week high share
 price..................      60.7%-89.9%      78.2%     75.4% 21.7%-88.9%  82.5% 70.9%  98.1%    85.9%
Levered market
 capitalization to
 latest 12 months
 revenue................       0.8x-1.6x       1.0x      1.1x   0.8x-1.8x   1.6x  1.4x   0.8x     1.4x
Levered market
 capitalization to
 latest quarter
 annualized revenue.....       0.8x-1.5x       1.0x      1.1x   0.6x-1.7x   1.4x  1.3x   0.7x     1.4x

THE MERGER

                                                Selected Publicly-Traded
                          Selected Publicly-     Information Technology
                         Traded Aerospace and     Companies (Including
Percentage/ Multiple       Defense Companies       Computer Sciences)
--------------------    ----------------------- ------------------------         Computer
                          Range    Median Mean     Range    Median Mean  Nichols Sciences
                        ---------- ------ ----- ----------- ------ ----- ------- --------
Levered market
 capitalization to
 latest 12 months
 EBIT.................. 9.0x-18.9x 13.2x  13.3x 12.6x-26.2x 19.9x  19.6x  13.7x   19.9x
Levered market
 capitalization to
 latest quarter
 annualized EBIT....... 7.5x-47.0x 12.0x  16.7x 10.9x-22.4x 20.3x  17.9x  11.7x   22.4x
Levered market
 capitalization to
 latest 12 months
 EBITDA................ 6.0x-11.6x 10.7x   9.5x  8.9x-16.1x 11.5x  11.9x   9.6x   11.0x
Levered market
 capitalization to
 latest quarter
 annualized EBITDA..... 5.4x-17.0x  9.8x   9.7x  8.4x-15.7x 10.6x  11.3x   8.6x   11.7x

   Goldman Sachs also compared the selected companies' stock price as a multiple of estimated calendar years 1999, 2000 and 2001 earnings per share, or EPS, to the results for Nichols and Computer Sciences. The EPS estimates were provided by Institutional Brokers Estimate System, or IBES. The results of these analyses are summarized as follows:

                                                  Selected Publicly-Traded
                         Selected Publicly-Traded  Information Technology
                              Aerospace and         Companies (Including
                            Defense Companies        Computer Sciences)
                         ------------------------ ------------------------         Computer
Multiple                    Range    Median Mean     Range    Median Mean  Nichols Sciences
--------                 ----------- ------ ----- ----------- ------ ----- ------- --------
Stock price to 1999
 estimated EPS.......... 10.0x-23.0x 18.2x  17.4x 15.6x-32.7x 26.4x  25.2x  20.4x   26.4x
Stock price to 2000
 estimated EPS.......... 9.2x-22.6x  16.0x  15.2x 13.6x-27.0x 22.3x  22.1x  17.6x   22.3x
Stock price to 2001
 estimated EPS.......... 8.6x-17.2x  12.6x  12.9x 11.9x-21.5x 19.1x  17.6x  15.4x   19.1x

   Goldman Sachs also compared the selected companies' compound annualized growth rate of earnings per share, as estimated by IBES, and the quotient, for calendar years 1999 and 2000, calculated by dividing the estimated price to earnings ratio by the estimated five-year growth rate of earnings per share, to the results for Nichols and Computer Sciences. The results of these analyses are summarized as follows:

                                                  Selected Publicly-Traded
                         Selected Publicly-Traded  Information Technology
                              Aerospace and         Companies (Including
                            Defense Companies        Computer Sciences)
                         ------------------------ ------------------------         Computer
Multiple                    Range    Median Mean     Range    Median Mean  Nichols Sciences
--------                 ----------- ------ ----- ----------- ------ ----- ------- --------
IBES estimated 5-year
 compound annualized
 growth rate............ 8.0%-20.0%  10.1%  12.0% 12.5%-24.0% 17.0%  17.7%  15.0%   17.0%
1999 estimated price to
 earnings to growth
 rate...................  0.9x-1.6x   1.2x   1.3x  0.9x-1.6x   1.1x   1.2x   1.2x    1.3x
2000 estimated price to
 earnings to growth
 rate...................  0.8x-1.5x   1.1x   1.1x  0.7x-1.4x   1.0x   1.0x   1.0x    1.1x

THE MERGER

   (4) Discounted Cash Flow Analysis for Nichols. Goldman Sachs performed a discounted cash flow analysis for Nichols using Nichols' management's estimates. Goldman Sachs calculated the present value of estimated free cash flows for the years 2000 through 2002 using discount rates ranging from 10.0% to 14.0%. Goldman Sachs calculated Nichols' terminal value in the year 2002 based on multiples of estimated 2002 EBITDA ranging from 6.0x to 10.0x. This terminal value was then discounted to present value using discount rates from 10% to 14%. This analysis produced implied enterprise values ranging from $311 million to $540 million and implied equity values per share of Nichols common stock ranging from $21.18 to $35.72.

   (5) Sensitivity Analysis. Goldman Sachs considered the impact of changes in EBIT margin and sales growth on free cash flows and on Nichols' terminal value. In connection with this sensitivity analysis, Goldman Sachs assumed a terminal multiple of 8.0 times estimated 2002 EBITDA and a 12.0% discount rate. Goldman Sachs considered changes relative to Nichols' management estimates of EBIT margin ranging from -2.0% to +2.0% and changes relative to Nichols' management estimates of sales growth ranging from -5.0% to +5.0%. This analysis produced implied enterprise values ranging from $306 million to $560 million and implied equity values per share ranging from $20.89 to $36.99.

   (6) Selected Transactions Analysis. Goldman Sachs analyzed information relating to 9 selected merger or acquisition transactions in the information technology industry since 1996, including:

  . transaction consideration as a multiple of current year sales of the company being acquired;

  . transaction consideration as a multiple of current year EBITDA of the company being acquired; and

  . transaction consideration as a multiple of current year EBIT of the company being acquired.

   The results of these analyses are summarized below:

     Current Year Multiple                                 Range    Mean  Median
     ---------------------                              ----------- ----- ------
     Sales............................................. 0.59x-4.90x 1.45x 1.01x
     EBITDA............................................ 8.0x-21.4x  12.8x 12.5x
     EBIT.............................................. 10.9x-23.9x 16.7x 17.0x

   (7) Analysis at Various Prices. Goldman Sachs calculated information relating to the merger based on each of the walk-away price of $25.20 per Nichols share, the maximum possible price of $30.80 per Nichols share and the mid-point of these two prices, $28.00 per Nichols share, including:

  . consideration as a multiple of the latest 12-months sales;

  . consideration as a multiple of the latest 12-months EBITDA; and

  . consideration as a multiple of the latest 12-months EBIT.

   The results of these calculations are summarized below:

                                                             Price per share of
                                                            Nichols common stock
                                                            --------------------
     Multiple of Latest 12-months                           $25.20 $28.00 $30.80
     ----------------------------                           ------ ------ ------
     Sales................................................. 0.82x  0.92x  1.02x
     EBITDA................................................  9.5x  10.6x  11.7x
     EBIT.................................................. 13.6x  15.2x  16.8x

THE MERGER

   (8) Contribution Analysis. Goldman Sachs analyzed the relative contribution of Computer Sciences and Nichols to the combined company resulting from the merger based on selected historical and estimated future operating and financial information for Nichols, Computer Sciences and the combined company based on Goldman Sachs' research and Nichols' management's forecasts. The results of these analyses are summarized as follows:

                                            Computer Sciences'     Nichols'
                                             Contribution to   Contribution to
                                             Combined Company  Combined Company
                                            ------------------ ----------------
Latest 12 months EBITDA....................        96.3%             3.7%
Fiscal year 2000 estimated EBITDA..........        96.2%             3.8%
Fiscal year 2001 estimated EBITDA..........        96.2%             3.8%
Latest 12 months EBIT......................        95.3%             4.7%
Fiscal year 2000 estimated EBIT............        95.4%             4.6%
Fiscal year 2001 estimated EBIT............        95.3%             4.7%
Latest 12 months net income................        95.5%             4.5%
Fiscal year 2000 estimated net income......        95.6%             4.4%
Fiscal year 2001 estimated net income......        95.8%             4.2%
Latest 12 months sales.....................        94.6%             5.4%
Fiscal year 2000 estimated sales...........        95.1%             4.9%
Fiscal year 2001 estimated sales...........        95.2%             4.8%
Pre-merger equity market capitalization
 based on September 17, 1999 prices........        96.6%             3.4%
Post-merger equity market capitalization
 assuming merger price of $28.00 per
 Nichols share.............................        96.4%             3.6%
Post-merger equity market capitalization
 assuming merger price of $25.20 per
 Nichols share.............................        96.4%             3.6%
Post-merger equity market capitalization
 assuming merger price of $30.80 per
 Nichols share.............................        96.4%             3.6%
Pre-merger enterprise value................        96.8%             3.2%
Post-merger enterprise value assuming
 merger price of $28.00 per
 Nichols shares............................        96.4%             3.6%

   (9) Pro Forma Merger Analysis. Goldman Sachs prepared pro forma analyses of the financial impact of the merger using Institutional Brokers Estimate System values for each of Nichols and Computer Sciences. For the years 2000, 2001 and 2002, Goldman Sachs compared the earnings per share of Computer Sciences common stock on a standalone basis to the earnings per share of the common stock of the combined company on a pro forma basis. Goldman Sachs performed this analysis excluding any of the possible benefits that may be realized following the merger as well as using estimated annual after-tax benefits of $6 million after the merger. Based on such analyses, the merger would increase earnings per share of Computer Sciences common stock in each of 2000, 2001 and 2002.

   (10) Stockholder Value Sensitivity Analysis. Goldman Sachs considered the impact of changes in the fiscal year 2000 estimated price to earnings ratio of Computer Sciences on the value of the Computer Sciences common stock Nichols stockholders will receive in the merger. In connection with this sensitivity analysis, Goldman Sachs considered Computer Sciences' price to earnings ratio at the time of the transaction ranging from 20.8x to 31.1x and variations in the year 2000 price to earnings ratio ranging from -2.0x to +2.0x. This analysis produced implied per share values to Nichols' stockholders ranging from $22.83 to $33.17.


THE MERGER

   The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or of the summary set forth above, without considering the analyses as a whole, could create an incomplete view of the processes underlying Goldman Sachs' opinion. In arriving at its fairness determination, Goldman Sachs considered the results of all its analyses. No company or transaction used in the above analyses as a comparison is directly comparable to Nichols or Computer Sciences or the contemplated merger.

   The analyses were prepared solely for purposes of providing an opinion to Nichols' board as to the fairness from a financial point of view to Nichols stockholders of the exchange ratio. The analyses do not purport to be appraisals or necessarily reflect the prices at which businesses or securities actually may be sold. Analyses based on forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by such analyses. Because such analyses are inherently subject to uncertainty, being based on numerous factors or events beyond the control of the parties or their advisors, none of Nichols, Computer Sciences, Goldman Sachs or any other person assumes responsibility if future results are materially different from those forecast.

   As described above, Goldman Sachs' opinion to Nichols' board of directors was one of many factors taken into consideration by Nichols' board of directors in making its determination to approve the merger. The foregoing summary does not purport to be a complete description of the analyses performed by Goldman Sachs but contains a description of all material analyses performed by Goldman Sachs.

   Goldman Sachs, as part of its investment banking business, is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. Goldman Sachs is familiar with Nichols because Goldman Sachs is one of Nichols' financial advisors in connection with the merger, and Goldman Sachs participated in some of the negotiations leading to the merger agreement.

   Goldman Sachs also has provided investment banking services to Computer Sciences from time to time, including having acted as co-manager of a public offering of $200 million aggregate principal amount of 6.25% Notes due 2009 in March 1999, as co-manager of a public offering of $150 million aggregate principal amount of 6.5% Notes due 2001 in December 1996, as financial advisor to Computer Sciences in connection with Computer Sciences' acquisition of The Continuum Company, Inc. in 1996 and as financial advisor to Computer Sciences in connection with the defense of Computer Sciences from an unsolicited tender offer made by Computer Associates International Incorporated in 1998. As of September 20, 1999, Goldman Sachs accumulated a long position of 110,687 shares of Computer Sciences common stock against which Goldman Sachs is short
27,248 shares of Computer Sciences common stock and also held $6,850,000 aggregate principal amount of Computer Sciences' 6.25% Notes.

   Goldman Sachs provides a full range of financial advisory and securities services and, in the course of its normal trading activities, may from time to time effect transactions and hold securities, including derivative securities, of Nichols or Computer Sciences for its own account and for the accounts of customers. Goldman Sachs may provide investment banking services to Computer Sciences and its subsidiaries in the future.

THE MERGER

   By letter agreement dated April 6, 1999, Nichols engaged Goldman Sachs to act as its financial advisor in connection with the possible sale of, or a business combination involving, all or a portion of the stock or assets of Nichols. Pursuant to the terms of this letter agreement, Nichols has agreed to pay Goldman Sachs a fee of 1% of the aggregate consideration paid in the merger. Nichols also agreed to reimburse Goldman Sachs for its reasonable out-of-pocket expenses, including attorneys' fees, and to indemnify Goldman Sachs against certain liabilities, including certain liabilities under the federal securities laws.

 The Robinson-Humphrey Company, LLC Opinion

   Nichols retained The Robinson-Humphrey Company, LLC to deliver its opinion as to the fairness, from a financial point of view, of the consideration to be received by Nichols stockholders in the merger. At the September 18, 1999 meeting of Nichols' board held to evaluate the merger agreement, Robinson-Humphrey rendered its opinion to Nichols' board to the effect that, as of the date of that opinion and based upon and subject to the matters stated in the opinion, the consideration to be received by Nichols stockholders in the merger is fair, from a financial point of view, to Nichols stockholders.

   In the opinion of Nichols, no significant events or changes in information have occurred since the date of the Robinson-Humphrey opinion that would alter the factual basis for that opinion. However, if a significant event or change does occur, including an amendment to the merger agreement that materially affects the financial terms of the merger agreement, Nichols may request a revised fairness opinion.

   The full text of the opinion of Robinson-Humphrey, which states the assumptions made, matters considered and limitations on the review undertaken, is attached to this proxy statement/prospectus as Appendix C and is incorporated in this proxy statement/prospectus by this reference. You are urged to read the opinion in its entirety.

   The opinion of Robinson-Humphrey is directed to Nichols' board and relates only to the fairness of the consideration to be received by Nichols stockholders in the merger from a financial point of view. The Robinson-Humphrey opinion does not address any other aspect of the merger and does not constitute a recommendation to any stockholder as to how that stockholder should vote on the merger. The consideration to be received by Nichols stockholders in the merger was determined through negotiations between Nichols and Computer Sciences and was approved by Nichols' board.

   In arriving at its opinion, Robinson-Humphrey took the following actions:

  . reviewed a draft of the merger agreement;

  . reviewed publicly available financial and other information concerning
    Nichols and Computer Sciences which Robinson-Humphrey believed to be relevant to its inquiry;

  . reviewed financial and operating information on the business, operations and prospects of Nichols furnished to Robinson-Humphrey by Nichols;

  . compared the historical financial results and present financial condition of each of Nichols and Computer Sciences with those of other companies that Robinson-Humphrey deemed relevant;

  . reviewed recent trading histories of Nichols common stock and Computer
    Sciences common stock;

THE MERGER

  . compared the financial terms of the merger with the financial terms of other transactions that Robinson-Humphrey deemed relevant;

  . had discussions with the management of Nichols and Computer Sciences concerning their businesses, operations, assets, present conditions and future prospects; and

  . undertook other studies, analyses and investigations that it deemed appropriate.

   In rendering its opinion, Robinson-Humphrey assumed and relied on the accuracy and completeness of all information it reviewed for the purposes of its opinion. Robinson-Humphrey did not independently verify this information. Robinson-Humphrey did not make or obtain an independent evaluation, appraisal or physical inspection of any assets or liabilities of Nichols or Computer Sciences. In addition, Robinson-Humphrey did not solicit indications of interest from third parties with respect to the purchase of all or a part of Nichols' business.

   Robinson-Humphrey assumed that:

  . the financial forecast information provided by Nichols was reasonably prepared and reflected the best currently available estimates and judgment of Nichols' management as to the expected future financial performance of Nichols;

  . the final form of the merger agreement would be substantially similar to the last draft reviewed by Robinson-Humphrey; and

  . in the course of obtaining the necessary consents or approvals, contractual or otherwise, for the merger, no restrictions, including any divestiture requirements or amendments or modifications, would be imposed that would significantly reduce the value of the Computer Sciences stock you will receive in the merger.

   Although Computer Sciences did not make any internal financial projections available to Robinson-Humphrey, Computer Sciences indicated that it was comfortable with the range of research analysts' estimates for fiscal year 2000. Robinson-Humphrey relied on publicly available research analysts' estimates of Computer Sciences' future performance. The Robinson-Humphrey opinion is necessarily based on market, economic and other conditions as they existed and could be evaluated on, and on the information made available to Robinson-Humphrey as of the date of its opinion.

   At the September 18, 1999 meeting of Nichols' board, Robinson-Humphrey presented financial analyses accompanied by written materials in connection with the delivery of its fairness opinion. In preparing its opinion, Robinson-Humphrey performed a variety of financial and comparative analyses, including those described below. Although this summary of these analyses is not a complete description of the analyses performed by Robinson-Humphrey's, this summary describes all material analyses underlying Robinson-Humphrey's opinion.

   The preparation of a fairness opinion is a complex analytic process involving many determinations of the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances. As a result, a fairness opinion is not readily susceptible to summary description. Accordingly, Robinson-Humphrey believes that its analyses must be considered as a whole and that selecting portions of its analyses and factors, without considering all analyses and factors, could create a misleading or incomplete view of the processes underlying such analyses and opinion.

THE MERGER

   In its analyses, Robinson-Humphrey made numerous assumptions about Nichols, Computer Sciences, industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of Nichols and Computer Sciences. The estimates contained in these analyses and the valuation ranges resulting from any particular analysis are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by these analyses. In addition, analyses relating to the value of businesses or securities are not appraisals and do not reflect the prices at which businesses or securities actually may be sold. Accordingly, Robinson-Humphrey's analyses and estimates are inherently subject to substantial uncertainty. Robinson-Humphrey's opinion and analyses were only one of several factors considered by Nichols' board in its evaluation of the merger and should not be viewed as having determined the views of Nichols' board or Nichols' management on the consideration to be received by Nichols stockholders in the merger. The following is a summary of the material financial and comparative analyses performed by Robinson-Humphrey in arriving at the Robinson-Humphrey opinion.

   (1) Analysis of Selected Publicly Traded Reference Companies. Using publicly available information concerning historical and projected financial performance, including published historical financial information and earnings estimates reported by First Call Corporation, a data service that monitors and publishes compilations of earnings estimates by selected research analysts regarding companies of interest to institutional investors, Robinson-Humphrey analyzed, among other things, the market values and trading multiples of Nichols and selected publicly-traded reference companies in the following industry groups:

  . the government and defense information technology consulting industry;

  . the healthcare information technology consulting industry; and

  . the commercial information technology consulting industry.

   We refer to these three groups as the Nichols' reference companies:

   Government Reference Companies           Commercial Reference Companies
   . Advanced Communications Systems, Inc.  .Affiliated Computer Services, Inc.
   . BTG, Inc.                              .Analysts International, Inc.
   . CACI International, Inc.               .CIBER, Inc.
   . Computer Sciences Corporation          .Complete Business Solutions, Inc.
   . GRC International, Inc.                .Computer Associates, Inc.
   . SCB Computer Technology, Inc.          .Computer Horizons Corporation
   . TRW, Inc.                              .Computer Sciences Corporation
                                            .Cotelligent, Inc.
   Healthcare Reference Companies           .Electronic Data Systems
   . DAOU Systems, Inc.                     .Intelligroup, Inc.
   . Eclypsis Corporation                   .Keane, Inc.
   . First Consulting Group                 .Metamor Worldwide, Inc.
   . IDX Systems Corporation                .Metro Information Services, Inc.
   . InfoCure Corporation                   .Modis Professional Services, Inc.
   . Medical Manager Corporation            .Renaissance Worldwide, Inc.
   . Medquist, Inc.                         .SPR, Inc.
   . Quadramed Corporation                  .Syntel, Inc.
   . Shared Medical Systems Corporation     .The A Consulting Team, Inc.
   . Superior Consultant Holdings
     Corporation                            .Tier Technologies, Inc.

THE MERGER

   Robinson-Humphrey also analyzed, among other things, the market values and trading multiples of Computer Sciences and the following publicly-traded reference companies:

   . Affiliated Computer Services, Inc.  .Electronic Data Systems, Inc.
   . American Management Systems, Inc.   .Perot Systems Corporation
   . Computer Associates, Inc.           .SunGard Data Systems, Inc.
   . DST Systems, Inc.

   Robinson-Humphrey compared, among other things, implied equity values per Nichols share based on firm values as a multiple of latest twelve months revenues; latest twelve months earnings before interest, taxes, depreciation and amortization, or EBITDA; latest twelve months earnings before interest and taxes, or EBIT; and stock price as a multiple of latest twelve months earnings per share, or EPS, estimated calendar 1999 EPS, and estimated calendar 2000 EPS for the Nichols reference companies. All multiples were based on closing stock prices as of September 16, 1999. Revenue, EBITDA and EBIT estimates for the Nichols reference companies were based on historical financial information available in their public filings. EPS estimates were based on the First Call consensus estimates as of September 16, 1999. Robinson-Humphrey analyzed the Nichols reference companies using two methodologies:

     (i) comparing the financial statistics of Nichols in the aggregate to the relative valuation statistics of the government reference companies; and

     (ii) comparing the revenue and EBIT statistics of the three business units of Nichols to each of the government reference companies, the healthcare reference companies and the commercial reference companies, as appropriate, and compiling an implied equity value per share using a weighted average of the three numbers, referred to as the segment analysis.

   The following table states the low, average, and high implied equity values per share indicated by these analyses for the Nichols reference companies:

             Value Based on Government Reference Company Multiples

                                                           Low   Average  High
                                                          ------ ------- ------
     Stock Price to:
     Latest Twelve Months EPS............................ $11.26 $19.62  $34.71
     Estimated Calendar 1999 EPS.........................  14.68  18.69   33.03
     Estimated Calendar 2000 EPS.........................  12.08  18.58   32.06
     Book Value..........................................  23.14  34.17   52.19

     Firm Value to:
     Latest Twelve Months Revenue........................ $ 9.69 $27.12  $43.04
     Latest Twelve Months EBITDA.........................  18.31  24.36   37.05
     Latest Twelve Months EBIT...........................  20.58  23.73   29.13

                        Value Based on Segment Analysis

                                                           Low   Average  High
                                                          ------ ------- ------
     Firm Value to:
     Latest Twelve Months EBITDA......................... $11.10 $31.27  $59.63
     Latest Twelve Months EBIT...........................  17.17  26.28   41.95

--------
   These implied ranges of equity values per share were compared to $27.20 per share to be received by the stockholders of Nichols in the merger based on the Computer Sciences closing stock price of $64.31 on September 17, 1999.

THE MERGER

   The analysis also showed that as of September 16, 1999:

  . Computer Sciences' firm value to latest twelve months revenue multiple was 1.36x, compared to an average of 1.76x for the Computer Sciences reference companies,

  . Computer Sciences' firm value was 10.6 times latest twelve months EBITDA, compared to an average of 11.4x for the Computer Sciences reference companies, and

  . Computer Sciences' firm value was 19.1 times latest twelve months EBIT, which compared to an average multiple of 17.3x for the Computer Sciences reference companies.

   Computer Sciences' equity value as a multiple of latest twelve months EPS was 29.1x, compared to an average multiple for the Computer Sciences reference companies of 26.8x. The ratios of Computer Sciences' stock price to estimated calendar 1999 and estimated calendar 2000 EPS were 26.4x and 22.1x, which compared to averages of 24.3 times estimated calendar 1999 EPS and 20.4 times estimated calendar 2000 EPS for the Computer Sciences reference companies, respectively. Computer Sciences' three-year historical EPS growth rate was 33.2%, compared to an average of 36.4% for the Computer Sciences reference companies. The five-year projected growth rate for Computer Sciences' earnings per share was 16.0%, compared to an average of 19.7% for the Computer Sciences reference companies.

   An analysis of the results of the foregoing is not entirely mathematical; rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics and other factors that could affect the acquisition, public trading or other values of the Nichols reference companies or the Computer Sciences reference companies or the business segment or company to which they are being compared.

   (2) Analysis of Selected Reference Merger and Acquisition Transactions. Robinson-Humphrey reviewed the financial terms, to the extent publicly available, of several proposed, pending or completed merger and acquisition transactions deemed to be relevant by Robinson-Humphrey based on operating characteristics of the target companies in the following industry groups:

  . 10 transactions announced since January 1, 1995 in the government and defense information technology consulting industry;

  . 14 transactions announced since January 1, 1997 in the healthcare information technology consulting industry; and

  . 8 transactions announced since January 1, 1997 in the commercial information technology consulting industry.

THE MERGER

   Robinson-Humphrey also analyzed all completed or pending transactions announced since January 1, 1997 with enterprise values between $300 million and $500 million. We refer to all of these reviewed transactions as the reference transactions. Robinson-Humphrey calculated a range of implied equity values per share based on various financial multiples generated by publicly available information for each of the reference transactions and compared them to corresponding financial statistics for Nichols, based on the consideration to be received by Nichols stockholders in the merger. The transactions reviewed were:

 Announcement
     Date     Target                                                                       Acquiror
 ------------ ------                                                                       --------
 Government Reference Transactions
 10/2/95      AEL Industries Inc.                                                          Tracor Inc.
 12/13/95     PRC Inc.                                                                     Litton Industries Inc.
 4/2/96       Advanced Marine Enterprises                                                  Nichols Research Corp.
 5/5/97       Logicon Inc.                                                                 Northrop Grumman Corp.
 9/21/97      Computer Data Systems Inc.                                                   Affiliated Computer Services
 10/17/97     ATC Group Services, Inc.                                                     Weiss Peck & Greer and Mgmt
 11/21/97     BDM International Inc.                                                       TRW Inc.
 4/21/98      Tracor, Inc.                                                                 General Electric Co. PLC
 7/1/98       LECG Inc.                                                                    Navigant Consulting Inc.
 9/2/99       Management Consulting & Research (MCR)                                       GRC International

 Healthcare Reference Transactions

 7/31/97      National Health Enhancement Systems                                          HBO & Company
 8/7/97       Healthcare Data Interchange                                                  ENVOY Corporation
 3/14/97      Source Informatics, Inc.                                                     National Data Corporation
 9/5/97       Medic Computer Systems, Inc.                                                 Misys, PLC
 10/14/97     Physician Support Systems, Inc.                                              National Data Corporation
 11/9/97      Medicus Systems Corp.                                                        QuadraMed Corporation
 2/23/98      Pyramid Health Group                                                         QuadraMed Corporation
 2/5/98       ActaMed Corp.                                                                Healtheon Corp.
 5/28/98      Successful Solutions                                                         Medirisk, Inc.
 6/30/98      Sweetwater Health Enterprises                                                Medirisk, Inc.
 9/18/98      Reynolds & Reynolds Healthcare Systems Division                              InfoCure Corp.
 1/27/99      Unitron Medical Communications (d/b/a Moon                                   Sabratek Corp.
              Communications)
 2/8/99       OMSystems, Inc.                                                              InfoCure Corp.
 8/12/99      HCIA, Inc.                                                                   VS&A Communications Partners III, L.P.

 Commercial Reference Transactions

 2/2/98       Source Services Corp.                                                        Romac International Inc.
 4/9/98       Claremont Technology Group, Inc.                                             Complete Business Solutions, Inc.
 9/9/98       Integrated Systems Consulting                                                First Consulting Group Inc.
 2/8/98       Computer Management Sciences                                                 Computer Associates Intl Inc.
 3/25/99      Norrell Corporation                                                          Interim Service Inc.
 6/24/99      Data Processing Resource Corp.                                               Compuware Corp.
 6/24/99      Think New Ideas Inc.                                                         AnswerThink Consulting Group
 8/10/99      International                                                                Razorfish Inc.

   Robinson-Humphrey compared, among other things, implied equity values per Nichols share based on firm values as a multiple of latest twelve months revenues, latest twelve months EBITDA, and latest twelve months EBIT for the reference transactions. Revenue, EBITDA and EBIT estimates

THE MERGER
for the reference transactions were based on historical financial information available in public filings of the target companies in the reference transactions. Robinson-Humphrey analyzed the reference transactions utilizing two methodologies:

  . comparing the financial statistics of Nichols in aggregate to the relative valuation statistics of the government reference transactions, and

  . using a segment analysis to compare the revenue and EBIT statistics of the three business units of Nichols to each of the weighted average low, average and high valuation multiples generated by the government reference transactions, the healthcare reference transactions and the commercial reference transactions, as appropriate.

   The following table states the low, average, and high implied equity values per Nichols share indicated by these analyses:

           Value Based on Government Reference Transaction Multiples

                                                           Low   Average  High
                                                          ------ ------- ------
   Price to:
   Latest twelve months Net Income....................... $17.49 $36.84  $52.27
   Book Value............................................  17.91  40.33   61.22
   Market Price Premium One Day Prior to Announcement....  23.92  28.83   31.86

   Firm Value to:
   Latest twelve months Revenue.......................... $14.96 $30.35  $53.18
   Latest twelve months EBITDA...........................  17.23  31.37   44.46
   Latest twelve months EBIT.............................  17.44  34.46   51.72

                                Segment Analysis

                                                           Low   Average  High
                                                          ------ ------- ------
   Firm Value to:
   Latest twelve months EBITDA........................... $15.03 $38.72  $70.98
   Latest twelve months EBIT.............................  18.81  33.50   49.83

                             Premiums Paid Analysis

                                                                 Average
                                                                 -------
   Firm Value to:
   One Day Prior to Announcement.........................        $27.85
   One Week Prior to Announcement........................         27.92
   Four Weeks Prior to Announcement......................         26.98

   No company that was included in the reference transactions as a comparison is identical to Nichols. All multiples for the reference transactions were based on public information available at the time of announcement of the transaction, without taking into account differing market and other conditions for the period during which the reference transactions occurred.

   (3) Discounted Cash Flow Analysis. Robinson-Humphrey performed a discounted cash flow analysis of Nichols based upon management's projections of its free cash flow from the fiscal year ended August 31, 1999 through the fiscal year ending August 31, 2002, inclusive, using discount rates ranging from 15% to 19% and terminal value multiples of estimated calendar year 2002 EBITDA ranging from 8.0x to 10.0x. A discounted cash flow analysis is an analysis of the present value of the projected cash flows for the periods using the discount rates indicated. Free cash flow

THE MERGER
means earnings before interest and after taxes plus depreciation and amortization expense minus capital expenditures and increases in working capital. The analysis indicated the following per share equity valuations of
Nichols:

                                                          Discounted Equity
                                                           Value Per Share
                                                      Using Terminal Values of:
     Discount                                         ---------------------------
      Rate                                              8.0x     9.0x    10.0x
     --------                                         -------- -------- ---------
       15%........................................... $  27.33 $  30.32 $  33.32
       17%...........................................    26.00    28.84    31.68
       19%...........................................    24.75    27.45    30.16

   (4) Other Factors and Comparative Analyses. In rendering its opinion, Robinson-Humphrey considered other factors and conducted other comparative analyses. These other factors and analyses included, among other things, a review of the historical and projected financial results of Nichols and Computer Sciences, the history of trading prices and volume of shares of Nichols common stock and Computer Sciences common stock and the relationship of movements of Nichols and Computer Sciences common stock and movements of the common stock of other information technology consulting companies.

   (5) Miscellaneous. Nichols' board selected Robinson-Humphrey to render a fairness opinion because Robinson-Humphrey is a nationally recognized investment banking firm with substantial experience in transactions similar to the merger, and because Robinson-Humphrey is familiar with Nichols and its business. Robinson-Humphrey is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, leveraged buyouts, negotiated underwritings, secondary distributions of listed and unlisted securities and private placements.

   By letter agreement dated August 30, 1999, Nichols agreed to pay Robinson-Humphrey an opinion fee equal to $300,000, payable upon delivery of the fairness opinion. The amount of the fees paid or payable to Robinson-Humphrey does not depend on the contents of Robinson-Humphrey's opinion. In addition, Nichols has agreed to reimburse Robinson-Humphrey for its reasonable out-of-pocket expenses, subject to specified limitations, and to indemnify Robinson-Humphrey and related persons against liabilities arising out of or in conjunction with its rendering of services under its engagement, including liabilities under the federal securities laws.

   In the ordinary course of its business, Robinson-Humphrey may actively trade in the securities of Nichols and Computer Sciences for its own account and the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities. During the past two years, Robinson-Humphrey has served as a financial advisor to Nichols in connection with the acquisitions of TXEN, Mnemonic Systems, inc., Murray & West, Inc. and Trans-Link USA. Robinson-Humphrey may in the future provide investment banking, financial advisory and other services to Nichols for which it will receive customary compensation.

Independent Consultant

   Nichols retained Mark Dunkel in April 1999 to serve as a consultant to assist Nichols in considering strategic alternatives. Mr. Dunkel's contract provides for monthly payments to him of $5,000 for twelve months. Under his contract, Mr. Dunkel also is entitled to be paid a fee of $250,000 upon the completion of the merger.

THE MERGER

Regulatory Approvals Required for the Merger

   General. Computer Sciences and Nichols have agreed to use all reasonable efforts to do all things reasonably necessary under applicable laws to complete the merger. These things include:

  . obtaining consents of all third parties and governmental authorities necessary to complete the merger; and

  . contesting any legal action relating to the merger.

   Antitrust. Under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the accompanying rules, we may not complete the merger until we have filed the required notifications with the Federal Trade Commission and the Antitrust Division of the U.S. Department of Justice, and have waited a specified period of time. On October 12, 1999, Computer Sciences and Nichols filed the notifications required under the Hart-Scott-Rodino Act. The waiting period under the Hart-Scott-Rodino Act in this transaction is 30 days, and will expire at 11:59 p.m. on November 11, 1999 unless terminated prior to that time by the FTC and the Justice Department. Until the waiting period expires or is terminated, we may not complete the merger. Either the FTC or the Justice Department may extend the waiting period by requesting additional information. The FTC and the Justice Department could take action under the antitrust laws that they deem necessary to prevent harm to competition. This action could include seeking to enjoin the merger or seeking Computer Sciences' divestiture of certain businesses. Private parties, state antitrust agencies, and foreign governmental authorities may also take legal action under the antitrust laws.

   Based on information available to us, we believe that the merger will comply with all significant federal, state and foreign antitrust laws. We cannot assure you, however, that there will not be a challenge to the merger on antitrust grounds or that, if this type of challenge were made, we would prevail.

   Filings with the Secretary of State of the State of Delaware. A certificate of merger must be filed with the Secretary of State of the State of Delaware to complete the merger.

   Computer Sciences and Nichols are not aware of any other regulatory approvals or actions that are required for the merger. If any additional governmental approvals or actions are required, we intend to try to obtain them. We cannot assure you, however, that we will be able to obtain any additional approvals or actions.

Material Federal Income Tax Consequences of the Merger

   The following is a general discussion of the material federal income tax consequences of the merger to the holders of Nichols common stock, and to Computer Sciences, Nevada Acquisition and Nichols, and is based on the opinions of Weil, Gotshal & Manges LLP, counsel to Nichols, and Gibson, Dunn & Crutcher LLP, counsel to Computer Sciences. The discussion is based on current provisions of the Internal Revenue Code, existing regulations promulgated under the Internal Revenue Code and current administrative rulings and court decisions, all of which are subject to change, possibly with retroactive effect. No attempt has been made to comment on all federal income tax consequences of the merger that may be relevant to particular holders, including holders that are subject to special tax rules. Some examples of holders that are subject to special tax rules are:

  . dealers in securities,

  . foreign persons,

THE MERGER

  . banks,

  . mutual funds,

  . insurance companies,

  . tax-exempt entities,

  . holders who do not hold their shares as capital assets,

  . holders who acquired their shares through stock option or stock purchase programs or otherwise as compensation,

  . holders who are subject to alternative minimum tax, or

  . holders who hold their shares as part of a hedge, straddle or other risk reduction transaction.

   Holders of Nichols common stock are advised to consult their own tax advisors regarding the federal income tax consequences of the merger in light of their personal circumstances and the consequences under applicable state, local and foreign tax laws.

   Nichols has received from its counsel, Weil, Gotshal & Manges LLP, and Computer Sciences has received from its counsel, Gibson, Dunn & Crutcher LLP, opinions to the effect that the merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code. In rendering their opinions, Weil, Gotshal & Manges LLP and Gibson, Dunn & Crutcher LLP have relied upon representations made by Computer Sciences, Nichols and Nevada Acquisition, and certain stockholders of Nichols.

   Assuming the merger is treated as a reorganization within the meaning of
Section 368(a) of the Internal Revenue Code:

  . no gain or loss will be recognized for federal income tax purposes by Computer Sciences, Nevada Acquisition or Nichols as a result of the merger;

  . except as described below with respect to cash received by holders of Nichols common stock instead of fractional shares, a holder of Nichols common stock will not recognize gain or loss on the exchange of shares of Nichols common stock for Computer Sciences common stock in the merger;

  . the aggregate tax basis of the Computer Sciences common stock received, including any fractional share deemed received, by a holder of Nichols common stock will be the same as the aggregate tax basis of the Nichols common stock exchanged for the Computer Sciences common stock; and

  . the holding period of the Computer Sciences common stock, including any fractional share deemed received, will include the holding period of the Nichols common stock exchanged for the Computer Sciences common stock, but only if the shares of Nichols common stock are held as capital assets at the time of the merger.

   Cash Instead of a Fractional Share. Cash received by a holder of Nichols common stock instead of a fractional share of Computer Sciences common stock will be treated as received in exchange for that fractional share interest, and gain or loss will be recognized for federal income tax purposes, measured by the difference between the amount of cash received and the portion of the basis of the Nichols common stock allocable to the fractional share interest. The gain or loss will be capital gain or loss, provided that the shares of Nichols common stock were held as capital assets,

THE MERGER
and will be long term capital gain or loss if the Nichols common stock had been held for more than one year at the time of the merger.

   Backup Withholding. Under the Internal Revenue Code, a holder of Nichols common stock may be subject, under some circumstances, to backup withholding at a rate of 31% on the amount of cash received instead of fractional share interests unless the holder provides proof of an applicable exemption or a correct taxpayer identification number and otherwise complies with applicable requirements of the backup withholding rules. Any amounts withheld under the backup withholding rules are not an additional tax and may be refunded or credited against the holder's federal income tax liability, provided the required information is furnished to the Internal Revenue Service.

Accounting Treatment

   We believe that the merger will be accounted for as a pooling-of-interests transaction under generally accepted accounting principles. Under this method of accounting, the book value of the assets, liabilities and stockholders' equity of each of Computer Sciences and Nichols, as reported on its consolidated balance sheet, will be carried over to the consolidated balance sheet of the combined company, and no goodwill will be created. The combined company will be able to include in its consolidated income the consolidated income of both companies for the entire fiscal year in which the merger occurs.

Interests of Nichols' Directors and Officers in the Merger

   As you consider the recommendations of Nichols' board of directors, you should be aware that some directors and officers have interests in the merger that are different from, or in addition to, the interests of Nichols stockholders generally. Nichols' board was aware of these interests and considered them, among other matters, in approving the merger agreement. These interests are described below.

   Severance Agreements. Nichols has entered into severance agreements with Chris Horgen, its chairman and chief executive officer, Charles Leader, its president, and five other executive officers, Allen Dillard, Patsy Hattox, Michael Solley, Paul Reaves and Grey Wood. The severance agreements for Mr. Horgen and Mr. Leader provide that each will receive a severance payment on the date of the merger equal to twice his annual base salary, but only if he still is employed by Nichols through such date. The severance agreements for the other five executive officers provide that the officer will receive one times his annual base salary in the case of Messrs. Reaves and Wood, and two times his or her annual base salary in the case of the three remaining executive officers, as a severance payment if Nichols terminates the officer's employment without cause or if the officer resigns for good reason, in each case within twelve months after the date of the merger.

   We estimate that the aggregate severance payments required to be paid to Nichols' officers, if they all were terminated after the merger, would be approximately $2,760,000.

   Indemnification; Directors' and Officers' Insurance. Computer Sciences has agreed to maintain directors' and officers' liability insurance covering Nichols' current directors and officers on terms no less favorable than Nichols' present insurance policy for a period of six years after the merger. Computer Sciences will not, however, be required to pay more than 200% of the annual premium currently paid by Nichols for this coverage. After the merger, Nichols will indemnify all of its current and former directors, officers and employees against all liabilities or any claim arising out

THE MERGER
of their positions at Nichols and all liabilities based on the merger to the fullest extent required or permitted under Delaware law, Nichols' certificate of incorporation and by-laws.

   Stock-Based Rights. The merger agreement provides that, when the merger occurs, each outstanding and unexercised stock option to acquire shares of Nichols common stock granted under the Nichols stock plans will be converted into a stock option to buy Computer Sciences common stock. The conversion of options will include those held by Nichols' directors and officers.

Restrictions on Resales by Affiliates

   Computer Sciences has registered the shares of Computer Sciences common stock issuable to Nichols stockholders in the merger under the Securities Act of 1933. Consequently, these shares of Computer Sciences common stock may be traded freely and without restriction by those Nichols stockholders who are not affiliates of Nichols, as that term is defined under the Securities Act. An affiliate of Nichols is a person who controls, is controlled by, or is under common control with, Nichols.

   Any post-merger sale of shares received in the merger by a Nichols affiliate will require:

  . the further registration under the Securities Act of the Computer
    Sciences common stock to be transferred;

  . compliance with the resale provisions of Rule 145 under the Securities
    Act; or

  . the availability of another exemption from registration.

   In addition to the Securities Act's restrictions, the SEC's guidelines for the pooling-of-interests method of accounting limit sales of shares of Nichols and Computer Sciences common stock by affiliates of either company for specified periods before and after the merger. Nichols and Computer Sciences have obtained a letter agreement from each of their affiliates intended to ensure the affiliate's compliance with the Securities Act and preservation of the merger's pooling-of-interests accounting treatment.

THE MERGER

                              THE MERGER AGREEMENT

   The following is a summary of the material terms and provisions of the merger agreement. The merger agreement is attached as Appendix A to this proxy statement/prospectus, which is incorporated in this proxy statement/prospectus by reference. We urge you to read the merger agreement carefully and in its entirety.

Structure of the Merger

   Under the merger agreement, Nevada Acquisition will merge into Nichols with Nichols continuing as the surviving corporation. Nichols will then be a wholly owned subsidiary of Computer Sciences, and you will be Computer Sciences stockholders.

Closing

   Computer Sciences and Nichols currently anticipate that the merger will close on or about November 16, 1999. A delay in obtaining any required governmental approval, however, may delay the closing of the merger. We cannot assure you that these approvals will be obtained or when they will be obtained or that the merger will, in fact, be completed. If the merger does not occur on or before February 29, 2000, the merger agreement may be terminated by either Computer Sciences or Nichols, unless the failure to complete the merger by that date is due to the failure of the party seeking to terminate the merger agreement to perform or observe its covenants and agreements in the merger agreement. See "--Conditions to Completing the Merger" on page 59.

Treatment of Nichols Stock Options and Other Stock Rights

   Each outstanding stock option to acquire Nichols common stock granted under Nichols' stock option and incentive plans, which we refer to as the Nichols stock plans, will be converted automatically in the merger into a stock option to acquire Computer Sciences common stock. The terms of each new Computer Sciences option will be the same as the corresponding Nichols option. The number of shares of Computer Sciences common stock subject to the new Computer Sciences options will be equal to the number of shares of Computer Sciences common stock, rounded to the nearest whole number, that the holder of the option would have been entitled to receive in the merger if the holder had exercised the option to acquire Nichols' common stock in full immediately before the merger occurred. The exercise price will be a price per share equal to the aggregate exercise price for the Nichols option before the merger divided by the product of the exchange ratio times the number of shares of Nichols common stock purchasable under the Nichols option. However, these adjustments with respect to any Nichols' options that are "incentive stock options" will be made to comply with Section 424(a) of the Internal Revenue Code. After we complete the merger, Computer Sciences will deliver to the holders of Nichols stock options notices stating these adjustments.

   For example, assuming that 0.423 of a share of Computer Sciences common stock will be issued for each Nichols share in the merger, an option to purchase 100 shares of Nichols common stock with an exercise price per share before the merger of $20 per share would be converted into an option to purchase 42 shares of Computer Sciences common stock at an exercise price of $47.28 per share.

THE MERGER AGREEMENT

Fractional Shares

   Upon surrender of the certificates representing Nichols common stock after the merger, you will be paid cash instead of any fractional share of Computer Sciences common stock you would otherwise receive. The amount of cash you receive instead of a fractional share will be equal to:

  . the fraction of a share you would otherwise receive, times

  . the closing price of Computer Sciences common stock, as reported on the New York Stock Exchange Composite Transactions reporting system for the business day five days before the merger.

Exchange of Certificates

   Computer Sciences will deliver to its designated exchange agent certificates representing the shares of Computer Sciences common stock to be exchanged for the outstanding shares of Nichols common stock, and cash to be paid instead of any fractional shares that would otherwise be issued to Nichols stockholders under the merger agreement.

   As soon as practicable after the merger occurs, the exchange agent will mail to Nichols stockholders a form of transmittal letter. The form of transmittal letter will contain instructions for the surrender of certificates representing Nichols common stock in exchange for Computer Sciences common stock.

   Please do not return Nichols common stock certificates with the enclosed proxy and do not forward your certificates to the exchange agent unless and until you receive a letter of transmittal following the merger.

   If a certificate for Nichols common stock has been lost, stolen or destroyed, the exchange agent will issue your shares of Computer Sciences common stock and any cash instead of a fractional share only after you have delivered an affidavit as to the loss, theft or destruction of the certificate and as to your ownership of the stock represented by the certificate. Computer Sciences or the exchange agent may require you to post bond in an amount that Computer Sciences or the exchange agent may determine is necessary as an indemnity against any claim that may be made against Computer Sciences with respect to the lost, stolen or destroyed certificate.

 Dividends and Distributions

   No dividends or other distributions declared on Computer Sciences common stock, if any, with a record date after the date of the merger, will be paid to you until you have surrendered your Nichols stock certificates. No cash payment instead of fractional shares will be paid to you until you surrender your Nichols stock certificates.

   Following your surrender of any Nichols stock certificates, as a record holder of certificates representing whole shares of Computer Sciences common stock, you will be paid, without interest:

  . the amount of any cash payable instead of a fractional share of Computer
    Sciences common stock to which you are entitled;

  . the amount of dividends or other distributions, if any, with a record date after the date we complete the merger, already paid with respect to the whole shares of Computer Sciences common stock to which you are entitled; and

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                                       53

  . at the appropriate payment date, the amount of dividends or other distributions, if any, with a record date after the date we complete the merger but prior to your surrendering your Nichols' certificates and with a payment date subsequent to your surrendering your Nichols' certificates, payable with respect to the whole shares of Computer Sciences common stock to which you are entitled.

 No Transfers

   As soon as we complete the merger, the stock transfer books of Nichols will be closed, and there will be no further registrations of transfers of Nichols common stock.

 Termination of Exchange Fund

   At its request, Computer Sciences will receive any portion of Computer Sciences common stock or cash that remains undistributed to Nichols stockholders twelve months after the date we complete the merger. Any Nichols stockholder who has not previously complied with the exchange procedures may then look only to Computer Sciences for payment.

 No Liability

   Neither Nichols nor Computer Sciences will be liable to any Nichols stockholder for any undistributed Computer Sciences common stock or cash that is delivered to a public official under any applicable abandoned property or similar laws.

 No Interest

   No interest will be paid or accrued on cash paid to Nichols stockholders instead of fractional shares. In addition, no interest will be paid or accrued on unpaid dividends and distributions, if any, that may be payable upon surrender of Nichols stock certificates.

Representations and Warranties

   The merger agreement contains representations and warranties of Nichols, Computer Sciences and Nevada Acquisition. These include:

  . organization, existence, good standing and qualification to do business;

  . charters and by-laws;

  . capitalization;

  . authority relative to the merger agreement;

  . receipt of board of director approval;

  . financial statements and filings with the Securities and Exchange
    Commission;

  . accuracy of the information provided for inclusion in this proxy statement/prospectus;

  . receipt of consents and approvals for the merger;

  . no defaults or violation of their governing documents or material contracts;

  . absence of undisclosed liabilities and absence of material changes or events;

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                                       54

  . absence of material litigation;

  . compliance with applicable law;

  . employee benefit plans;

  . labor matters;

  . environmental laws and regulations;

  . tax matters;

  . leased and owned property;

  . intellectual property, software, and Year 2000 compliance;

  . insurance;

  . tax and accounting treatment of the merger;

  . affiliates;

  . business practices;

  . absence of insider interests;

  . absence of broker's fees; and

  . accurate disclosure.

   The merger agreement contains additional representations and warranties of Nichols. These include:

  . receipt of fairness opinion of Goldman Sachs and Robinson-Humphrey, Nichols' financial advisors;

  . absence of continuing merger negotiations with parties other than Computer Sciences;

  . inapplicability of restrictions on business combinations stated in
    Section 203 of the Delaware General Corporation Law or other states' laws;

  . government contracts, licenses and governmental authorizations;

  . research grants;

  . investigative proceedings; and

  . compliance with health care laws.

   The merger agreement also contains an additional representation and warranty by Computer Sciences, that Nevada Acquisition has no obligations, other than the merger agreement, and no business operations.

Covenants

   Each of Computer Sciences and Nichols has undertaken covenants in the merger agreement. The following summarizes the principal covenants.

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                                       55

   Computer Sciences and Nichols have each agreed, among other things, to:

  . promptly notify the other party of any events or circumstances that would cause any representations or warranties by the party giving notice to become substantially untrue or any obligations to not be substantially fulfilled;

  . use all reasonable efforts to take all actions and to do all things reasonably necessary under applicable law to complete the merger, including cooperating to make all filings, obtaining consents of all third parties and governmental authorities necessary to complete the merger, and contesting any legal proceedings relating to the merger; and

  . consult with each other before issuing press releases or public statements regarding the merger.

   Computer Sciences has also agreed to use its best efforts to list the Computer Sciences shares to be issued to Nichols stockholders in the merger on the New York Stock Exchange.

Conduct of Business Pending the Merger

   Computer Sciences and Nichols have each agreed to do several things before the merger occurs. These include:

  . conducting its business in the ordinary course;

  . seeking to preserve intact its current business;

  . keeping available the services of its current officers and employees;

  . preserving its relationships with customers, suppliers and others having business dealings with it; and

  . not taking any action that would make any of their representations or warranties contained in the merger agreement untrue or incorrect.

   Nichols has agreed that neither it nor any of its subsidiaries will, without the prior written consent of Computer Sciences:

  . amend its charter documents;

  . issue or agree to issue any stock of any class or any other securities or equity equivalents, except for shares of Nichols common stock issued under options granted before September 19, 1999 and the grant of up to 275,000 options relating to compensation awards made in the ordinary course of business;

  . split, combine or reclassify any shares of its capital stock;

  . declare, set aside or pay any dividend or other distribution in respect of its capital stock, or make any other actual, constructive or deemed distribution in respect of its capital stock;

  . redeem or otherwise acquire any of its securities or any securities of any of its subsidiaries;

  . adopt a plan of complete or partial liquidation, dissolution, merger, or other reorganization other than the merger with Computer Sciences;

  . alter any subsidiary's corporate structure or ownership;

  . incur, assume or issue any debt, except for borrowings under existing lines of credit in the ordinary course of business;

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                                       56

  . become liable or responsible for the obligations of any other person, except in the ordinary course of business consistent with past practice and except for obligations of subsidiaries incurred in the ordinary course of business;

  . make any loans, advances or capital contributions to or investments in any other person, other than to subsidiaries or customary loans or advances to employees, in each case in the ordinary course of business consistent with past practice;

  . encumber its shares of capital stock;

  . mortgage or pledge any of its material assets or create any material lien thereupon;

  . unless required by law, adopt, amend or terminate any employee compensation, benefit or similar plan or increase any compensation or fringe benefits of any director, officer or employee, except that Nichols may sign employment or severance agreements with new employees or increase annual compensation or bonus arrangements, in each case in the ordinary course of year-end compensation reviews and consistent with past practice;

  . acquire, sell, lease or otherwise dispose of any assets in any single transaction or series of related transactions having a fair market value in excess of $1 million;

  . change any of its accounting principles or practices, unless required by a change in law or in generally accepted accounting principles;

  . revalue in any significant way any of its assets, other than in the ordinary course of business and in accordance with generally accepted accounting principles;

  . acquire any business entity or any equity interest in a business entity;

  . enter into any significant agreement, other than in the ordinary course of business consistent with past practices;

  . authorize new capital expenditures that individually exceed $1 million, or in the aggregate exceed $5 million, except for capital expenditures required under existing customer contracts;

  . make any material tax election or settle or compromise any material income tax liability;

  . settle or compromise any legal action that relates to the merger or would significantly harm Nichols;

  . begin or terminate any significant software development project, unless required under existing customer contracts; or

  . take any action that accelerates the vesting of any stock options issued by Nichols or any of its subsidiaries.

   Computer Sciences has agreed that neither it nor any of its subsidiaries will, without the advance written consent of Nichols:

  . knowingly take any action that would cause Computer Sciences common stock to stop being listed on the New York Stock Exchange;

  . declare, set aside or pay any non-stock dividend or other distribution on its capital stock, or acquire any of its own securities;

  . acquire any business entity, or agree to be acquired, or buy any assets or sell any significant portion of its assets, but only if, in each case, the transaction would prevent or delay the merger for more than thirty days; or

  . propose to adopt any amendments to its charter documents that would have a negative impact on the merger.

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                                       57

No Solicitation of Transactions

   The merger agreement prohibits Nichols from providing confidential information to or having discussions or negotiations with anyone other than Computer Sciences for any third party acquisition, unless:

  . the third party submits an unsolicited bona fide written proposal to acquire more than 50% of Nichols' outstanding stock or a substantial portion of Nichols' consolidated assets;

  . Nichols' board decides in good faith, after consulting with financial and legal advisors, that the proposal is a superior proposal, by which we mean that

   -- the proposal, if completed, would be more favorable than the merger to Nichols stockholders, from a financial point of view and

   -- the proposal is reasonably capable of being completed in accordance with its terms; and

  . Nichols' board decides in good faith, based on the advice of its independent legal counsel, that the board's fiduciary duty requires the board to supply confidential information to and/or negotiate with the third party about its proposal.

Nichols has agreed that it will promptly provide Computer Sciences with a copy of any superior proposal and keep Computer Sciences advised concerning any superior proposal.

   We use the term third party acquisition to mean any of the following:

  . an acquisition of Nichols by a party other than Computer Sciences;

  . the acquisition of more than 30% of Nichols' consolidated assets by someone other than Computer Sciences;

  . beneficial ownership, by one party or a group of parties acting together, of 20% or more of the outstanding shares of Nichols common stock, except that the mutual fund now having beneficial ownership of more than 11% of Nichols' outstanding common stock may have beneficial ownership of up to 30% of Nichols' common stock without that holding being deemed a third party acquisition;

  . Nichols' adoption of a plan of liquidation or declaration or payment of an extraordinary dividend;

  . Nichols' repurchase of more than 15% of its outstanding shares; or

  . Nichols' acquisition of any interest or investment in any business whose annual revenue, net income or assets is equal to or greater than 40% of the annual revenue, net income or assets of Nichols.

   Nichols' board may not withdraw or modify its recommendation of the merger or approve or recommend any third party acquisition, or cause Nichols to enter into any agreement for a third party acquisition unless:

  . Nichols' board decides in its good faith judgment, after consultation with and based upon the advice of its legal counsel, that it is required to do so in order to comply with its fiduciary duties;

  . Nichols' board has received a superior proposal;

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                                       58

  . Nichols gives Computer Sciences written notice that Nichols has received a superior proposal, and the notice specifies the significant terms and conditions of and identifies the person making the proposal;

  . Computer Sciences does not within five business days of receipt of the notice make an offer that Nichols' board decides in good faith, after consultation with its financial advisors and legal counsel, to be at least as favorable to Nichols stockholders as the superior proposal; and

  . Nichols terminates the merger agreement and pays $16.5 million to Computer Sciences. See "--Termination of the Merger Agreement-- Termination Fee and Expenses" on page 61.

   The merger agreement does not, however, prohibit the Nichols' board of directors from taking and disclosing to Nichols' stockholders a position contemplated by Rules 14d-9 and 14e-2 under the Securities Exchange Act of 1934 with regard to a tender or exchange offer made by someone other than Computer Sciences.

Conditions to Completing the Merger

   The obligations of Computer Sciences and Nichols to complete the merger depend on the following conditions being fulfilled:

  . Nichols stockholders have approved and adopted the merger agreement;

  . there is no law or order by any United States court or governmental authority that prohibits, restrains or enjoins the completion of the merger;

  . any applicable waiting period under the Hart-Scott-Rodino Antitrust
    Improvements Act of 1976 has terminated and any other governmental notices or approvals necessary to complete the merger have been filed or received;

  . the registration statement containing this proxy statement/prospectus is not subject to any stop order or proceedings seeking a stop order by the Securities and Exchange Commission, and Computer Sciences has received all state securities law permits and authorizations necessary to issue shares of Computer Sciences common stock in exchange for shares of Nichols common stock in the merger;

  . Nichols has received a letter at the merger closing from Ernst & Young
    LLP confirming that Nichols is eligible to be a party to a merger accounted for as a pooling-of-interests, and that Ernst & Young is not aware of any matters that prohibit the use of pooling-of-interest accounting; and

  . Computer Sciences has received at the merger closing from Deloitte &
    Touche LLP a written opinion that the merger will be accounted for as a pooling-of-interests.

   Nichols' obligation to complete the merger also depends on the following conditions being fulfilled:

  . except for insignificant defects, Computer Sciences' representations and warranties in the merger agreement are true on the closing date of the merger;

  . Computer Sciences has performed in all significant respects each of its agreements under the merger agreement to be performed before the merger;

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                                       59

  . the Computer Sciences common stock issuable to Nichols stockholders in the merger has been authorized for listing on the New York Stock Exchange;

  . Nichols has received an opinion from Weil, Gotshal & Manges LLP and
    Computer Sciences has received an opinion from Gibson, Dunn & Crutcher LLP, a copy of which has been provided to Nichols, in each case stating that the merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code; and

  . there has been no material adverse event regarding Computer Sciences.

   Computer Sciences' obligation to complete the merger also depends on the following conditions being fulfilled:

  . except for insignificant defects, Nichols' representations and warranties contained in the merger agreement are true on the closing date of the merger;

  . Nichols has performed in all significant respects each of its agreements under the merger agreement to be performed before the merger;

  . Computer Sciences has received letters from each of Nichols' and Computer
    Sciences' affiliates intended to ensure the affiliate's compliance with the Securities Act and preservation of the merger's pooling-of-interests accounting treatment;

  . Nichols has received the consent or approval of each person required to permit Nichols to retain its rights, interests and obligations under Nichols' significant contracts, leases, notes and instruments, except for specified credit facility agreements;

  . Computer Sciences has received an opinion from Gibson, Dunn & Crutcher
    LLP stating that the merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code; and

  . there has been no material adverse event regarding Nichols.

Termination of the Merger Agreement

   Termination. The merger agreement may be terminated before the merger's completion whether before or after adoption of the merger agreement by Nichols stockholders:

  . by the mutual written consent of Computer Sciences and Nichols;

  . by either Computer Sciences or Nichols:

   -- if Nichols' stockholders fail to approve the merger agreement;

   -- if the merger is not completed by February 29, 2000 unless the party seeking to terminate has caused the delay;

   -- if the nonterminating party breaches any of its representations or warranties in the merger agreement so that at least one of the conditions of the terminating party to complete the merger is not satisfied, as long as the terminating party has not breached any of its obligations under the merger agreement;

   -- if the nonterminating party breaches any of its covenants or agreements in the merger agreement that materially harms the nonterminating party or materially harms or delays the merger and the nonterminating party does not rectify the breach within twenty

THE MERGER AGREEMENT
      business days, as long as the terminating party had not breached any of its obligations under the merger agreement;

   -- if there have been events causing material harm to the nonterminating party; or

   -- if a U.S. court or other governmental authority issues a non-appealable, final ruling prohibiting the merger.

  . by Nichols:

   -- if Nichols' board recommends to its stockholders a superior proposal but only if Nichols complies with the merger agreement's provisions relating to potential acquirors' superior proposals and has paid the $16.5 million termination fee to Computer Sciences;


   -- if Nichols' board withdraws, modifies or changes its recommendation of the merger agreement or merger or fails to call or convene a stockholders' meeting to vote on the merger, but only if Nichols complies with the merger agreement's provisions relating to other potential acquirors' superior proposals and has paid the $16.5 million termination fee to Computer Sciences; or

   -- if the average closing price of Computer Sciences' common stock, calculated over fifteen days selected at random from the twenty trading days ending November 10, 1999, is less than $52.9552.

  . by Computer Sciences:

   -- if Nichols' board recommends to its stockholders a superior proposal;
      or

   -- if Nichols' board withdraws, modifies or changes its recommendation of the merger agreement or merger or fails to call or convene a stockholders' meeting to vote on the merger.

   Effect of Termination. Termination of the merger agreement by the parties as described above will void the agreement without any liability or obligations to Computer Sciences or Nichols, other than

  . any liability for breach of the merger agreement;

  . the obligation of the parties to keep confidential all nonpublic information furnished in connection with the merger; and

  . the termination fee and expense provisions described below.

   Termination Fee and Expenses. Nichols has agreed to pay Computer Sciences a termination fee of $16.5 million if the merger agreement is terminated:

  . by Nichols if Nichols' board recommends a superior proposal, withdraws, changes or modifies its recommendation of the merger or fails to call or convene a meeting of Nichols' stockholders to vote on the merger, and Nichols otherwise complies with the merger agreement's provisions relating to other potential acquirors' superior proposals;

  . by Computer Sciences because:

   -- Nichols' board recommends a superior proposal to its stockholders;

   -- Nichols' board withdraws, changes or modifies its recommendation of the merger agreement or the merger or fails to call or convene a stockholders' meeting to vote on the merger; or

THE MERGER AGREEMENT

   -- Nichols materially breaches any of its representations or warranties in the merger agreement and those breaches cannot be cured by February 29, 2000, or Nichols breaches any of its covenants or agreements in the merger agreement, which breaches materially harm Nichols or materially harm or delay the merger and Nichols has not cured the breaches within twenty business days of notice from Computer Sciences and, within twelve months after termination, Nichols enters into another acquisition agreement with a third party that Nichols was dealing with concerning a third party acquisition after September 19, 1999 and before the termination, but only if Computer Sciences has not breached any of its obligations under the merger agreement.

  . by Nichols or Computer Sciences because Nichols stockholders have failed to approve the merger and, at the same time, there was outstanding a third party acquisition proposal or a third party publicly reported that it beneficially owned 20% or more of Nichols' outstanding common stock.

   In addition, Nichols has agreed to reimburse Computer Sciences for up to $5 million of its out-of-pocket fees and expenses incurred in connection with of the merger, which amount will be credited against any termination fee payable, if the merger agreement is terminated:

  . by either Nichols or Computer Sciences because Nichols stockholders fail to approve the merger agreement at a convened stockholders' meeting;

  . by Nichols because the average closing price of the Computer Sciences common stock, calculated over fifteen days selected at random from the twenty trading days ending November 10, 1999, is less than $52.9552;

  . by Computer Sciences because:

   -- Nichols breaches any of its representations or warranties in the merger agreement and those breaches cannot be cured by February 29, 2000, but only if Computer Sciences has not breached any of its obligations under the merger agreement; or

   -- Nichols breaches any of its covenants or agreements in the merger agreement, those breaches materially harm Nichols or materially harm or delay the merger and Nichols has not cured the breach within twenty business days, but only if Computer Sciences has not breached any of its obligations under the merger agreement.

   Computer Sciences has agreed to reimburse Nichols for up to $5 million of its out-of-pocket fees and expenses incurred in connection with of the merger agreement, if the merger agreement is terminated:

  . by Nichols because:

   -- Computer Sciences breaches any of its representations or warranties in the merger agreement and those breaches cannot be cured by February 29, 2000, but only if Nichols has not breached any of its obligations under the merger agreement; or

   -- Computer Sciences breaches any of its covenants or agreements in the merger agreement, those breaches materially harm Computer Sciences or materially harm or materially delay the merger and Computer Sciences has not cured the breach within twenty business days, but only if Nichols has not breached any of its obligations under the merger agreement.

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                                       62

   Except for the termination fee and expense reimbursements described above, each party will pay its own expenses in connection with the merger agreement.

Extension, Waiver and Amendment of the Merger Agreement

   Extension and Waiver. At any time before the merger occurs, we may agree to:

  . extend the time for the performance of any of the obligations or other acts of the other party;

  . waive any inaccuracies in the other's representations and warranties; or

  . waive the other's compliance with any of the agreements or conditions in the merger agreement.

   Amendment. The merger agreement may be changed by us at any time before or after Nichols stockholders approve the merger. Any change after the stockholders approve the merger that by law requires the approval of Nichols stockholders, however, will require their subsequent approval to be effective.

Employee Benefits and Plans

   On or before the merger, Nichols will terminate the following retirement plans:

  . Nichols Research Corporation Retirement Plan,

  . The Welkins Associates Ltd. Money Purchase Plan,

  . the PRISM Simplified Employee Pension Plan and

  . the Murray & West, Inc. 401(k) Plan.

   These terminations will become effective on or before the merger. For the purposes of eligibility to participate and vesting in Computer Sciences' 401(k) plan, known as the Computer Sciences Matched Asset Plan, Nichols employees will be given credit for service performed for Nichols or any of its affiliates before the merger. Each outstanding option to purchase shares of Nichols common stock under Nichols' 1988 employees' stock purchase plan will be exercised automatically on a day that is at least three days before the merger. This stock purchase plan will be terminated right after the exercise of these options. After the merger, Nichols' employee benefit plans, arrangements and agreements, in effect immediately before the merger, other than the terminated plans, will remain in effect for Nichols' employees and dependents covered by them until Computer Sciences modifies or terminates these plans.

Management After the Merger

   Boards of Directors. Computer Sciences' board of directors will not change as a result of the merger.

   Management. The composition of Computer Sciences' management will not change as a result of the merger. Key staff positions within the surviving corporation have not yet been finally determined. From time to time before the merger, decisions may be made with respect to the management and operations of Nichols after the merger.

   Information about current Computer Sciences directors and executive officers can be found in Computer Sciences' proxy statement and in its annual report on Form 10-K/A for the fiscal year ended April 2, 1999, which are incorporated by reference into this proxy statement/prospectus. See "Where You Can Find More Information."

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                                       63

                        INFORMATION ABOUT THE COMPANIES

Computer Sciences

 General

   Computer Sciences is one of the world leaders in the information technology services industry. Since 1959, Computer Sciences has helped clients use information technology more efficiently, thus improving their operations and profitability. Computer Sciences does not have exclusive agreements with hardware or software providers. This vendor neutrality enables it to better identify and manage solutions specifically tailored to each client's needs.

   Computer Sciences offers a broad array of professional services to industry and government. These services include:

  . Outsourcing--operating all or a portion of a customer's technology infrastructure, including systems analysis, applications development, network operations, desktop computing and data center management. Computer Sciences also provides business process outsourcing, which is the management of a client's non-core business functions, such as claims processing, credit checking, or customer call centers.

  . System integration--designing, developing, implementing and integrating complete information systems.

  . Information technology and management consulting and other professional services--advising clients on the strategic acquisition and utilization of information technology, and on business strategy, operations, change management and business process reengineering.

   Computer Sciences' service offerings are focused primarily on the U.S. federal government and on global commercial industries including:

   . aerospace;                      . media;
   . automotive;                     . public sector;
   . chemical and energy;            . retail/distribution;
   . consumer goods;                 . telecommunications;
   . financial services;             . traffic and transportation;
   . healthcare;                     . travel and hospitality; and;
   . manufacturing;                  . utilities.

   Because of the size of its offerings within the financial services, healthcare, and chemical and energy industries, Computer Sciences has formed vertical industry groups to better deliver integrated solutions to clients in these industries.

 The Computer Sciences Market

   For four decades, Computer Sciences has provided information technology services to the U.S. federal government. For most of this time, U.S. federal contracts have represented the majority of Computer Sciences' revenues. In fiscal 1986, when U.S. federal contracts represented 70% of revenues, Computer Sciences decided to devote substantial resources to further develop global commercial business. Computer Sciences sought to accelerate its growth and take advantage of the expertise gained as a leader in the federal sector. As a result of this strategy, Computer Sciences has

INFORMATION ABOUT THE COMPANIES
increased its penetration of the global commercial market and diversified its business. In fiscal 1999, commercial contracts accounted for 77% of revenues, with federal contracts representing 23% of revenues. Computer Sciences is now a major provider of outsourcing, consulting and technical services to U.S. and international commercial clients, with offices throughout the United States and in the United Kingdom, France, Germany, Belgium, the Netherlands, Denmark, Italy, Australia and Singapore.

 Additional Information

   Information relating to executive compensation, various benefit plans, including stock option plans, voting securities and their principal holders, relationships and related transactions between Computer Sciences and its management or major stockholders and other related matters as to Computer Sciences is stated in Computer Sciences' annual report on Form 10-K/A for the fiscal year ended April 2, 1999, and proxy statement on Form 14A filed with the SEC on July 1, 1999. These documents are incorporated in this proxy statement/prospectus by reference. Nichols stockholders desiring copies of these documents may contact Computer Sciences at its address or telephone number listed under "Where You Can Find More Information."

Nichols

   Nichols is a premier provider of high-performance technology-based solutions and services where information access, movement, and evaluation are mission critical to an organization's success. Nichols provides these services to a wide range of clients in three markets:

  . government;

  . commercial information technology; and

  . healthcare information technology.

   Nichols' substantial expertise and capabilities in a wide range of technologies have been built over a 22-year period of providing advanced development, scientific and application services to U.S. military programs. These activities have allowed Nichols to build and maintain a foundation of advanced skills in:

  . systems engineering;

  . command, control, communication, computers and intelligence systems;

  . virtual reality-based training systems;

  . naval architecture;

  . high performance systems integration;

  . information systems support;

  . network and computer facility outsourcing and management software and systems development;

  . data warehousing and mining; and

  . systems security.

INFORMATION ABOUT THE COMPANIES

   Nichols' advanced technical capabilities gained while performing services for United States federal projects have provided Nichols with the technological competence that Nichols is implementing in the commercial sector. Nichols today addresses the technology needs of a diverse customer base by applying its state-of-the-art technical capabilities in commercial systems integration, simulation, software development and client-server architectures. Nichols has expanded the market for its services by offering innovative technical solutions to customers' needs and, as a result, non-military markets for Nichols' services represented approximately 45% of revenues in fiscal year 1998.

Nevada Acquisition Corporation

   Nevada Acquisition Corporation is a wholly owned subsidiary of Computer Sciences. It was incorporated in Delaware solely for use in the merger and has never conducted any other business.

INFORMATION ABOUT THE COMPANIES

                          DESCRIPTION OF CAPITAL STOCK

   When we complete the merger, Nichols stockholders will become Computer Sciences stockholders. The following is a description of Computer Sciences common stock to be issued in the merger.

Computer Sciences Capital Stock

   The authorized capital stock of Computer Sciences consists of 275,000,000 shares of common stock, $1.00 par value, and 1,000,000 shares of preferred stock, $1.00 par value. No shares of preferred stock are presently outstanding. Computer Sciences' restated articles of incorporation, as amended, do not authorize any other classes of capital stock. The issued and outstanding shares of Computer Sciences common stock are, and the shares issuable in connection with the merger, when issued will be, duly authorized, validly issued, fully paid and nonassessable.

   Computer Sciences Common Stock. As of October 8, 1999, there were approximately 160,313,765 shares of Computer Sciences common stock outstanding held of record by approximately 8,843 persons. Computer Sciences common stock is listed on the New York Stock Exchange under the symbol "CSC." Holders of Computer Sciences common stock are entitled to one vote per share on all matters to be voted upon by Computer Sciences stockholders and may cumulate votes for the election of directors. The holders of Computer Sciences common stock are entitled to receive ratably dividends, if any, that are declared by Computer Sciences' board out of funds legally available for the payment of dividends. In the event of a liquidation, dissolution or winding up of Computer Sciences, after all liabilities and the holders of each series of preferred stock have been paid in full, the holders of Computer Sciences common stock are entitled to share ratably in all remaining assets. The Computer Sciences common stock has no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the Computer Sciences common stock. Each outstanding share of Computer Sciences common stock is accompanied by a preferred stock purchase right. See "Comparison of Stockholders Rights--Rights Plans."

   ChaseMellon Shareholder Services L.L.C. is the Transfer Agent and Registrar for the shares of Computer Sciences common stock.

   Computer Sciences Preferred Stock. Computer Sciences' board may issue up to 1,000,000 shares of preferred stock in one or more series and, subject to Nevada corporation law, may

  . fix the rights, preferences, privileges and restrictions of the preferred stock,

  . fix the number of shares and designation of any series of preferred stock, and

  . increase or decrease the number of shares of any series but not below the number of outstanding shares.

   At the date of this proxy statement/prospectus, no shares of Computer Sciences preferred stock were outstanding. Although Computer Sciences presently does not intend to do so, its board has the power to issue Computer Sciences preferred stock with voting and conversion rights that could negatively affect the voting power or other rights of the Computer Sciences common stockholders, and the board could take that action without stockholder approval. The issuance of Computer Sciences preferred stock could delay or prevent a change in control of Computer Sciences.

DESCRIPTION OF CAPITAL STOCK

   Computer Sciences' amended articles of incorporation designate 200,000 shares of preferred stock as series A junior participating preferred stock in connection with Computer Sciences' stockholder rights plan, as described below. We refer to Computer Sciences' series A junior participating preferred stock as the series A preferred shares.

Nichols Capital Stock

   Nichols capital stock is described in its registration statement on Form 8-A/A, filed August 18, 1989, and is incorporated by reference into this proxy statement/prospectus.

DESCRIPTION OF CAPITAL STOCK

                       COMPARISON OF STOCKHOLDERS RIGHTS

   Upon consummation of the merger, the stockholders of Nichols, a Delaware corporation, will become stockholders of Computer Sciences, a Nevada corporation, and the rights of former Nichols stockholders will be governed by Nevada law and by Computer Sciences' articles of incorporation and bylaws. The rights of the former Nichols stockholders under Nevada law and Computer Sciences' articles of incorporation and bylaws will differ in several respects from the rights of Nichols stockholders under Delaware law and Nichols' certificate of incorporation and bylaws. The following is a summary of the material differences between the current rights of Nichols stockholders and those of Computer Sciences stockholders following the merger. We encourage you to read the relevant provisions of Delaware and Nevada law, Computer Sciences' articles of incorporation and bylaws and Nichols' certificate of incorporation and bylaws. Computer Sciences' articles of incorporation and bylaws are exhibits to documents that are incorporated by reference in the registration statement of which this proxy statement/prospectus is a part.

Size of Board of Directors

   Delaware law permits the board of directors of a Delaware corporation to change the authorized number of directors by amendment to the corporation's bylaws or in the manner provided in the bylaws, unless the number of directors is fixed in the corporation's certificate of incorporation, in which case a change in the number of directors may be made only by amendment to the certificate of incorporation. The Nichols bylaws provide that the authorized number of directors constituting the Nichols' board shall not be less than five or more than thirteen, as established from time to time by action of the directors. The number of directors presently authorized is thirteen.

   Under Nevada law, although changes in the number of directors must in general be approved by the stockholders, a Nevada corporation may fix the exact number of directors within a range stated in the corporation's articles of incorporation or bylaws. Computer Sciences' articles of incorporation and bylaws provide that the authorized number of directors shall not be less than three nor more than fifteen, as established from time to time by action of the directors. Computer Sciences' board has currently fixed the number of directors at nine.

Classified Board of Directors

   A classified board of directors is one in which some, but not all, of the directors are elected on a rotating basis each year. Delaware law permits, but does not require a Delaware corporation to provide in its certificate of incorporation for a classified board of directors, dividing the board into up to three classes of directors with staggered terms of office, with only one class of directors to be elected each year for a maximum term of three years. Nichols' certificate of incorporation does not provide for a classified board of directors.

   Although Nevada law allows directors to be divided into separate classes with staggered terms of office, neither Computer Sciences' articles of incorporation nor bylaws provides for classification of directors.

Cumulative Voting

   In an election of directors under cumulative voting, each share of stock normally having one vote is entitled to a number of votes equal to the number of directors to be elected. A stockholder may then cast all of his or her votes for a single candidate or may allocate them among as many

COMPARISON OF STOCKHOLDERS RIGHTS
candidates as the stockholder may choose, up to the number of directors to be elected. Without cumulative voting, the holders of a majority of the shares present at an annual meeting or any special meeting held to elect directors have the power to elect all the directors to be elected at that meeting, and no person could be elected without the support of holders of a majority of the shares voting at the meeting.

   Under Delaware law, cumulative voting in the election of directors is not available unless specifically provided for in a corporation's certificate of incorporation. Nichols' certificate of incorporation does not provide for cumulative voting.

   Under Nevada law, cumulative voting in the election of directors is only available if the corporation's articles of incorporation provide for such an election. Computer Sciences' articles of incorporation do provide for cumulative voting but a stockholder must demand cumulative voting in advance of the meeting in order for cumulative voting to apply at the meeting.

Stockholder Power to Call Special Stockholders' Meeting

   Under Delaware law, a special meeting of stockholders may be called by the board of directors or any other person authorized to do so in the corporation's certificate of incorporation or bylaws. Nichols' bylaws provide that special meetings of stockholders may be called by the chief executive officer, president or a majority of the board of directors.

   Nevada law does not specifically address who may call special meetings of stockholders. Computer Sciences' bylaws provide that special meetings of stockholders may be called by the chairman of the board, the board of directors, or by the president, except that if Computer Sciences has not held its annual meeting of stockholders for a period of 18 months from the most recent annual meeting at which directors were elected or if the annual meeting was held within 18 months but directors were not elected at the annual meeting, the president or the secretary must call a special meeting to elect directors, on written request of a majority of the board of directors or of stockholders owning not less than 50% of the outstanding voting shares.

Dissolution

   Under Delaware law, a dissolution must be approved by stockholders holding 100% of the total voting power or the dissolution must be initiated by the board of directors and approved by the holders of a majority of the outstanding voting shares of the corporation. Under Nevada law, stockholders holding 50% or more of the total voting power may authorize a corporation's dissolution, and this right may not be modified by its articles of incorporation.

Removal of Directors

   Under Delaware law, any director or the entire board of directors may be removed with or without cause by the holders of a majority of the shares entitled to vote unless the certificate of incorporation provides otherwise. Nichols' bylaws provide that any director may be removed with or without cause by a majority of shares entitled to vote.

   Under Nevada law a director may be removed by the vote of the holders of not less than two-thirds of the voting stock, subject to specific provisions concerning the vote needed to remove individual directors of a Nevada corporation having cumulative voting.

COMPARISON OF STOCKHOLDERS RIGHTS

Nevada law has recently been changed to provide that the holders of two-thirds of the voting stock may remove the entire board, even if the corporation has cumulative voting. Computer Sciences intends to amend its bylaws accordingly.

Filling Vacancies on the Board of Directors

   Under Delaware law, vacancies on the board of directors and newly created directorships may be filled by a majority of the directors then in office, even though less than a quorum, unless otherwise provided in the certificate of incorporation or bylaws of the corporation. Nichols' bylaws provide that the directors may fill the place of any director that has become vacant before the expiration of the director's term by a vote of the majority of remaining directors, even though less than a quorum, with the director so elected to serve for the remainder of the term of the departed director. Any vacancy that occurs by reason of an increase in the number of directors is filled by election at an annual meeting or special meeting of stockholders called for that purpose.

   Under Nevada law, all vacancies, including those caused by an increase in the number of directors, may be filled by a majority of the remaining directors, even though less than a quorum, unless otherwise provided in the articles of incorporation. Computer Sciences' bylaws provide that Computer Sciences' board may fill all vacancies created by reason of death, resignation, an increase in the number of directors or otherwise, by a majority vote of the remaining directors, although less than a quorum, with the director so elected to serve for the remainder of the term of the departed director. All directors continue in office until the election and qualification of their successors in office.

Voting Requirements to Amend Charter and Bylaws

   Unless otherwise specified in a Delaware corporation's certificate of incorporation, an amendment to the certificate of incorporation requires the affirmative vote of a majority of the outstanding stock entitled to vote. Unless the certificate confers power on the board of directors to adopt, amend or repeal bylaws, only the stockholders have those powers as to the bylaws. Nichols' certificate of incorporation does not contain any provision modifying the statute.

   Under Nevada law, unless the articles of incorporation or bylaws provide otherwise, amendments to the articles of incorporation generally require the approval of the holders of a majority of the outstanding stock entitled to vote. Nevada law also provides that the board of directors may amend the bylaws if the bylaws so provide. Even if the bylaws confer this power on the board of directors, the stockholders also have the power to amend the bylaws.

   The Computer Sciences articles of incorporation provide that Computer Sciences' board of directors has the power to make, alter or amend the bylaws, and Computer Sciences' bylaws provide that Computer Sciences' board may adopt, amend or repeal the bylaws. Computer Sciences' bylaws may also be adopted, amended or repealed by the affirmative vote of more than eighty percent of the outstanding voting shares of Computer Sciences.

Inspection of Stockholders List

   Delaware law allows any stockholder to inspect the stock ledger and the other books and records of a corporation for a purpose reasonably related to that person's interest as a stockholder.

COMPARISON OF STOCKHOLDERS RIGHTS

   Under Nevada law, any person who has been a stockholder of record of a corporation for at least six months, or any person holding or representing at least five percent of its outstanding shares, upon at least five days written demand, may inspect its stock ledger and make copies from it. A corporation must allow stockholders of record who own or represent at least fifteen percent of a corporation's shares the right, upon at least five days written demand, to inspect the books of account and financial records of the corporation, to make copies from them and to conduct an audit of those records, except that any corporation listed and traded on any recognized stock exchange or any corporation that furnishes to its stockholders a detailed, annual financial statement is exempt from this requirement.

Dividends

   Subject to any restrictions contained in a corporation's certificate of incorporation, Delaware law generally provides that a corporation may declare and pay dividends out of surplus or, when no surplus exists, out of net profits for the fiscal year in which the dividend is declared and/or for the preceding fiscal year. Surplus is defined as net assets minus stated capital. Dividends may not be paid out of net profits if the capital of the corporation is less than the amount of capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets. Nichols' certificate of incorporation contains no restrictions on the declaration or payment of dividends.

   Except as otherwise provided in the corporation's articles of incorporation, Nevada law authorizes the corporation to make distributions to its stockholders, unless

  . the corporation would not be able to pay its debts as they become due in the usual course of business, or

  . the corporation's total assets would be less than the sum of its total liabilities plus any amount owed if the corporation were dissolved at the time of distribution, to stockholders with preferential rights superior to those receiving the distribution.

   Computer Sciences' articles of incorporation contain no restrictions on the declaration or payment of dividends.

Transactions Involving Officers or Directors

   A Delaware corporation may lend money to, or guarantee any obligation incurred by, its officers or directors if, in the judgment of the board of directors, the loan or guarantee may reasonably be expected to benefit the corporation. Any other contract or transaction between the corporation and one or more of its directors or officers is neither void nor voidable solely because the interested director or officer was present, participates or votes at the board or board committee meeting that authorizes the contract or transaction, if either:

  . the director's or officer's interest is made known to the disinterested directors or the stockholders of the corporation, who thereafter approve the transaction in good faith, or

  . the contract or transaction is fair to the corporation as of the time it is approved or ratified by either the board of directors, a committee thereof, or the stockholders.

   Under Nevada law, there is no corresponding specific provision concerning loans or guarantees. Under Nevada law, a contract or transaction between a corporation and one or more of its directors

COMPARISON OF STOCKHOLDERS RIGHTS
or officers, or between a corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, is not void or voidable solely for that reason, or solely because the interested director or officer was present, participates or votes at the board or board committee meeting that authorizes the contract or transaction, if the director's or officer's interest in the contract or transaction is known to the board of directors or stockholders, and the contract or transaction is fair to the corporation at the time it is authorized or approved.

Limitation of Liability of Directors and Indemnification

   Under Delaware law, a corporation may include in its certificate of incorporation a provision that would, subject to the limitations described below, eliminate or limit directors' liability for monetary damages for breaches of their fiduciary duty of care. Under Delaware law, a director's liability cannot be eliminated or limited:

  . for breaches of the duty of loyalty,

  . for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law,

  . for the payment of unlawful dividends or expenditure of funds for unlawful stock purchases or redemptions, or

  . for transactions from which such director derived an improper personal benefit.

The Nichols certificate of incorporation contains provisions limiting a director's liability to the fullest extent permitted by Delaware law.

   Under Section 145 of the Delaware General Corporation Law, Nichols also has broad powers to indemnify its directors and officers against liabilities incurred in these capacities. Nichols' bylaws provide that Nichols will indemnify its directors and executive officers and may indemnify other officers to the fullest extent permitted by law. Nichols' bylaws also allow Nichols to advance litigation expenses in the case of stockholder derivative actions or other actions, against an undertaking by the indemnified party to repay any advances if it is ultimately determined that the indemnified party is not entitled to indemnification.

   Nevada law allows a corporation, through its articles of incorporation, to limit or eliminate the personal liability of directors and officers to the corporation and its stockholders for damages for breach of fiduciary duty. However, this provision excludes any liability for acts or omissions that involve intentional misconduct, fraud or a knowing violation of law or the payment of distributions in violation of Section 78.300 of the Nevada Revised Statutes.

   Section 78.751 of the Nevada Revised Statutes gives a corporation board powers to indemnify its officers and directors against liabilities incurred in these capacities. Expenses incurred by an officer or director, or other employee or agent in defending civil or criminal proceedings may be paid by the corporation in advance of the final disposition of the proceeding upon receipt of an undertaking by or on behalf of that person to repay the amount advanced if it is ultimately determined that that person is not entitled to be indemnified by the corporation. To indemnify a party, the corporation must determine that the party met the applicable standards of conduct.

   Computer Sciences' articles of incorporation and bylaws provide for limitation of liability and indemnification to the fullest extent possible under Nevada law.

COMPARISON OF STOCKHOLDERS RIGHTS

Business Combinations/Reorganizations

   A provision of Delaware law prohibits some business combinations between a Delaware corporation and an "interested stockholder." An "interested stockholder" for purposes of this provision is a stockholder that is directly or indirectly a beneficial owner of 15% or more of the voting power of the outstanding voting stock of a Delaware corporation, or its affiliate or associate. This provision prohibits business combinations between an interested stockholder and the corporation for a period of three years after the date the interested stockholder acquired its stock unless:

  . the business combination is approved by the corporation's board of directors prior to the stock acquisition date;

  . the interested stockholder acquired at least 85% of the voting stock of the corporation in the transaction in which that stockholder became an interested stockholder; or

  . the business combination is approved by a majority of the board of directors and the affirmative vote of two-thirds of disinterested stockholders.

   Sections 78.411 to 78.444 of the Nevada Revised Statutes, restrict the ability of a domestic corporation to engage in any combination with an interested stockholder for three years after the interested stockholder's date of acquiring the shares that cause the stockholder to become an interested stockholder, unless the business combination or the purchase of shares by the interested stockholder is approved by the board of directors before that date. If the business combination was not previously approved, the interested stockholder may effect the combination after the three-year period only if that stockholder receives approval from a majority of the disinterested shares or the offer meets various fair price criteria. An "interested stockholder" means any person who is:

  . the beneficial owner, directly or indirectly, of 10% or more of the voting power of the corporation; or

  . an affiliate or associate of the corporation who at any time within three years immediately before the date in question was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the corporation.

   The above provisions do not apply to any business combination involving a corporation:

  . whose original articles of incorporation expressly elect not to be governed by such provisions;

  . which does not, as of the date of acquiring shares, have a class of voting shares registered with the SEC under Section 12 of the Securities Exchange Act, unless the corporation's articles of incorporation provide otherwise;

  . whose articles of incorporation were amended to provide that the corporation is subject to the above provisions and which did not have a class of voting shares registered with the SEC under Section 12 of the Securities Act on the effective date of that amendment, if the combination is with an interested stockholder whose date of acquiring shares is before the effective date of such amendment; or

  . that amends its articles of incorporation, as approved by a majority of the disinterested shares, to expressly elect not to be governed by the above provisions. This type of amendment, however, would not become effective until 18 months after its passage and would apply only to stock acquisitions occurring after the effective date of the amendment.

The Computer Sciences articles of incorporation do not exempt Computer Sciences from the restrictions imposed by those provisions.

COMPARISON OF STOCKHOLDERS RIGHTS

   Sections 78.378 to 78.3793 of the Nevada Revised Statutes restrict the voting power of shares held by a party, or group of parties acting together, that has acquired or offered to acquire a controlling interest in a corporation. Statutes of this sort are often called control share statutes. Computer Sciences opted out of this statute by adopting an appropriate bylaw in 1998.

Rights Plan

   Under both Delaware and Nevada law, every corporation may create and issue rights entitling the holders of the rights to purchase from the corporation shares of its capital stock of any class or classes, subject to provisions in its charter documents. The price and terms of these shares must be stated in the charter documents or in a resolution adopted by the board of directors for the creation or issuance of the rights. Nichols does not have a stockholder rights plan.

   Computer Sciences has a stockholder rights plan, under which each share of common stock is accompanied by the right, under specified circumstances, to purchase one four-hundredth of a share of Computer Sciences series A preferred stock or Computer Sciences common stock or common stock of a successor company at an initial price of $250.00 for each one four-hundredth of a share. The terms of the Computer Sciences stockholder rights are fully described in Computer Sciences' rights plan dated February 18, 1998 which is incorporated in this proxy statement/prospectus by reference. See "Where You Can Find More Information."

   The Computer Sciences stockholder rights could prevent or delay a takeover of Computer Sciences by causing substantial dilution to a person or group that attempts to acquire Computer Sciences on terms not approved by Computer Sciences' board of directors. The Computer Sciences stockholder rights should not interfere with any merger or other business combination approved by the Computer Sciences board of directors, since the Computer Sciences stockholder rights may be redeemed by Computer Sciences for a price of $.0005 per right.

COMPARISON OF STOCKHOLDERS RIGHTS

                             ADDITIONAL INFORMATION

Dissenters' Appraisal Rights

   Under Delaware law, the holders of Nichols common stock are not entitled to any appraisal rights with respect to the merger.

Legal Matters

   Gibson, Dunn & Crutcher LLP, Los Angeles, California will pass upon the validity of the Computer Sciences common stock to be issued in the merger.

Experts

   The consolidated financial statements of Computer Sciences Corporation and the related consolidated financial statement schedule incorporated in this proxy statement/prospectus by reference from Computer Sciences' Annual Report on Form 10-K/A for the fiscal year ended April 2, 1999, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated in this proxy statement/prospectus by reference, and have been so incorporated in reliance upon the report of such firm given their authority as experts in accounting and auditing.

   The consolidated financial statements of Nichols Research Corporation incorporated by reference in Nichols Research Corporation's Annual Report on Form 10-K/A for the year ended August 31, 1998, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon incorporated by reference therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing. Members of Ernst & Young LLP, Nichols' independent public accountants, are expected to attend the special meeting, will have the opportunity to make a statement at the meeting if they so desire and are expected to be available to respond to appropriate questions.

Stockholder Proposals

   Nichols will hold a 2000 annual meeting of stockholders only if the merger is not completed before the time of the 2000 annual meeting. In the event that a meeting is held, any proposals of Nichols stockholders intended to be presented at the 2000 annual meeting must have been received by the secretary of Nichols no later than August 9, 1999 in order to be considered for inclusion in Nichols' proxy materials relating to the 2000 annual meeting.

Other Matters

   As of the date of this proxy statement/prospectus, Nichols' board and Computer Sciences' board know of no matters that will be presented for consideration at the Nichols special meeting other than as described in this proxy statement/prospectus. If any other matters properly come before the Nichols special meeting or any adjournment or postponement of the special meeting and are voted upon, the enclosed proxies will be deemed to confer discretionary authority on the individuals named as proxies in the enclosed proxies to vote the shares represented by those proxies as to any such matters. The individuals named as proxies intend to vote or not to vote in accordance with the recommendation of the management of Nichols.

ADDITIONAL INFORMATION

                      WHERE YOU CAN FIND MORE INFORMATION

   Computer Sciences has filed with the Securities and Exchange Commission a registration statement under the Securities Act on Form S-4 that registers the distribution to Nichols' stockholders of the shares of Computer Sciences common stock to be issued in connection with the merger. The registration statement, including the attached exhibits and schedules, contains additional relevant information about Computer Sciences and Computer Sciences common stock. The rules and regulations of the Securities and Exchange Commission allow us to omit some information included in the registration statement from this proxy statement/prospectus.

   In addition, Computer Sciences and Nichols file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended. You may read and copy any of these filings at the following locations of the Securities and Exchange Commission:

     Public
    Reference
       Room          New York Regional Office           Chicago Regional Office
    450 Fifth          7 World Trade Center             500 West Madison Street
     Street,                Suite 1300                         Suite 1400
       N.W.          New York, New York 10048         Chicago, Illinois 60661-2511
    Room 1024
   Washington,
    D.C. 20549


   You may also obtain copies of this information by mail from the Public Reference Section of the Securities and Exchange Commission, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates. You may obtain information regarding the operation of the Public Reference Room at 1-800-SEC-0330.

   The Securities and Exchange Commission also maintains an Internet site that contains reports, proxy statements and other information about issuers, like Computer Sciences and Nichols, who file electronically with the Securities and Exchange Commission. The address of that site is http://www.sec.gov.

   The Securities and Exchange Commission allows Computer Sciences and Nichols to incorporate by reference information into this proxy statement/prospectus. This means that the companies can disclose important business and financial information to you by referring you to another document filed separately with the Securities and Exchange Commission. The information incorporated by reference is considered to be a part of this proxy statement/prospectus, except for any information that is superseded by information that is included directly in this document.

WHERE YOU CAN FIND MORE INFORMATION

   This proxy statement/prospectus incorporates by reference the documents listed below that Computer Sciences and Nichols have previously filed with the Securities and Exchange Commission. They contain important information about our companies and their financial condition.

   Computer Sciences SEC Filings                                Period
   -----------------------------                                ------
   Annual Report on Form 10-K, as amended.......  Year ended April 2, 1999, as first amended on Form 10-K/A,
                                                  filed June 25, 1999, and as
                                                  second amended on Form 10-K/A,
                                                  filed July 7, 1999

   Quarterly Report on Form 10-Q................  Quarter ended July 2, 1999

   The description of Computer Sciences' rights
    plan set forth in Computer Sciences'
    Registration Statement on Form 8-A..........  Filed: March 2, 1998

   Definitive Notice and Proxy Statement on Form  Filed: July 1, 1999
    14A.........................................

   Current Report on Form 8-K...................  Filed: September 20, 1999

   Nichols SEC Filings                                      Period
   -------------------                                      ------
   Annual Report on Form 10-K, as amended.... Year ended August 31, 1998, as amended on Form 10-K/A, filed
                                              January 13, 1999

   Quarterly Report on Form 10-Q............. As first amended for Quarter ended May 31, 1998; Quarter ended
                                              November 30, 1998; Quarter ended
                                              February 28, 1999; and Quarter
                                              ended May 31, 1999

   The description of Nichols common stock
    set forth in Nichols' Registration        Filed: January 14, 1987, as
    Statement on Form 8-A, as amended........ amended on
                                              Form 8-A/A, filed August 18, 1989

   Definitive Notice and Proxy Statement on   Filed: December 7, 1998
    Form 14A.................................

   Current Reports on Form 8-K............... Filed: January 15, 1999; February
                                              5, 1999; September 20, 1999

   Computer Sciences and Nichols incorporate by reference additional documents that either company may file with the Securities and Exchange Commission between the date of this proxy statement/prospectus and the date of the Nichols special meeting. These documents include periodic reports, such as annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, as well as proxy statements.

   Computer Sciences has supplied all information contained or incorporated by reference in this proxy statement/prospectus relating to Computer Sciences, Nichols has supplied all information relating to Nichols, and both companies have supplied the pro forma financial information.

   You can obtain any of the documents incorporated by reference in this document through Computer Sciences or from the Securities and Exchange Commission through the Securities and Exchange Commission's web site at the address given above. Documents incorporated by reference are available from the companies without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit in this proxy statement/prospectus. See "Reference To Additional Information" on page 3.

WHERE YOU CAN FIND MORE INFORMATION

   If you request any incorporated documents from Computer Sciences or Nichols, we will mail them to you by first class mail, or another equally prompt means, within one business day after we receive your request.

   We have not authorized anyone to give any information or make any representation about the merger or our companies that is different from, or in addition to, that contained in this proxy statement/prospectus or in any of the materials that we have incorporated into this document. Therefore, if anyone does give you information of this sort, you should not rely on it. If you are in a jurisdiction where offers to exchange or sell, or solicitations of offers to exchange or purchase, the securities offered by this proxy statement/prospectus or the solicitation of proxies is unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you. The information contained in this document speaks only as of the date of this document unless the information specifically indicates that another date applies.

WHERE YOU CAN FIND MORE INFORMATION

                                   APPENDIX A



--------------------------------------------------------------------------------

                          Agreement And Plan Of Merger

                         Dated As Of September 19, 1999

                                     Among

                         Nichols Research Corporation,

                         Computer Sciences Corporation

                                      And

                         Nevada Acquisition Corporation

--------------------------------------------------------------------------------

                               TABLE OF CONTENTS

                                                                       Page
                                                                       ----
 ARTICLE 1 THE MERGER................................................   A-1
 Section 1.1.  The Merger............................................   A-1
 Section 1.2.  Effective Time........................................   A-1
 Section 1.3.  Closing of the Merger.................................   A-1
 Section 1.4.  Effects of the Merger.................................   A-2
 Section 1.5.  Certificate of Incorporation and Bylaws...............   A-2
 Section 1.6.  Directors.............................................   A-2
 Section 1.7.  Officers..............................................   A-2
 Section 1.8.  Conversion of Shares..................................   A-2
 Section 1.9.  No Appraisal Rights...................................   A-3
 Section 1.10. Exchange of Certificates..............................   A-3
 Section 1.11. Stock Options.........................................   A-5
 Section 1.12. Confidentiality Agreement.............................   A-6

 ARTICLE 2 REPRESENTATIONS AND WARRANTIES OF THE COMPANY.............   A-6
 Section 2.1.  Organization and Qualification; Subsidiaries..........   A-6
 Section 2.2.  Capitalization of the Company and its Subsidiaries....   A-6
 Section 2.3.  Authority Relative to this Agreement; Recommendation..   A-7
 Section 2.4.  SEC Reports; Financial Statements.....................   A-8
 Section 2.5.  Information Supplied..................................   A-8
 Section 2.6.  Consents and Approvals; No Violations.................   A-8
 Section 2.7.  No Default............................................   A-9
 Section 2.8.  No Undisclosed Liabilities; Absence of Changes........   A-9
 Section 2.9.  Litigation............................................  A-10
 Section 2.10. Compliance with Applicable Law........................  A-10
 Section 2.11. Employee Benefit Plans; Labor Matters.................  A-10
 Section 2.12. Environmental Laws and Regulations....................  A-12
 Section 2.13. Taxes.................................................  A-13
 Section 2.14. Leased and Owned Property.............................  A-15
 Section 2.15. Intellectual Property; Software.......................  A-15
 Section 2.16. Insurance.............................................  A-19
 Section 2.17. Tax Treatment; Pooling................................  A-19
 Section 2.18. Affiliates............................................  A-19
 Section 2.19. Certain Business Practices............................  A-19
 Section 2.20. Insider Interests.....................................  A-20
 Section 2.21. Opinion of Financial Adviser..........................  A-20
 Section 2.22. Brokers...............................................  A-20
 Section 2.23. Disclosure............................................  A-20
 Section 2.24. No Existing Discussions...............................  A-20
 Section 2.25. Section 203 of the DGCL; Other Takeover Laws..........  A-20
 Section 2.26. Government Contracts..................................  A-20
 Section 2.27. No Research Grants....................................  A-22
 Section 2.28. Investigative Proceedings.............................  A-22
 Section 2.29. Health Care Business..................................  A-22
 Section 2.30. Licenses and Governmental Authorizations..............  A-22
 Section 2.31. Year 2000 Compliance..................................  A-23

 ARTICLE 3 REPRESENTATIONS AND WARRANTIES OF PARENT AND ACQUISITION..  A-23
 Section 3.1.  Organization..........................................  A-23
 Section 3.2.  Capitalization of Parent and its Subsidiaries.........  A-24

                                                                       Page
                                                                       ----
 Section 3.3.  Authority Relative to this Agreement; Recommendation.   A-24
 Section 3.4.  SEC Reports; Financial Statements....................   A-25
 Section 3.5.  Information Supplied.................................   A-25
 Section 3.6.  Consents and Approvals; No Violations................   A-25
 Section 3.7.  No Default...........................................   A-26
 Section 3.8.  No Undisclosed Liabilities; Absence of Changes.......   A-26
 Section 3.9.  Litigation...........................................   A-27
 Section 3.10. Compliance with Applicable Law.......................   A-27
 Section 3.11. Employee Benefit Plans; Labor Matters................   A-27
 Section 3.12. Environmental Laws and Regulations...................   A-28
 Section 3.13. Tax Matters..........................................   A-28
 Section 3.14. Title to Property....................................   A-28
 Section 3.15. Intellectual Property; Software......................   A-28
 Section 3.16. Insurance............................................   A-29
 Section 3.17. No Prior Activities of Acquisition...................   A-29
 Section 3.18. Tax Treatment; Pooling...............................   A-29
 Section 3.19. Affiliates...........................................   A-29
 Section 3.20. Certain Business Practices...........................   A-29
 Section 3.21. Insider Interests....................................   A-29
 Section 3.22. Disclosure...........................................   A-29
 Section 3.23. Brokers..............................................   A-30
 Section 3.24. Year 2000 Compliance.................................   A-30

 ARTICLE 4 COVENANTS.................................................  A-30
 Section 4.1.  Conduct of Business of the Company...................   A-30
 Section 4.2.  Conduct of Business of Parent........................   A-32
 Section 4.3.  Preparation of S-4 and the Proxy Statement...........   A-33
 Section 4.4.  Other Potential Acquirers............................   A-33
 Section 4.5.  Comfort Letters......................................   A-34
 Section 4.6.  Meeting of Company Stockholders......................   A-35
 Section 4.7.  Stock Exchange Listing...............................   A-35
 Section 4.8.  Access to Information................................   A-35
 Section 4.9.  Additional Agreements; Reasonable Efforts............   A-36
 Section 4.10. Public Announcements.................................   A-36
 Section 4.11. Directors' and Officers' Insurance; Indemnification..   A-36
 Section 4.12. Notification of Certain Matters......................   A-37
 Section 4.13. Affiliates; Pooling; Tax Free Reorganization.........   A-37
 Section 4.14. State Takeover Laws..................................   A-38
 Section 4.15. Employee Benefits....................................   A-38

 ARTICLE 5 CONDITIONS TO CONSUMMATION OF THE MERGER..................  A-38
 Section 5.1.  Conditions to Each Party's Obligations to Effect the
               Merger...............................................   A-38
 Section 5.2.  Conditions to the Obligations of the Party...........   A-39
 Section 5.3.  Conditions to the Obligations of Parent and
               Acquisition..........................................   A-40

 ARTICLE 6 TERMINATION; AMENDMENT; WAIVER............................  A-40
 Section 6.1.  Termination..........................................   A-40
 Section 6.2.  Effect of Termination................................   A-42
 Section 6.3.  Fees and Expenses....................................   A-42
 Section 6.4.  Amendment............................................   A-43
 Section 6.5.  Extension; Waiver....................................   A-43

                                                                        Page
                                                                        ----
 ARTICLE 7 MISCELLANEOUS............................................... A-43
 Section 7.1.  Nonsurvival of Representations and Warranties..........  A-43
 Section 7.2.  Entire Agreement; Assignment...........................  A-43
 Section 7.3.  Validity...............................................  A-43
 Section 7.4.  Notices................................................  A-44
 Section 7.5.  Governing Law..........................................  A-44
 Section 7.6.  Descriptive Headings...................................  A-44
 Section 7.7.  Parties in Interest....................................  A-44
 Section 7.8.  Certain Definitions....................................  A-44
 Section 7.9.  Personal Liability.....................................  A-45
 Section 7.10. Specific Performance...................................  A-45
 Section 7.11. Counterparts...........................................  A-45

                             TABLE OF DEFINED TERMS

                                                           Cross Reference
Term                                                       in Agreement             Page
----                                                       ---------------          ----
Acquisition..............................................  Preamble................    1
affiliate................................................  Section 7.8(a)..........   54
Agreement................................................  Preamble................    1
business combination.....................................  Section 2.25............   25
business day.............................................  Section 7.8(c)..........   55
capital stock............................................  Section 7.8(d)..........   55
Certificates.............................................  Section 1.10(b).........    4
Closing Date.............................................  Section 1.3.............    2
Closing..................................................  Section 1.3.............    2
Code.....................................................  Preamble................    1
Company Affiliates.......................................  Section 2.18............   24
Company Board............................................  Section 2.3(a)..........    9
Company Disclosure Schedule..............................  Article 2...............    7
Company Financial Advisor................................  Section 2.21............   24
Company Permits..........................................  Section 2.10............   12
Company Plans............................................  Section 1.11(a).........    6
Company..................................................  Preamble................    1
Company SEC Reports......................................  Section 2.4(a)..........   10
Company Securities.......................................  Section 2.2(a)..........    8
Company Stock Option.....................................  Section 1.11(a).........    6
Company Stock Options....................................  Section 1.11(a).........    6
Confidentiality Agreement................................  Section 1.12............    7
Copyrights...............................................  Section 2.15(a).........   19
Designated Software Agreements...........................  Section 2.15(i).........   23
DGCL.....................................................  Section 1.1.............    1
Effective Time...........................................  Section 1.2.............    2
Employee Plans...........................................  Section 2.11(a).........   13
Environmental Claim......................................  Section 2.12(b).........   16
Environmental Laws.......................................  Section 2.12(a).........   15
ERISA Affiliate..........................................  Section 2.11(a).........   13
ERISA....................................................  Section 2.11(a).........   12
Exchange Act.............................................  Section 2.2(c)..........    9
Exchange Agent...........................................  Section 1.10(a).........    4
Exchange Fund............................................  Section 1.10(a).........    4
FCPA.....................................................  Section 2.19............   24
Governmental Entity......................................  Section 2.6.............   11
group health plan........................................  Section 2.11(b).........   14
HSR Act..................................................  Section 2.6.............   10
Incentive Stock Options..................................  Section 1.11(a).........    6
Indemnified Liabilities..................................  Section 4.11............   45
Indemnified Persons......................................  Section 4.11............   44
Intellectual Property....................................  Section 2.15(a).........   19
interested stockholder...................................  Section 2.25............   25
IRS......................................................  Section 2.11(a).........   13
ISO......................................................  Section 1.11(a).........    6
knowledge................................................  Section 7.8(e)..........   55
known....................................................  Section 7.8(e)..........   55
Licensed Software........................................  Section 2.15(g).........   22

                                                           Cross Reference
Term                                                       in Agreement             Page
----                                                       ---------------          ----
Licensed Software Agreements.............................  Section 2.15(h).........   22
Licensed Technology Agreements...........................  Section 2.15(h).........   22
Lien.....................................................  Section 2.2(b)..........    9
Marks....................................................  Section 2.15(a).........   19
Material Adverse Effect..................................  Section 2.1(a)..........    7
Material Adverse Effect..................................  Section 3.1(a)..........   29
Merger Certificate.......................................  Section 1.2.............    1
Merger Consideration.....................................  Section 1.8(a)..........    3
Merger...................................................  Section 1.1.............    1
multi-employer plan......................................  Section 2.11(b).........   13
multiple employer plan...................................  Section 2.11(b).........   13
Notice of Change.........................................  Section 4.4(b)..........   41
NYSE.....................................................  Section 1.10(f).........    6
Other Licensed Technology Agreements.....................  Section 2.15(h).........   22
Owned Software...........................................  Section 2.15(g).........   22
Parent Affiliates........................................  Section 3.19............   35
Parent Common Stock......................................  Section 1.8(a)..........    3
Parent Intellectual Property Rights......................  Section 3.15(a).........   35
Parent Permits...........................................  Section 3.10............   33
Parent...................................................  Preamble................    1
Parent Rights Agreement..................................  Section 3.2(a)..........   29
Parent Rights............................................  Section 3.2(a)..........   29
Parent SEC Reports.......................................  Section 3.4(a)..........   30
Parent Securities........................................  Section 3.2(a)..........   30
Patents..................................................  Section 2.15(a).........   19
Payor....................................................  Section 2.30............   28
person...................................................  Section 7.8(f)..........   55
Pooling Transaction......................................  Section 2.17............   24
Proxy Statement..........................................  Section 2.5.............   10
S-4......................................................  Section 2.5.............   10
SEC......................................................  Section 2.4(a)..........    9
Securities Act...........................................  Section 2.4(a)..........    9
Shares...................................................  Section 1.8(a)..........    2
Software.................................................  Section 2.15(a).........   19
subsidiaries.............................................  Section 7.8(g)..........   55
subsidiary...............................................  Section 7.8(g)..........   55
Superior Proposal........................................  Section 4.4(c)..........   42
Surviving Corporation....................................  Section 1.1.............    1
Tax Return...............................................  Section 2.13(a).........   16
Tax......................................................  Section 2.13(a).........   16
tax-exempt use property..................................  Section 2.13(k).........   18
Third Party Acquisition..................................  Section 4.4(c)..........   41
Third Party..............................................  Section 4.4(c)..........   41
Trade Secrets............................................  Section 2.15(a).........   19

                          AGREEMENT AND PLAN OF MERGER

   THIS AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of September 19, 1999, is among NICHOLS RESEARCH CORPORATION, a Delaware corporation (the "Company"), COMPUTER SCIENCES CORPORATION, a Nevada corporation ("Parent"), and NEVADA ACQUISITION CORPORATION, a Delaware corporation and a direct wholly owned subsidiary of Parent ("Acquisition").

   WHEREAS, the Boards of Directors of the Company, Parent and Acquisition each has, in light of and subject to the terms and conditions set forth herein, (i) determined that the Merger (as defined below) is advisable, is fair to their respective stockholders and in the best interests of such stockholders and (ii) approved the Merger in accordance with this Agreement;

   WHEREAS, for federal income tax purposes, it is intended that the Merger qualify as a reorganization under the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"); and

   WHEREAS, the Merger is intended to be treated as a "pooling of interests" for financial accounting purposes.

   NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements herein contained, and intending to be legally bound hereby, the Company, Parent and Acquisition hereby agree as follows:

                                   ARTICLE 1

                                   THE MERGER

   Section 1.1. The Merger. At the Effective Time (as defined below) and upon the terms and subject to the conditions of this Agreement and in accordance with the Delaware General Corporation Law (the "DGCL"), Acquisition shall be merged with and into the Company (the "Merger"). Following the Merger, the Company shall continue as the surviving corporation (the "Surviving Corporation") and the separate corporate existence of Acquisition shall cease. The Merger is intended to qualify as a tax-free reorganization under Section 368(a) of the Code.

   Section 1.2. Effective Time. Subject to the terms and conditions set forth in this Agreement, a Certificate of Merger (the "Merger Certificate") shall be duly executed and acknowledged by the Company and thereafter delivered to the Secretary of State of the State of Delaware for filing pursuant to the DGCL on the Closing Date (as defined in Section 1.3). The Merger shall become effective at such time as a properly executed and certified copy of the Merger Certificate is duly filed by the Secretary of State of the State of Delaware in accordance with the DGCL or such later time as Parent and the Company may agree upon and set forth in the Merger Certificate (the time the Merger becomes effective being referred to herein as the "Effective Time").

   Section 1.3. Closing of the Merger. The closing of the Merger (the "Closing") will take place at 10:00 a.m., Los Angeles time, on November 29, 1999, unless on such date one or more of the conditions set forth in Article 5 hereof has not been satisfied or waived, in which event the Closing will take place on a date and time to be specified by the parties, which shall be no later than the second business day after satisfaction of the latest to occur of the conditions set forth in Article 5 (the "Closing Date"), at the offices of Gibson, Dunn & Crutcher, 333 South Grand Avenue, Los Angeles, California 90071, unless another place is agreed to in writing by the parties hereto.

   Section 1.4. Effects of the Merger. The Merger shall have the effects set forth in the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the properties, rights, privileges, powers and franchises of the Company and Acquisition shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Acquisition shall become the debts, liabilities and duties of the Surviving Corporation.

   Section 1.5. Certificate of Incorporation and Bylaws. The Certificate of Incorporation of the Company in effect at the Effective Time shall be the Certificate of Incorporation of the Surviving Corporation until amended in accordance with applicable law; provided, however, that Article IV of the Certificate of Incorporation of the Company shall be amended in its entirety to read as follows: "The aggregate number of shares which the Corporation shall have the authority to issue is one thousand (1,000), $.01 par value per share, to be designated 'Common Stock'." The Bylaws of the Company in effect at the Effective Time shall be the Bylaws of the Surviving Corporation until amended in accordance with applicable law.

   Section 1.6. Directors. The directors of Acquisition at the Effective Time shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation until such director's successor is duly elected or appointed and qualified.

   Section 1.7. Officers. The officers of the Company at the Effective Time shall be the initial officers of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation until such officer's successor is duly elected or appointed and qualified.

   Section 1.8. Conversion of Shares.

   (a) At the Effective Time, each share of common stock, par value $.01 per share, of the Company (individually a "Share" and collectively the "Shares") issued and outstanding immediately prior to the Effective Time (other than (i) Shares held in the Company's treasury and (ii) each Share held by Parent or Acquisition) shall, by virtue of the Merger and without any action on the part of Parent, Acquisition, the Company or the holder thereof, be converted into and shall become a fraction of a fully paid and nonassessable share of common stock, $1.00 par value per share, of Parent ("Parent Common Stock") equal to the Exchange Ratio, as defined below. Unless the context otherwise requires, each reference in this Agreement to shares of Parent Common Stock shall include the associated Parent Rights (as such term is defined in Section 3.2(a) hereof). Notwithstanding the foregoing, if between the date of this Agreement and the Effective Time the outstanding shares of Parent Common Stock or the Shares shall have been changed into a different number of shares or a different class, by reason of any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares, then the exchange ratio contemplated by the Merger shall be correspondingly adjusted to reflect such stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares.

   (b) For all purposes of this Agreement, the following definitions shall apply:

     (i) "Initial Parent Price" means $66.194 per share.

     (ii) "Final Parent Price" means the average closing price of Parent Common Stock on the New York Stock Exchange for fifteen trading days selected by lot out of the twenty consecutive trading days next preceding the third trading day prior to the date of the meeting of stockholders of the Company set forth in the Proxy Statement (as defined below) initially sent to holders of Shares.

     (iii) "Exchange Ratio" means a fraction:

       (A) the numerator of which is $28.00 and the denominator of which is the Initial Parent Price, if the difference (positive or negative) between the Final Parent Price and the Initial Parent Price equals a number that is less than or equal to ten percent (10%) of the Initial Parent Price;

       (B) the numerator of which is $30.80 and the denominator of which is the Final Parent Price, if the Final Parent Price exceeds the Initial Parent Price by an amount in excess of ten percent (10%) of the Initial Parent Price;

       (C) the numerator of which is $25.20 and the denominator of which is the Final Parent Price if the Initial Parent Price exceeds the Final Parent Price by an amount in excess of ten percent (10%) of the Initial Parent Price but less than or equal to 20% of the Initial Parent Price; and

       (D) the numerator of which is $25.20 and the denominator of which is 80% of the Initial Parent Price if the Initial Parent Price exceeds the Final Parent Price by an amount in excess of 20% of the Initial Parent Price.

   (c) At the Effective Time, each outstanding share of the common stock, par value $.01 per share, of Acquisition shall be converted into one share of common stock, par value $.01 per share, of the Surviving Corporation.

   (d) At the Effective Time, each Share held in the treasury of the Company and each Share held by Parent or Acquisition immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of Parent, Acquisition or the Company, be canceled, retired and cease to exist and no payment shall be made with respect thereto.

   Section 1.9. No Appraisal Rights. Neither the holders of Shares nor the holders of shares of Parent Common Stock shall be entitled to appraisal rights.

   Section 1.10. Exchange of Certificates.

   (a) As of the Effective Time, Parent shall deposit with ChaseMellon Shareholder Services, L.L.C., or, following consultation with the Company, such other agent or agents (the "Exchange Agent") as may be appointed by Parent and Acquisition, for the benefit of the holders of Shares, for exchange in accordance with this Article 1, through the Exchange Agent: (i) certificates representing the appropriate number of shares of Parent Common Stock and (ii) cash to be paid in lieu of fractional shares of Parent Common Stock (such shares of Parent Common Stock and such cash are hereinafter referred to as the "Exchange Fund") issuable pursuant to Section 1.8 in exchange for outstanding Shares.

   (b) As soon as reasonably practicable after the Effective Time, the Exchange Agent shall mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding Shares (the "Certificates") whose shares were converted into the right to receive shares of Parent Common Stock pursuant to Section 1.8: (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Parent and the Company may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of Parent Common Stock. Upon surrender of a Certificate to the Exchange Agent, together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing that number of whole shares of Parent Common Stock and, if applicable, a check representing the cash consideration to which such holder may be entitled on account of a fractional share of Parent Common Stock, which such holder has the right to receive pursuant to the provisions of this Article 1, and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of Shares which is not registered in the transfer records of the Company, a certificate representing the proper number of shares of Parent Common Stock may be issued to a transferee if the Certificate representing such Shares is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 1.10, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the certificate representing shares of Parent Common Stock and cash in lieu of any fractional shares of Parent Common Stock as contemplated by this
Section 1.10.

   (c) No dividends or other distributions declared or made after the Effective Time with respect to Parent Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Parent Common Stock represented thereby and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to
Section 1.10(f) until the holder of record of such Certificate shall surrender such Certificate. Subject to the effect of applicable laws, following surrender of any such Certificate, there shall be paid to the record holder of the certificates representing whole shares of Parent Common Stock issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of any cash payable in lieu of a fractional share of Parent Common Stock to which such holder is entitled pursuant to Section 1.10(f) and the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Parent Common Stock, and
(ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender and a payment date subsequent to surrender payable with respect to such whole shares of Parent Common Stock.

   (d) In the event that any Certificate for Shares shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange therefor, upon the making of an affidavit of that fact by the holder thereof, such shares of Parent Common Stock and cash in lieu of fractional shares, if any, as may be required pursuant to this Agreement; provided, however, that Parent or the Exchange Agent, may, in its discretion, require the delivery of a suitable bond and/or indemnity.

   (e) All shares of Parent Common Stock issued upon the surrender for exchange of Shares in accordance with the terms hereof (including any cash paid pursuant to Section 1.10(c) or 1.10(f)) shall be deemed to have been issued in full satisfaction of all rights pertaining to such Shares, subject, however, to the Surviving Corporation's obligation to pay any dividends or make any other distributions with a record date prior to the Effective Time which may have been declared or made by the Company on such Shares in accordance with the terms of this Agreement or prior to the date hereof and which remain unpaid at the Effective Time, and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the Shares which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article 1.

   (f) No fractions of a share of Parent Common Stock shall be issued in the Merger, but in lieu thereof each holder of Shares otherwise entitled to a fraction of a share of Parent Common Stock shall, upon surrender of his or her Certificate or Certificates, be entitled to receive an amount of cash (without interest) determined by multiplying the closing price for Parent Common Stock as reported on the New York Stock Exchange (the "NYSE") Composite Transactions on the business day five days prior to the Effective Time by the fractional share interest to which such holder would otherwise be entitled. The parties acknowledge that payment of the cash consideration in lieu of issuing fractional shares was not separately bargained for consideration but merely represents a mechanical rounding off for purposes of simplifying the corporate and accounting complexities which would otherwise be caused by the issuance of fractional shares.

   (g) Any portion of the Exchange Fund which remains undistributed to the stockholders of the Company for twelve months after the Effective Time shall be delivered to Parent, upon demand, and any stockholders of the Company who have not theretofore complied with this Article 1 shall thereafter look only to Parent for payment of their claim for Parent Common Stock, any cash in lieu of fractional shares of Parent Common Stock and any applicable dividends or distributions with respect to Parent Common Stock, as the case may be.

   (h) Neither Parent nor the Company shall be liable to any holder of Shares, or Parent Common Stock, as the case may be, for such shares (or dividends or distributions with respect thereto) or cash from the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

   Section 1.11. Stock Options.

   (a) At the Effective Time, each outstanding option to purchase Shares (a "Company Stock Option" or collectively "Company Stock Options") issued pursuant to the plans set forth on Section 1.11(a) of the Company Disclosure Schedule, whether vested or unvested, shall be assumed by Parent (all plans or agreements described above pursuant to which any Company Stock Option has been issued are referred to collectively as the "Company Plans"). Each Company Stock Option shall be deemed to constitute an option to acquire, on the same terms and conditions as were applicable under such Company Stock Option, the same number of shares of Parent Common Stock, rounded to the nearest whole number, as the holder of such Company Stock Option would have been entitled to receive pursuant to the Merger had such holder exercised such option in full immediately prior to the Effective Time, at a price per share equal to (y) the aggregate exercise price for the shares of Company Common Stock otherwise purchasable pursuant to such Company Stock Option divided by (z) the product of the number of shares of Company Common Stock otherwise purchasable pursuant to such Company Stock Option times the Exchange Ratio; provided, however, that in the case of any option to which Section 421 of the Code applies by reason of its qualification under Section 422 of the Code ("incentive stock options" or "ISOs"), the option price, the number of shares purchasable pursuant to such option and the terms and conditions of exercise of such option shall be determined in order to comply with Section 424(a) of the Code.

   (b) As soon as practicable after the Effective Time, Parent shall deliver to the holders of Company Stock Options appropriate notices setting forth such holders' rights pursuant to the respective Company Plans, and the agreements evidencing the grants of such Company Stock Options shall continue in effect on the same terms and conditions (subject to the adjustments required by this Section 1.11 after giving effect to the Merger).

   (c) Parent shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Parent Common Stock for delivery upon exercise of Company Stock Options assumed in accordance with this Section 1.11. As soon as practicable after the Effective Time, Parent shall file a registration statement on Form S-8 (or any successor or other appropriate form) with respect to the shares of Parent Common Stock subject to any Company Stock Options held by persons who are or were directors, officers or employees of the Company or its subsidiaries and shall use its best efforts to maintain the effectiveness of such registration statement (and maintain the current status of the prospectus contained therein) for so long as such Company Stock Options remain outstanding.

   Section 1.12. Confidentiality Agreement. The Company and Parent have entered into a confidentiality agreement, dated as of August 26, 1999 (the "Confidentiality Agreement"), a copy of which is attached hereto as Exhibit D.

                                   ARTICLE 2

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

   Except as set forth on the appropriately numbered and lettered Section of the Disclosure Schedule previously delivered by the Company to Parent (the "Company Disclosure Schedule"), the Company hereby represents and warrants to each of Parent and Acquisition as follows:

   Section 2.1. Organization and Qualification; Subsidiaries.

   (a) Each of the Company and each of its subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization and has all requisite power and authority to own, lease and operate its properties and to carry on its businesses as now being conducted, except where the failure to be so organized, existing and in good standing or to have such power and authority would not have a Material Adverse Effect (as defined below) on the Company. When used in connection with the Company or its subsidiaries, the term "Material Adverse Effect" means any change or effect that (i) is or is reasonably likely to be materially adverse to the business, results of operations, condition (financial or otherwise) or prospects of the Company and its subsidiaries, taken as whole, other than any change or effect arising out of general economic conditions unrelated to any business in which the Company and its subsidiaries are engaged, or (ii) impairs or is reasonably likely to impair the ability of the Company to consummate the transactions contemplated hereby.

   (b) The Company has heretofore delivered to Parent accurate and complete copies of the Certificate of Incorporation and Bylaws (or similar governing documents), as currently in effect, of the Company and all of its subsidiaries. Each of the Company and each of its subsidiaries is duly qualified or licensed and in good standing to do business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except in such jurisdictions where the failure to be so duly qualified or licensed and in good standing would not, individually or in the aggregate, have a Material Adverse Effect on the Company.

   Section 2.2. Capitalization of the Company and its Subsidiaries.

   (a) The authorized capital stock of the Company consists of: 30,000,000 Shares, of which, as of August 31, 1999, 14,209,179 Shares were issued and outstanding and 168,500 Shares were held in the Company's treasury. All of the outstanding Shares have been validly issued, and are fully paid, nonassessable and free of preemptive rights. As of August 31, 1999, 1,522,870 Shares were reserved for issuance and issuable upon or otherwise deliverable in connection with the exercise of outstanding Company Stock Options. Between August 31, 1999 and the date hereof, no shares of the

Company's capital stock have been issued other than pursuant to Company Stock Options already in existence on August 31, 1999, and, between August 31, 1999 and the date hereof, no stock options have been granted. Except as set forth above, as of the date hereof, there are outstanding (i) no shares of capital stock or other voting securities of the Company, (ii) no securities of the Company or its subsidiaries convertible into or exercisable or exchangeable for shares of capital stock or voting securities of the Company, (iii) no options or other rights to acquire from the Company or its subsidiaries, and, except as described in the Company SEC Reports (as defined below), no obligations of the Company or its subsidiaries to issue, any capital stock, voting securities or securities convertible into or exercisable or exchangeable for capital stock or voting securities of the Company, and (iv) no equity equivalents, interests in the ownership or earnings of the Company or its subsidiaries or other similar rights (collectively "Company Securities"). As of the date hereof there are no outstanding obligations of the Company or any of its subsidiaries to repurchase, redeem or otherwise acquire any Company Securities. There are no stockholder agreements, voting trusts or other agreements or understandings to which the Company is a party or by which it is bound relating to the voting or registration of any shares of capital stock of the Company.

   (b) Section 2.2(b) of the Company Disclosure Schedule identifies each subsidiary of the Company as of the date hereof and shows the jurisdiction of incorporation or organization of each such subsidiary. All of the outstanding capital stock of the Company's subsidiaries (other than directors' qualifying shares in the case of certain foreign subsidiaries) is owned by the Company, directly or indirectly, free and clear of any Lien (as defined below) or any other limitation or restriction (including any restriction on the right to vote or sell the same, except as may be provided as a matter of law). There are no securities of the Company or its subsidiaries convertible into or exercisable or exchangeable for, no options or other rights to acquire from the Company or its subsidiaries, and no other contract, understanding, arrangement or obligation (whether or not contingent) providing for the issuance or sale, directly or indirectly, of, any capital stock or other ownership interests in, or any other securities of, any subsidiary of the Company. There are no outstanding contractual obligations of the Company or any of its subsidiaries to repurchase, redeem or otherwise acquire any outstanding shares of capital stock or other ownership interests in any subsidiary of the Company. For purposes of this Agreement, "Lien" means, with respect to any asset (including, without limitation, any security) any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset or any agreement to grant any of the foregoing.

   (c) The Shares (including the associated Company Rights) constitute the only class of equity securities of the Company or its subsidiaries registered or required to be registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

   Section 2.3. Authority Relative to this Agreement; Recommendation.

   (a) The Company has all necessary corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of the Company (the "Company Board") and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions contemplated hereby, except, with respect to consummation of the Merger, the adoption of this Agreement by the holders of a majority of the then outstanding Shares. This Agreement has been duly and validly executed and delivered by the Company and constitutes a valid, legal and binding agreement of the Company, enforceable against the Company in accordance with its terms.

   (b) The Company Board has resolved to recommend that the stockholders of the Company approve and adopt this Agreement.

   Section 2.4. SEC Reports; Financial Statements.

   (a) The Company has filed all required forms, reports and documents with the Securities and Exchange Commission (the "SEC") since August 31, 1996, each of which, as amended, has complied in all material respects with all applicable requirements of the Securities Act of 1933, as amended (the "Securities Act"), and the Exchange Act, each as in effect on the dates such forms, reports and documents were filed. The Company has heretofore delivered or promptly will deliver to Parent, in the form filed with the SEC (including any amendments thereto and all exhibits), (i) its Annual Reports on Form 10-K for each of the fiscal years ended August 31, 1996, 1997 and 1998, (ii) all definitive proxy statements relating to the Company's meetings of stockholders (whether annual or special) held since August 31, 1996 and (iii) all other reports or registration statements filed by the Company with the SEC since August 31, 1996 (all of the foregoing, collectively, the "Company SEC Reports"). None of such Company SEC Reports, including, without limitation, any financial statements or schedules included or incorporated by reference therein, contained, when filed, or, if amended, to the extent amended on the date of filing of such amendment, any untrue statement of a material fact or omitted to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited consolidated financial statements of the Company included in the Company SEC Reports, as amended therein, fairly present, in conformity with generally accepted accounting principles applied on a consistent basis (except as may be indicated in the notes thereto), the consolidated financial position of the Company and its consolidated subsidiaries as of the dates thereof and their consolidated results of operations and changes in financial position for the periods then ended.

   (b) The Company has heretofore made available or promptly will make available to Parent a complete and correct copy of any amendments or modifications, which are or will be required to be filed with the SEC but have not yet been filed with the SEC, to agreements, documents or other instruments which previously have been filed by the Company with the SEC pursuant to the Exchange Act.

   Section 2.5. Information Supplied. None of the information supplied or to be supplied by the Company for inclusion or incorporation by reference in (i) the registration statement on Form S-4 to be filed with the SEC by Parent in connection with the issuance of shares of Parent Common Stock in the Merger (the "S-4") will, at the time the S-4 is filed with the SEC or at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (ii) the proxy statement relating to the meeting of the Company's stockholders to be held in connection with the Merger (the "Proxy Statement") will, at the date mailed to stockholders of the Company and at the times of the meeting or meetings of stockholders of the Company to be held in connection with the Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. The Proxy Statement, insofar as it relates to the meeting of the Company's stockholders to vote on the Merger, will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder.

   Section 2.6. Consents and Approvals; No Violations. Except for filings, permits, authorizations, consents and approvals as may be required under, and other applicable requirements of, the Securities Act, the Exchange Act, state securities or blue sky laws, and the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and except for certain foreign governmental approvals and the filing and recordation of the Merger Certificate as required by the DGCL, no filing with or notice to, and no permit, authorization, consent or approval of, any court or tribunal or administrative, governmental or regulatory body, agency or authority, whether domestic or foreign (a "Governmental Entity"), is necessary for the execution and delivery by the Company of this Agreement or the consummation by the Company of the transactions contemplated hereby, except where the failure to obtain such permits, authorizations, consents or approvals or to make such filings or give such notices would not, individually or in the aggregate, have a Material Adverse Effect on the Company. Neither the execution, delivery and performance of this Agreement by the Company nor the consummation by the Company of the transactions contemplated hereby will
(i) conflict with or result in any breach of any provision of the respective Certificate of Incorporation or Bylaws (or similar governing documents) of the Company or any of its subsidiaries, (ii) result in a material violation or material breach of, or constitute (with or without notice or lapse of time or both) a material default (or give rise to any right of termination, amendment, cancellation or acceleration or any Lien) under, any of the terms, conditions or provisions of any material note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which the Company or any of its subsidiaries is a party or by which any of them or any of their respective properties or assets may be bound, or (iii) violate any order, writ, injunction, decree, or (in any material respect) any material law, statute, rule or regulation applicable to the Company or any of its subsidiaries or any of their respective properties or assets.

   Section 2.7. No Default. None of the Company or any of its subsidiaries is in breach, default or violation (and no event has occurred which with notice or the lapse of time or both would constitute a material breach, default or violation) of any term, condition or provision of (i) its Certificate of Incorporation or Bylaws (or similar governing documents), (ii) any material note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which the Company or any of its subsidiaries is a party or by which any of them or any of their respective properties or assets may be bound, in any material respect or (iii) any order, writ, injunction, decree, or (in any material respect) any material law, statute, rule or regulation applicable to the Company, any of its subsidiaries or any of their respective properties or assets. Each material note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which the Company or any of its subsidiaries is a party or by which any of them or any of their respective properties or assets may be bound is in full force and effect and is not subject to any material default thereunder of which the Company is aware by any party obligated to the Company or any subsidiary thereunder.

   Section 2.8. No Undisclosed Liabilities; Absence of Changes. Except as and to the extent publicly disclosed by the Company in the Company SEC Reports, since August 31, 1998, none of the Company or any of its subsidiaries has had any material liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, that would be required by generally accepted accounting principles to be reflected on a consolidated balance sheet of the Company (including the notes thereto) or which, individually or in the aggregate, has or has had a Material Adverse Effect on the Company. Since August 31, 1998, none of the Company or any of its subsidiaries has incurred any liabilities of any nature, whether or not accrued, contingent or otherwise, having, and there have been no events, changes or effects with respect to the Company or any of its subsidiaries having, individually or in the aggregate, a Material Adverse Effect on the Company. Except as and to the extent publicly disclosed by the Company in the Company SEC Reports, since August 31, 1998, there has not been any action or event that would have required the consent of Parent pursuant to

Section 4.1 of this Agreement had such action or event occurred after the date of this Agreement. Section 2.8 of the Company Disclosure Schedule sets forth a detailed list of all "earn-out" or similar obligations (of whatever form, name or description, related to the past, present or future performance of the Company, any of its subsidiaries or any portions of any of their respective businesses) of the Company or any of its subsidiaries, arising out of or related to acquisitions of persons (whether by merger, stock purchase, share exchange, asset purchase, or otherwise) by the Company or any of its subsidiaries and which obligations either have not expired by their own terms or with respect to which there exist as of the date hereof or may exist in the future any liabilities of the Company or any of its subsidiaries to any person, whether fixed or contingent, liquidated or unliquidated, accrued or unaccrued.

   Section 2.9. Litigation. There is no suit, claim, action, proceeding or investigation pending or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries or any of their respective properties or assets having, individually or in the aggregate, a Material Adverse Effect on the Company. None of the Company or any of its subsidiaries is subject to any outstanding order, writ, injunction or decree having, individually or in the aggregate, a Material Adverse Effect on the Company.

   Section 2.10. Compliance with Applicable Law. The Company and each of its subsidiaries hold all material permits, licenses, variances, exemptions, orders and approvals of all Governmental Entities necessary for the lawful conduct of their respective businesses (the "Company Permits"). The Company and each of its subsidiaries are in material compliance with the terms of the Company Permits. The businesses of the Company and each of its subsidiaries are not being conducted in material violation of any material law, ordinance, rule or regulation of any Governmental Entity. No investigation or review by any Governmental Entity with respect to the Company or any of its subsidiaries is pending or, to the knowledge of the Company, threatened, nor, to the knowledge of the Company, has any Governmental Entity indicated an intention to conduct the same.

   Section 2.11. Employee Benefit Plans; Labor Matters.

   (a) Section 2.11(a) of the Company Disclosure Schedule lists all employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), and all bonus, stock option, stock purchase, incentive, deferred compensation, supplemental retirement, severance and other similar fringe or employee benefit plans, programs or arrangements, and any severance agreements, written or otherwise, for the benefit of, or relating to, any current or former employee or director of the Company, any trade or business (whether or not incorporated) which is a member of a controlled group including the Company or which is under common control with the Company (an "ERISA Affiliate") within the meaning of Section 414 of the Code, as well as each plan with respect to which the Company or an ERISA Affiliate could incur liability under Section 4069 (if such plan has been or were terminated) or Section 4212(c) of ERISA (together, the "Employee Plans"). The Company has delivered to Parent, if applicable, a copy of (i) the three (3) most recent annual reports on Form 5500 filed with the Internal Revenue Service (the "IRS") for each disclosed Employee Plan, including any actuarial and auditor reports required to be filed with the annual reports, (ii) the most recent plan documents and related trust documents, adoption agreements, nondiscrimination test reports for the last 3 years, and all amendments thereto for each such Employee Plan (other than those referred to in Section 4(b)(4) of ERISA), including, in the case of any Employee Plan not set forth in writing, a written description thereof, (iii) the most recent summary plan descriptions for each Employee Plan, (iv) the most recent favorable IRS determination letter and antecedent application materials, and (v) the most recent funding and service agreements and most current insurance policies or contracts with respect to the Employee Plans.

   (b) (i) the Company and its Subsidiaries do not maintain or have an obligation to contribute to retiree health plans which provide for continuing benefits or coverage for current or former officers or employees of the Company or any of its Subsidiaries except (1) for coverage that expires on the last day of the calendar month in which the employee's termination takes place, (2) as may be required under Part 6 of Title I of ERISA and at the sole expense of the participant or the participant's beneficiary or (3) a medical expense reimbursement account plan pursuant to Section 125 of the Code; (ii) none of the Employee Plans is a "multi-employer plan" as such term is defined in
Section 3(37) of ERISA, a "multiple employer plan" as such term is defined in
Section 4063 or 4064 of ERISA, or subject to Title IV of ERISA; (ii) no officer, director or employee of the Company has committed a material breach of any responsibility or obligation imposed upon fiduciaries by Title I of ERISA with respect to any Employee Plan; (iii) all Employee Plans are in compliance in all material respects both with their terms and in operation with the requirements prescribed by all applicable statutes (including ERISA and the Code), orders, or governmental rules and regulations currently in effect with respect thereto, and the Company and each of its subsidiaries have performed all material obligations required to be performed by them under, are not in any material respect in default under or in violation of, and have no knowledge of any default or violation by any other party to, any of the Employee Plans; (iv) each Employee Plan intended to qualify under Section 401(a) of the Code and each trust intended to qualify under Section 501(a) of the Code is so qualified and no event has occurred and no condition or circumstance has existed or exists which may reasonably be expected to result in the disqualification of such Employee Plan; (v) all contributions required to be made to any Employee Plan pursuant to Section 412 of the Code (without regard to any waivers of such requirements) or the terms of the Employee Plan, have been made on or before their due dates (including any contractual or statutory grace periods); (vi) other than routine claims for benefits, there is no claim pending or to the knowledge of the Company, threatened, involving any Employee Plan by any person against such Employee Plan, the Company, any subsidiary of the Company or any of their ERISA Affiliates; (vii) there is no pending or, to the knowledge of the Company, threatened claim or investigation involving any Employee Plan by the Department of Labor or any other governmental authority except where such claim individually or in the aggregate shall not have or could not reasonably be expected to have a Material Adverse Effect; (viii) each of the Employee Plans which is an employee benefit plan within the meaning of Section 3(3) of ERISA can be terminated upon 90 days notice with respect to benefit coverage relating to employment after the date of termination of such plan (excluding any benefit coverage relating to employment through the date of termination of such plan, including, but not limited to, benefits accrued or incurred through the date of termination of such plan), except where the inability to so terminate would result in annual costs in excess of $2.0 million of incremental annual costs beyond the costs of maintaining a generally applicable similar plan of Parent and its affiliates (and the representations and warranties contained in this clause (viii) shall be deemed to be qualified as to materiality for all purposes of Section 5.3(a) of this Agreement); and (ix) with respect to any Employee Plan which is a "group health plan" as such term is defined in Section 5000(b)(i) of the Code, the Company, each subsidiary of the Company and their ERISA Affiliates have complied in all respects with the provisions of Part 6 of Title I of ERISA and Sections 4980B, 9801, 9802, 9811 and 9812 of the Code except where such failure to so comply individually or in the aggregate shall not have or could not reasonably be expected to have a Material Adverse Effect.

   (c) Section 2.11(c) of the Company Disclosure Schedule sets forth a true and complete list, as of the date of this Agreement, of each person who holds any Company Stock Options or Company Restricted Stock, together with the number of Shares which are subject thereto, the date of grant, the extent to which such option or Company Restricted Stock is vested (or will become vested within six months from the date hereof, or as a result of the Merger, or upon termination of employment following the Merger), the exercise price of such option, the purchase price of such Company Restricted Stock, whether such option is intended to qualify as an incentive stock option within the meaning of Section 422 of the Code, and the expiration date of such option. Section 2.11(c) of the Company Disclosure Schedule also sets forth the total number of such ISOs and such nonqualified options. Other than the automatic vesting of Company Stock Options or Company Restricted Stock that may occur without any action on the part of the Company or its officers or directors, the Company has not taken any action that would result in any Company Stock Options or Company Restricted Stock that are unvested becoming vested or their terms being extended in connection with or as a result of the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

   (d) The Company has made available to Parent (i) a schedule listing all officers and members of senior management of the Company including each individual's job title, current salary and target bonus; (ii) copies of all employment agreements with officers and members of senior management of the Company; (ii) copies of all agreements with any former employee of the Company obligating the Company to make annual cash payments in an amount exceeding $300,000; (iii) a schedule listing all officers and members of senior management of the Company who have executed a non-competition agreement with the Company; (iv) copies (or descriptions) of all current and proposed severance agreements, programs and policies of the Company with or relating to its employees; and (v) copies of all plans, programs, agreements and other arrangements of the Company with or relating to its employees which contain change in control provisions.

   (e) There shall be no payment, accrual of additional benefits, acceleration of payments, vesting, or term extension of any benefit under any Employee Plan or any agreement or arrangement disclosed under this Section 2.11 solely by reason of entering into or in connection with the transactions contemplated by this Agreement.

   (f) There are no actions, claims or investigations pending or, to the knowledge of the Company or any of its subsidiaries, threatened between the Company or any of its subsidiaries and any of their respective employees, which would have had or could have, individually or in the aggregate, a Material Adverse Effect on the Company. Neither the Company nor any of its subsidiaries is a party to any collective bargaining agreement or other labor union contract applicable to persons employed by the Company or any of its subsidiaries, except as disclosed in Section 2.11(f) of the Company Disclosure Schedule, nor does the Company know of any activities or proceedings of any labor union to organize any such employees. The Company has no knowledge of any strikes, slowdowns, work stoppages, lockouts or threats thereof by or with respect to any employees of the Company or any of its subsidiaries. The Company and its subsidiaries have complied in all material respects with the provisions of the Worker Adjustment and Retraining Notification Act ("WARN") and do not reasonably expect to incur any material liabilities under WARN prior to the consummation of the transactions contemplated by this Agreement.

   (g) Neither the Company nor any ERISA Affiliate maintains or has an obligation to contribute to any Employee Plan which is subject to any laws, regulations, or jurisdiction outside the United States.

   Section 2.12. Environmental Laws and Regulations.

   (a) Except as publicly disclosed by the Company in the Company SEC Reports,
(i) each of the Company and each of its subsidiaries is in material compliance with all applicable federal, state, local and foreign laws and regulations relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata) (collectively, "Environmental Laws"), which compliance includes, but is not limited to, the possession by the Company and each of its subsidiaries of all material permits and other governmental authorizations required under applicable Environmental Laws, and compliance with the terms and conditions thereof; and (ii) to the knowledge of the Company, there are no circumstances that are likely to prevent or interfere with such material compliance in the future.

   (b) Except as publicly disclosed by the Company in the Company SEC Reports, there is no action, cause of action, claim, investigation, demand or notice by any person or entity alleging liability under or non-compliance with any Environmental Law (an "Environmental Claim") that are pending or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries or, to the knowledge of the Company, against any person or entity whose liability for any Environmental Claim the Company or any of its subsidiaries has or may have retained or assumed either contractually or by operation of law.

   (c) The Company is not aware of any material spill, release or disposal of any substance that is regulated by any Environmental Law on any real property that is, or was, owned or leased by it or one of its subsidiaries or predecessors.

   Section 2.13. Taxes.

   (a) Definitions. For purposes of this Agreement:

     (i) the term "Tax" (including "Taxes") means (A) all federal, state, local, foreign and other net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, windfall profits, customs, duties or other taxes, fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts with respect thereto, (B) any liability for payment of amounts described in clause (A) whether as a result of transferee liability, of being a member of an affiliated, consolidated, combined or unitary group for any period, or otherwise through operation of law, and (C) any liability for the payment of amounts described in clauses (A) or (B) as a result of any tax sharing, tax indemnity or tax allocation agreement or any other express or implied agreement to indemnify any other person; and

       (ii) the term "Tax Return" means any return, declaration, report, statement, information statement and other document required to be filed with respect to Taxes.

   (b) The Company and each of its subsidiaries have accurately prepared in all material respects and timely filed all material Tax Returns they are required to have filed. Such Tax Returns are accurate and correct in all material respects.

   (c) The Company and each of its subsidiaries have paid all Taxes shown as due on all Tax Returns and have adequately provided for all Taxes they are required to provide for.

   (d) As of the date of this Agreement: (i) No claim has been made in writing by any taxing authority in any jurisdiction where the Company and its subsidiaries do not file Tax Returns that any of them is or may be subject to Tax by that jurisdiction; and

     (ii) no current extensions or waivers of statutes of limitations with respect to any Tax Returns have been given by or requested in writing from the Company or any of its subsidiaries.

   (e) As of the date of this Agreement, Section 2.13(e) of the Company Disclosure Schedule sets forth with respect to federal and state income and franchise Taxes:

     (i) those taxable years for which examinations by taxing authorities are presently being conducted;

     (ii) those years for which written notice of pending or threatened examination or adjustment has been received; and

     (iii) those years for which required income Tax Returns have not yet been filed.

   (f) All deficiencies asserted or assessments made against the Company or any subsidiary as a result of any examinations by any taxing authority have been fully paid or are being contested in good faith.

   (g) There are no Liens for Taxes (other than for current Taxes not yet due and payable or for Taxes which are being contested in good faith) upon the assets of the Company or any subsidiary.

   (h) Neither the Company nor any of its subsidiaries is a party to or bound by any tax indemnity, tax sharing or tax allocation agreement with any party that is not a member of the Company's affiliated group, within the meaning of
Section 1504(a) of the Code, on the date hereof.

   (i) Neither the Company nor any of its subsidiaries is a party to or bound by any closing agreement or offer in compromise with any taxing authority.

   (j) Neither the Company nor any of its subsidiaries:

     (i) has been a member of an affiliated group of corporations, within the meaning of Section 1504 of the Code, or a member of a combined, consolidated or unitary group for state, local or foreign Tax purposes (other than the group the common parent of which is the Company);

     (ii) has filed a consent pursuant to the collapsible corporation provisions of Section 341(f) of the Code (or any corresponding provision of state, local or foreign income Tax law) or agreed to have Section 341(f)(2) of the Code (or any corresponding provision of state, local or foreign income Tax law) apply to any disposition of any asset owned by any of them.

   (k) None of the assets of the Company or any of its subsidiaries is property that the Company or any of its subsidiaries is required to treat as being owned by any other person pursuant to the so-called "safe harbor lease" provisions of former Section 168(f)(8) of the Internal Revenue Code of 1954, as amended; none of the assets of the Company or any of its subsidiaries directly or indirectly secures any debt the interest on which is tax exempt under Section 103(a) of the Code; none of the assets of the Company or any of its subsidiaries is "tax-exempt use property" within the meaning of Section 168(h) of the Code; and none of the assets of the Company or any of its subsidiaries is required to be or is being depreciated pursuant to the alternative depreciation system under
Section 168(g)(2) of the Code.

   (l) Section 2.13(l) of the Company Disclosure Schedule sets forth all foreign jurisdictions in which the Company or any subsidiary is subject to Tax, is engaged in business or has a permanent establishment.

   (m) The Company is not and has not been, a United States real property holding corporation (as defined in Section 897(c)(2) of the Code) during the applicable period specified in Section 897(c)(1)(a) of the Code.

   Section 2.14. Leased and Owned Property. (a) The Company and its subsidiaries presently own no real property and have no legal or equitable interests in any real property other than leasehold interests.

   (b) Section 2.14(b) of the Company Disclosure Schedule sets forth a complete and correct list of all real property leases to which the Company or any of its subsidiaries is a party, including the address of the property, the name and address of the parties, the expiration date of the lease, the monthly rent as of the Closing, and any additional rent currently payable under each such lease (the "Real Property Leases").

   (c) There is no material breach or event of default on the part of the Company or any of its subsidiaries, or to the knowledge of the Company, the landlord with respect to any of the Real Property Leases, and, to the knowledge of the Company, there has been no event that, with the giving of notice or lapse of time, or both, would constitute a material breach or event of default by the Company, any of its subsidiaries or landlord under any of the Real Property Leases. All the Real Property Leases are in full force and effect and are valid and enforceable against the parties thereto in accordance with their terms in all material respects. The Company is not aware of any material expenditures which are required or are reasonably likely to be required under the provisions of any Real Property Lease for any purpose other than payment of rent or other charges due under such leases as provided therein.

   (d) There are no pending or, to the knowledge of the Company, threatened condemnation, eminent domain or similar proceedings with respect to any of the premises leased under any of the Real Property Leases.

   (e) The Company and each of its subsidiaries have good and marketable title to all of their personal properties and assets, free and clear of all Liens except liens for taxes not yet due and payable and such liens, if any, as do not materially detract from the value of or interfere with the present use of the personal property affected thereby and which would not, individually or in the aggregate, have a Material Adverse Effect on the Company; and, to the Company's knowledge, all leases pursuant to which the Company or any of its subsidiaries lease from others personal property are in good standing, valid and enforceable in accordance with their respective terms, and there is not, to the knowledge of the Company, under any of such leases, any existing material default or event of default by any party thereto (or event which with notice or lapse of time, or both, would constitute a material default) except where the lack of such good standing, validity and enforceability, or the existence of such default or event, would not, individually or in the aggregate, have a Material Adverse Effect on the Company.

   Section 2.15. Intellectual Property; Software.

  (a) For all purposes of this Agreement,

     (i) "Intellectual Property Rights" means intellectual property rights arising from or in respect of the following, whether protected, created or arising under the laws of the United States or any other jurisdiction: (A) fictional business names, trade names, service names, registered and unregistered trademarks and service marks and logos (including any Internet domain names), and applications therefor (collectively, "Marks"); (B) patents, patent rights and all applications therefor, including any and all continuation, divisional, continuation-in-part, or reissue patent applications or patents issuing thereon (collectively, "Patents");
  (C) copyrights and all registrations and applications therefor (collectively, "Copyrights"); and

  (D) know-how, trade secrets, inventions, discoveries, concepts, ideas, methods, processes, designs, formulae, technical data, drawings, specifications, data bases and other proprietary and confidential information, including customer lists, in each case to the extent not included in the foregoing clauses (B) or (C) (collectively, "Trade Secrets"; Marks, Patents, Copyrights and Trade Secrets are, collectively, "Intellectual Property").

     (ii) "Software" means any and all (i) computer programs, including any and all software implementations of algorithms, models and methodologies, whether in source code or object code, (ii) databases and compilations, including any and all data and collections of data, whether machine readable or otherwise, (iii) descriptions, flow-charts and other work product used to design, plan, organize and develop any of the foregoing, and (iv) all documentation, including user manuals and training materials, relating to any of the foregoing, in each case developed or licensed by the Company or any of its subsidiaries, or used in or necessary for the conduct of their business, specifically excluding those items prepared for customers in the operation of the Company's and its subsidiaries' business for which the customer contractually has vested title.

   (b) Section 2.15(b) of the Company Disclosure Schedule sets forth a complete and correct list of all material Intellectual Property Rights owned, licensed or used by the Company or any of its subsidiaries in the conduct of their businesses, together with a listing of all material licenses, franchises, licensing agreements (whether as licensor or licensee) to which the Company or any of its subsidiaries is a party, and any other arrangement with respect to such Intellectual Property Rights. All Intellectual Property Rights owned, licensed or used by the Company or any of its subsidiaries or used or exercised in or necessary to the conduct of the Company's and its subsidiaries' business, are referred to herein, collectively, as the "Company Intellectual Property Assets."

   (c) Neither the Company nor any of its subsidiaries has, during the three years preceding the date of this Agreement, been a party to any Proceeding, nor, to the knowledge of the Company and its subsidiaries, is any Proceeding threatened, that involved or is likely to involve a claim of infringement or misappropriation by any person (including any Governmental Entity) of any Intellectual Property Right of such person. Except as disclosed in Sections 2.15(b), (c), (g) or (h) of the Company Disclosure Schedule, no Company Intellectual Property Asset owned by the Company is subject to any outstanding order, judgment, decree, or stipulation restricting in any material respect the use thereof by the Company or any of its subsidiaries, or restricting in any material respect the licensing thereof by the Company or any person. Except as would not have a Material Adverse Effect on the Company, the current use and exploitation of the Intellectual Property Assets by the Company and its subsidiaries (including without limitation the licensing or other distribution of Software to third parties by the Company or any of its subsidiaries) does not infringe upon, violate or result in the misappropriation of Intellectual Property Right of any person.

   (d) (i) the Company or one of its subsidiaries owns all right, title and interest in each of the Marks and Patents listed in Section 2.15(b) of the Company Disclosure Schedule (collectively, the "Company Marks and Patents"), and Company and its subsidiaries have not received any notice or claim (whether written or oral) challenging Company's or the relevant subsidiary's exclusive and complete ownership of any Company Marks and Patents or suggesting that any other Person has any claim of legal or beneficial ownership or other claim or interest with respect thereto;

     (ii) to the knowledge of the Company and its subsidiaries, the Company Marks and Patents are legally valid and enforceable and the Company and its subsidiaries have not received any notice or claim (whether written or oral) challenging the validity or enforceability of any Company Marks and Patents;

     (iii) to the knowledge of the Company and its subsidiaries, the Company has not taken any action (or failed to take any action), or used or enforced (or failed to use or enforce) any of the material Company Marks and Patents, in each case in a manner that would result in the abandonment, cancellation, forfeiture, relinquishment, or unenforceability of any of the material Company Marks and Patents or any of Company's rights therein;

     (iv) Company has taken reasonable steps to protect Company's rights in and to each of the Company Marks and Patents and to prevent the unauthorized use thereof by any other Person, in each case in accordance with standard industry practice, and has adequately policed (as determined by the Company in its reasonable discretion) the Company Marks and Patents against third party infringement of which it is aware;

     (v) except as set forth in Sections 2.15(b), (c), (g) or (h) of the Company Disclosure Schedule, the Company has not granted to any Person any material right, license or permission to use any of the Company Marks and Patents;

     (vi) all maintenance fees, annuities, and the like due on Company Marks and Patents have been timely paid, except as would not have a Material Adverse Effect on the Company;

     (vii) no Mark that constitutes a Company Mark and Patent has been or is now involved in any opposition or cancellation proceeding and, to Company's knowledge, no such action is threatened with the respect to any of the Company Marks and Patents, except as would not have a Material Adverse Effect on the Company; and

     (ix) no Patent that constitutes a Company Mark and Patent has been or is now involved in any interference, reissue, reexamination or opposition proceeding or any other litigation or proceeding of any kind, except as would not have a Material Adverse Effect on the Company.

   (e) The Company has taken reasonable precautions (as determined by the Company's management) to protect the secrecy of any of its Trade Secrets that derive commercial value from not being generally known to the public. Except as would not have a Material Adverse Effect on the Company, the Company and each of its subsidiaries has the absolute and unrestricted right to use all of the Trade Secrets. Neither the Company nor any of its subsidiaries has received any notice or claim challenging the Company's absolute and unrestricted right to use any of the Trade Secrets or suggesting that any other person has any claim with respect thereto. To the knowledge of the Company and its subsidiaries, none of the Trade Secrets has been, or is alleged to have been, misappropriated from any other person. Except under appropriate confidentiality obligations, there has been no disclosure by the Company of material confidential information or other Trade Secrets that derive commercial value from not being generally known to the public.

   (f) The Company or its subsidiaries either owns the entire right, title and interest in, to and under, or has acquired a license to use, any and all Company Intellectual Property Assets which are material to the conduct of their businesses in the manner that such businesses have heretofore been or is presently being conducted or as contemplated to be conducted pursuant to the Company's current business plan, and no other Intellectual Property Rights are necessary for the unimpaired continued operation of such businesses after the Effective Time in all material respects in the manner that such businesses have heretofore been or are presently being conducted.

   (g) Section 2.15(g) of the Company Disclosure Schedule sets forth a complete and accurate list of all of the material Software (excluding Software that is available in consumer retail stores and subject to "shrink-wrap" agreements).
Section 2.15(g) of the Company Disclosure Schedule specifically identifies all material Software that is owned exclusively by the Company or any of its subsidiaries (the "Owned Software") and all material Software that is used by the Company or any of its subsidiaries in the conduct of their business that is not exclusively owned by the Company or any of its subsidiaries (excluding software that is available in consumer retail stores and subject to "shrink-wrap" agreements) (the "Licensed Software"). The Company or a subsidiary thereof is the owner of all right, title and interest in and to all Owned Software, including without limitation all Copyrights, Trade Secrets and other Intellectual Property Rights relating thereto, and neither the Company nor any of its subsidiaries has received any notice or claim (whether written, oral or otherwise) challenging the Company's complete and exclusive ownership of all Owned Software and all such Intellectual Property Rights relating thereto or claiming that any other person has any claim of legal or beneficial ownership with respect thereto. The Company has not assigned, licensed, transferred or encumbered any of its rights in or to any Owned Software, including without limitation any Copyrights, Trade Secrets or other Intellectual Property Rights with respect thereto, to any person, excluding any non-exclusive licenses granted to distributors or customers in the ordinary course of business. The Company and its subsidiaries have lawfully acquired the right to use the Licensed Software, as it is used in the conduct of their business as presently conducted, and have not exercised any rights in respect of any Licensed Software, including without limitation any reproduction, distribution or derivative work rights, outside the scope of any license expressly granted by the person from which the right to use such Licensed Software was obtained.

   (h) Section 2.15(h) of the Company Disclosure Schedule contains a complete and accurate specific list of all material agreements and arrangements pertaining to the Licensed Software (excluding software that is available in consumer retail stores and subject to "shrink-wrap" agreements) (collectively, "Licensed Software Agreements") and a complete and accurate list of all agreements and arrangements pertaining to any other technology used or practiced by the Company as to which a person other than the Company or any of its subsidiaries owns the applicable Intellectual Property Rights (collectively, "Other Licensed Technology Agreements" and, together with Licensed Software Agreements, the "Licensed Technology Agreements"). Section 2.15(h) of the Company Disclosure Schedule sets forth a complete and accurate list of all royalty obligations of the Company and its subsidiaries under any Licensed Technology Agreements. All Licensed Technology Agreements are in full force and effect, and neither the Company nor any of its subsidiaries is in material breach thereof, nor are they aware of any claim or information to the contrary. All Licensed Technology Agreements will be maintained by the Company and its subsidiaries in full force and effect through the Effective Time, except as would not have a Material Adverse Effect on the Company. There are no outstanding, and, to the Company's knowledge, no threatened disputes with respect to any Licensed Technology Agreement. Except as would not have a Material Adverse Effect on the Company, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will result in the impairment of any rights under, any Licensed Technology Agreement.

   (i) Section 2.15(i) of the Company Disclosure Schedule contains a complete and accurate list of all agreements and arrangements involving the grant by the Company or any subsidiary to any person of any right to distribute, prepare derivative works based on, support or maintain or otherwise commercially exploit any Software, including without limitation any value-added reseller agreements, joint development or marketing agreements or strategic alliance agreements involving any Software (collectively, "Designated Software Agreements"). All Designated Software Agreements are in full force and effect, and neither the Company nor any of its subsidiaries is in material breach thereof, nor are they aware of any claim or basis for a claim to the contrary. Except as would not have a Material Adverse Effect on the Company, all Designated Software Agreements will be maintained by the Company and its subsidiaries in full force and effect through the Effective Time. There are no outstanding and, to the Company's knowledge, no threatened disputes or disagreements with respect to any Designated Software Agreement. Except as would not have a Material Adverse Effect on the Company, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will result in any impairment of rights under any Designated Software Agreement.

   (j) To the knowledge of the Company, the Company has taken commercially reasonable actions in accordance with industry practice to protect its Intellectual Property Rights in relation to employees, independent contractors and consultants including entering into agreements with such persons that assign to the Company or such subsidiary all of the employee's, contractor's or consultant's rights, including all Intellectual Property Rights, in any Intellectual Property created or developed thereby that is used in connection with, or that relates to, the business of the Company and its subsidiaries. To the knowledge of the Company, no employee of the Company or any subsidiary has entered into any contract or other agreement with any person (other than the Company or the applicable subsidiary) that restricts or limits in any way the scope or type of work in which the employee may be engaged for the Company or such subsidiary or requires the employee to transfer, assign, or disclose information concerning the employee's work with the Company or such subsidiary to any other person.

   Section 2.16. Insurance. The Company and its subsidiaries maintain general liability and other business insurance that the Company believes to be prudent for its business. Section 2.16 of the Company Disclosure Schedule lists all insurance policies covering the Company or any of its subsidiaries or employees where the annual premiums are in excess of fifty thousand dollars ($50,000).

   Section 2.17. Tax Treatment; Pooling. Neither the Company nor any of its subsidiaries nor, to the Company's knowledge, any of its other affiliates, has taken or agreed to take action that would prevent the Merger from (a) constituting a reorganization qualifying under the provisions of Section 368(a) of the Code or (b) being treated for financial accounting purposes as a pooling of interests in accordance with generally accepted accounting principles and the published rules, regulations and interpretations of the SEC (a "Pooling Transaction").

   Section 2.18. Affiliates. Except for the directors and executive officers of the Company, each of whom is listed in Section 2.18 of the Company Disclosure Schedule, there are no persons who may be deemed to be affiliates of the Company under Rule 145 of the Securities Act ("Company Affiliates").

   Section 2.19. Certain Business Practices. None of the Company, any of its subsidiaries or, to the Company's knowledge, any directors, officers, agents or employees of the Company or any of its subsidiaries has (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended (the "FCPA"), or (iii) made any other unlawful payment.

   Section 2.20. Insider Interests. No officer or director of the Company has any fiduciary or other ownership interest in any material property, real or personal, tangible or intangible, including without limitation, any computer software or Company Intellectual Property Rights, used in or pertaining to the business of the Company or any subsidiary.

   Section 2.21. Opinion of Financial Adviser. Each of Goldman, Sachs & Co. and The Robinson-Humphrey Company LLC (the "Company Financial Advisers") has delivered to the Company Board its opinion, to the effect that, as of such date, the Exchange Ratio is fair to the holders of Shares from a financial point of view, and written opinions to such effect shall be delivered by the Company Financial Advisers within three days of the date hereof.

   Section 2.22. Brokers. No broker, finder or investment banker (other than the Company Financial Advisers and Mr. Mark Dunkel, true and correct copies of whose engagement agreements have been provided to Parent is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company.

   Section 2.23. Disclosure. No representation or warranty of the Company in this Agreement or any certificate, schedule, document or other instrument furnished or to be furnished to Parent pursuant hereto or in connection herewith contains, as of the date of such representation, warranty, certificate, schedule, document or instrument, or will contain any untrue statement of a material fact or omits, at the date thereof, or will omit to state a material fact necessary to make any statement herein or therein, in light of the circumstances under which such statement is or will be made, not misleading.

   Section 2.24. No Existing Discussions. As of the date hereof, the Company is not engaged, directly or indirectly, in any discussions or negotiations with any other party with respect to any Third Party Acquisition (as defined in Section 4.4).

   Section 2.25. Section 203 of the DGCL; Other Takeover Laws. The Company Board has taken all actions required to be taken by it so that the restrictions contained in Section 203 of the DGCL applicable to an "interested stockholder" or a "business combination" (as defined in Section 203) and the restrictions contained in any "fair price," "business combination" or "control share acquisition" statute or other similar statute or regulation of any other jurisdiction applicable to the transactions contemplated hereby, will not apply to the execution, delivery or performance of this Agreement or the consummation of the Merger or the other transactions contemplated by this Agreement.

   Section 2.26. Government Contracts.

   (a) With respect to each and every executory Government Contract or outstanding Bid to which the Company or any of the Company's subsidiaries is a party: (i) the Company and each of its subsidiaries has complied in all material respects with all material terms and conditions of such Government Contract or Bid, including all material clauses, provisions and requirements incorporated expressly, by reference or by operation of law therein; (ii) the Company and each of its subsidiaries has complied in all material respects with all requirements of statute, rule, regulation, order or agreement with the U.S. Government pertaining to such Government Contract or Bid; (iii) all material representations and certifications executed, acknowledged or set forth in or pertaining to such Government Contract or Bid were current, accurate and complete in all material respects as of their effective date, and the Company and each of its subsidiaries has complied in all material respects with all such representations and certifications; (iv) neither the U.S. Government nor any prime contractor, subcontractor or other person has notified the Company or any of its subsidiaries, either orally or in writing, that the Company or any of its subsidiaries has breached or violated any statute, rule, regulation, certification, representation, clause, provision or requirement; (v) no termination for convenience, termination for default, cure notice or show cause notice has been issued; (vi) since August 31, 1997, no cost incurred by the Company or any of its subsidiaries has been questioned or disallowed; and (vii) no money due to the Company or any of its subsidiaries has been withheld or set off. Section 2.26(a)(1) of the Company Disclosure Schedule lists each and every executory Government Contract to which the Company or any of its subsidiaries is a party; Section 2.26(a)(2) of the Company Disclosure Schedule lists each and every outstanding Bid to which the Company or any of its subsidiaries is a party.

   (b) (i) Neither the Company, nor any of the Company's subsidiaries nor, to the Company's knowledge, any of the Company's or its subsidiaries' other affiliates, directors, officers, employees, agents or consultants is (or for the last five years has been) under administrative, civil or criminal investigation, indictment or information, audit or internal investigation with respect to any alleged irregularity, misstatement or omission arising under or relating to any Government Contract or Bid; (ii) neither the Company nor any of the Company's subsidiaries nor, to the Company's knowledge, any of the Company's or its subsidiaries' other respective affiliates, directors, officers, employees, agents or consultants has made a voluntary disclosure to the U.S. Government with respect to any alleged irregularity, misstatement or omission arising under or relating to any Government Contract or Bid that has led or could lead, either before or after the Closing Date, to any of the consequences set forth in (i)-(ii) above or any other damage, penalty assessment, recoupment of payment or disallowance of cost.

   (c) There exist (i) no financing arrangements with respect to performance of any executory Government Contract; (ii) no material outstanding claims against the Company or any of its subsidiaries, either by the U.S. Government or by any prime contractor, subcontractor, vendor or other third party, arising under or relating to any Government Contract or Bid; (iii) no facts that are known to the Company or any of its subsidiaries upon which such a material claim may be based in the future; (iv) no material disputes between the Company or any of its subsidiaries and the U.S. Government or any prime contractor, subcontractor or vendor arising under or relating to any Government Contract or Bid; and (v) no facts that are known by the Company or any of its subsidiaries over which such a material dispute may arise in the future. Neither the Company nor any of its subsidiaries has any interest in any pending or potential claim against the U.S. Government or any prime contractor, subcontractor or vendor arising under or relating to any Government Contract or Bid.

   (d) Neither the Company, nor any of the Company's subsidiaries, nor, to the Company's knowledge, any of their other respective affiliates, directors, officers or employees is (or at any time during the last five years has been) suspended or debarred from doing business with the U.S. Government or has been declared nonresponsible or ineligible for U.S. Government contracting. To the knowledge of the Company and its subsidiaries, there are no circumstances that would warrant the institution of suspension or debarment proceedings or the finding of nonresponsibility or ineligibility on the part of the Company or any of its subsidiaries in the future.

   (e) There exists no Government Contract as to which, as of August 31, 1999, the estimated cost at completion (including material and labor costs, other direct costs, overheads, engineering costs and manufacturing costs, whether incurred or yet to be incurred) exceeds by $500,000 the aggregate contract revenue recorded or to be recorded under such Government Contract through completion (a "Loss Contract").

   (f) Neither the Company nor any of its subsidiaries has any fixed-price development contracts.

   (g) For all purposes of this Section 2.26, "Bid" means any quotation, bid or proposal by the Company or any of its affiliates which, if accepted or awarded, would lead to a contract with the U.S. Government or any other entity, including a prime contractor or a higher tier subcontractor to the U.S. Government, for the design, manufacture or sale of products or the provision of services by the Company or any of its subsidiaries.

   (h) For all purposes of this Section 2.26, "Government Contract" means any prime contract, subcontract, teaming agreement or arrangement, joint venture, basic ordering agreement, letter contract, purchase order, delivery order; Bid, change order, arrangement or other commitment of any kind relating to the business of the Company or any of its subsidiaries between the Company or any of its subsidiaries and (i) the U. S. Government, (ii) any prime contractor to the U, S, Government or (iii) any subcontractor with respect to any contract described in clause (i) or (ii). For all purposes of this Section 2.26, "executory Government Contract" means a Government Contract that has not been closed by the U.S. Government, such prime contractor or such subcontractor, as appropriate.

   Section 2.27. No Research Grants. Neither the Company nor any of its subsidiaries since September 1, 1989 has provided any research, educational or study grants of any kind to any hospital, physician or health care provider.

   Section 2.28. Investigative Proceedings. Neither the Company nor any of its subsidiaries since September 1, 1989 has received written notice that the Company or any subsidiary has been, the subject of any investigative proceeding before or conducted by any Payor (as defined in Section 2.30 of this Agreement) or any federal or state regulatory authority or the agent of any such authority or Payor, including, without limitation, federal and state health authorities. There are no actions, appeals, investigations, audits or reviews pending or, to the knowledge of the Company and its subsidiaries, threatened before any Payor or other entity, commission, board or agency, with respect to any claims or reports filed by the Company or its subsidiaries with any Payor.

   Section 2.29. Health Care Business. Neither the Company, nor any of the Company's subsidiaries, nor, to the Company's or any of its subsidiaries' knowledge, any of their other respective affiliates, directors, officers or employees, to the extent they operate, administer or provide services to any employee benefit plan within the meaning of ERISA Section 3(3), or to others providing services to such a plan, other than an Employee Benefit Plan as described in Section 2.11(a) hereof, has committed any violation of Title I of ERISA or Code Section 4975 with respect to such plan having a Material Adverse Effect on the Company.

   Section 2.30. Licenses and Governmental Authorizations. Seller possesses all Governmental Authorizations necessary for the conduct of its business, activities and operations. Section 2.30 of the Company Disclosure Schedule contains a list of all Governmental Authorizations held or applied for by Seller which have a material affect on its business operations or activities. All such Governmental Authorizations are in full force and effect and are not subject to any material conditions which are unusual or not customary and there is no event nor is any action or proceeding pending or, to the Company's knowledge threatened which could cause permanent revocation or suspension of or otherwise adversely affect the continued use and enjoyment of any such Governmental Authorization. The term "Governmental Authorization" shall mean any material approval, consent, license, permit, accreditation, waiver, or other authorization required by any Governmental Authority in order to own or operate all or any part of the business of the Company and its subsidiaries. To the Company's knowledge, there is no proposed termination or cancellation of or material adverse modification or change in the relationship of Seller with any Payor. The term "Payor" shall mean Blue Cross, Blue Shield or any material third party payor, including but not limited to, insurance companies, health maintenance organizations, preferred provider organizations, peer review organizations or any other managed care program or healthcare provider, or any fiscal or other intermediary or carrier acting for or on behalf of such payor.

   Section 2.31. Year 2000 Compliance.

   (a) The following terms have the following meanings:

     (i) "Products" of a person means all of the products and systems of a person or any of its subsidiaries (including products and systems currently under development), including without limitation all Software, that have been marketed or commercially distributed or used by the person or any of its subsidiaries in connection with the performance of data processing or other services for customers at any time within the five (5)-year period ending on the date hereof; and

     (ii) "Business Systems" of a person means all of the internal computer systems and other equipment of a person or any of its subsidiaries, comprised of software, hardware (including, without limitation, computer and all other machinery), databases or embedded control systems (microprocessor controlled, robotic or other device) related to its or their business.

   (b) The Products of the Company and the Business Systems of the Company will not be materially adversely affected, nor will the use or functionality thereof be materially adversely limited, by the advent of the year 2000, the advent of the twenty-first century or the transition from the twentieth century through the year 2000 and into the twenty-first century (collectively referred to herein as a "Year 2000 Event"). Neither the Company nor any subsidiary of the Company is reasonably likely to incur liabilities, costs or expenses arising from or relating to failure or faulty operation of any Product of the Company or Business System of the Company, due to a Year 2000 Event where the aggregate of such liabilities, costs and expenses would have a Material Adverse Effect on the Company, nor will the business or operations of the Company or any subsidiary be disrupted by any such failure or faulty operation, to the extent that such disruption would have a Material Adverse Effect.

                                   ARTICLE 3

                         REPRESENTATIONS AND WARRANTIES
                           OF PARENT AND ACQUISITION

   Except as set forth on the appropriately numbered and lettered Section of the Disclosure Schedule previously delivered by Parent to the Company (the "Parent Disclosure Schedule"), Parent and Acquisition hereby represent and warrant to the Company as follows:

   Section 3.1.  Organization.

   (a) Each of Parent and each of its subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization and has all requisite power and authority to own, lease and operate its properties and to carry on its businesses as now being conducted, except where the failure to be so organized, existing and in good standing or to have such power and authority would not, individually or in the aggregate, have a Material Adverse Effect (as defined below) on Parent. When used in connection with Parent or Acquisition, the term "Material Adverse EffectMaterial Adverse Effect Section 3.1(a)" means any change or effect that
(i) is materially adverse to the business, results of operations, condition (financial or otherwise) or prospects of Parent and its subsidiaries, taken as a whole, other than any change or effect arising out of general economic conditions unrelated to any businesses in which Parent and its subsidiaries are engaged, or (ii) may impair the ability of Parent and/or Acquisition to consummate the transactions contemplated hereby.

   (b) Parent has heretofore delivered to the Company accurate and complete copies of the Articles or Certificate of Incorporation and Bylaws, as currently in effect, of Parent and Acquisition. Each of Parent and each of its subsidiaries is duly qualified or licensed and in good standing to do business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except in such jurisdictions where the failure to be so duly qualified or licensed and in good standing would not, individually or in the aggregate, have a Material Adverse Effect on Parent.

   Section 3.2. Capitalization of Parent and its Subsidiaries.

   (a) The authorized capital stock of Parent consists of 275,000,000 shares of Parent Common Stock, of which, as of September 10, 1999, 160,095,425 shares and were issued and outstanding and 375,024 shares were held in Parent's treasury (together with the associated preferred stock purchase rights (the "Parent RightsParent Rights Section 3.2(a)") issued pursuant to the Rights Agreement, dated February 18, 1998, between Parent and ChaseMellon Shareholder Services, L.L.C. (the "Parent Rights")), and 1,000,000 shares of preferred stock, $1.00 par value per share, none of which is outstanding. All of the outstanding shares of Parent Common Stock have been validly issued, and are fully paid, nonassessable and free of preemptive rights. As of September 10, 1999, 11,512,269 shares of Parent Common Stock were reserved for issuance and issuable upon or otherwise deliverable in connection with the exercise of outstanding options. Between September 10, 1999 and the date hereof, no shares of Parent's capital stock have been issued other than pursuant to stock options already in existence on September 10, 1999. Except as set forth above, as of the date hereof, there are outstanding (i) no shares of capital stock or other voting securities of Parent, (ii) no securities of Parent or its subsidiaries convertible into or exercisable or exchangeable for shares of capital stock or voting securities of Parent, (iii) no options or other rights to acquire from Parent or its subsidiaries, and no obligations of Parent or its subsidiaries to issue, any capital stock, voting securities or securities convertible into or exercisable or exchangeable for capital stock or voting securities of Parent, and (iv) no equity equivalents, interests in the ownership or earnings of Parent or its subsidiaries or other similar rights (collectively "Parent Securities"). As of the date hereof, there are no outstanding obligations of Parent or any of its subsidiaries to repurchase, redeem or otherwise acquire any Parent Securities. There are no stockholder agreements, voting trusts or other agreements or understandings to which Parent is a party or by which it is bound relating to the voting of any shares of capital stock of Parent.

   (b) The Parent Common Stock (including the associated Parent Rights) constitutes the only class of equity securities of Parent or its subsidiaries registered or required to be registered under the Exchange Act.

   Section 3.3. Authority Relative to this Agreement; Recommendation. Each of Parent and Acquisition has all necessary corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the boards of directors of Parent and Acquisition and by Parent as the sole stockholder of Acquisition, and no other corporate proceedings on the part of Parent or Acquisition are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by each of Parent and Acquisition and constitutes a valid, legal and binding agreement of each of Parent and Acquisition, enforceable against each of Parent and Acquisition in accordance with its terms.

   Section 3.4. SEC Reports; Financial Statements.

   (a) Parent has filed all required forms, reports and documents with the SEC since March 30, 1996, each of which has complied in all material respects with all applicable requirements of the Securities Act and the Exchange Act, each as in effect on the dates such forms, reports and documents were filed. Parent has heretofore delivered to the Company, in the form filed with the SEC (including any amendments thereto but excluding any exhibits), (i) its Annual Reports on Form 10-K for the fiscal years ended March 28, 1997, April 3, 1998 and April 2, 1999, (ii) all definitive proxy statements relating to Parent's meetings of stockholders (whether annual or special) held since March 30, 1996 and (iii) all other reports or registration statements filed by Parent with the SEC since March 30, 1996 (all of the foregoing, collectively, the "Parent SEC Reports"). None of such Parent SEC Reports, including, without limitation, any financial statements or schedules included or incorporated by reference therein, contained, when filed, any untrue statement of a material fact or omitted to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited consolidated financial statements of Parent included in the Parent SEC Reports fairly present, in conformity with generally accepted accounting principles applied on a consistent basis (except as may be indicated in the notes thereto), the consolidated financial position of Parent and its consolidated subsidiaries as of the dates thereof and their consolidated results of operations and changes in financial position for the periods then ended.

   (b) Parent has heretofore made available or promptly will make available to the Company a complete and correct copy of any amendments or modifications, which are required to be filed with the SEC but have not yet been filed with the SEC, to agreements, documents or other instruments which previously have been filed by Parent with the SEC pursuant to the Exchange Act.

   Section 3.5. Information Supplied. None of the information supplied or to be supplied by Parent or Acquisition for inclusion or incorporation by reference in (i) the S-4 will, at the time the S-4 is filed with the SEC and at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (ii) the Proxy Statement will, at the date mailed to Company stockholders and at the times of the meeting or meetings of stockholders of the Company to be held in connection with the Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The S-4 will comply as to form in all material respects with the provisions of the Securities Act and the rules and regulations thereunder.

   Section 3.6. Consents and Approvals; No Violations. Except for filings, permits, authorizations, consents and approvals as may be required under, and other applicable requirements of, the Securities Act, the Exchange Act, state securities or blue sky laws, the HSR Act and the rules of the NYSE, and except for certain foreign governmental approvals and the filing and recordation of the Merger Certificate as required by the DGCL, no filing with or notice to, and no permit, authorization, consent or approval of, any Governmental Entity is necessary for the execution and delivery by Parent or Acquisition of this Agreement or the consummation by Parent or Acquisition of the transactions contemplated hereby, except where the failure to obtain such permits, authorizations, consents or approvals or to make such filings or give such notices would not, individually or in the aggregate, have a Material Adverse Effect on Parent. Neither the execution, delivery and performance of this Agreement by Parent or Acquisition nor the consummation by Parent or Acquisition of the transactions contemplated hereby will (i) conflict with or result in any breach of any provision of the respective Certificate of Incorporation or Bylaws (or similar governing documents) of Parent or Acquisition or any of Parent's other subsidiaries, (ii) result in a material violation or material breach of, or constitute (with or without notice or lapse of time or both) a material default (or give rise to any right of termination, amendment, cancellation or acceleration or any Lien) under, any of the terms, conditions or provisions of any material note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which Parent or Acquisition or any of Parent's other subsidiaries is a party or by which any of them or any of their respective properties or assets may be bound or (iii) violate any order, writ, injunction, decree, or, in any material respect, any material law, statute, rule or regulation applicable to Parent or Acquisition or any of Parent's other subsidiaries or any of their respective properties or assets, except in the case of clauses
(ii) or (iii) for violations, breaches or defaults which would not, individually or in the aggregate, have a Material Adverse Effect on Parent.

   Section 3.7. No Default. None of Parent or any of its subsidiaries is in breach, default or violation (and no event has occurred which with notice or the lapse of time or both would constitute a breach, default or violation) of any term, condition or provision of (i) its Articles of Incorporation or Bylaws (or similar governing documents), (ii) any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which Parent or any of its subsidiaries is a party or by which any of them or any of their respective properties or assets may be bound or (iii) any order, writ, injunction, decree, law, statute, rule or regulation applicable to Parent, its subsidiaries or any of their respective properties or assets, except in the case of clauses (ii) or (iii) for violations, breaches or defaults that would not, individually or in the aggregate, have a Material Adverse Effect on Parent. Each note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which Parent or any of its subsidiaries is a party or by which any of them or any of their respective properties or assets may be bound that is material to Parent and its subsidiaries taken as a whole is in full force and effect and is not subject to any material default thereunder of which Parent is aware by any party obligated to Parent or any subsidiary thereunder.

   Section 3.8. No Undisclosed Liabilities; Absence of Changes. Except as and to the extent publicly disclosed by Parent in the Parent SEC Reports, as of April 3, 1999, none of Parent or its subsidiaries had any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, that would be required by generally accepted accounting principles to be reflected on a consolidated balance sheet of Parent and its consolidated subsidiaries (including the notes thereto) or which would have, individually or in the aggregate, a Material Adverse Effect on Parent. From April 3, 1999 through the date hereof, none of Parent or its subsidiaries has incurred any liabilities of any nature, whether or not accrued, contingent or otherwise, which could reasonably be expected to have, and there have been no events, changes or effects with respect to Parent or its subsidiaries having or which could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Parent.

   Section 3.9. Litigation. Except as publicly disclosed by Parent in the Parent SEC Reports, there is no suit, claim, action, proceeding or investigation pending or, to the knowledge of Parent, threatened against Parent or any of its subsidiaries or any of their respective properties or assets which, individually or in the aggregate, could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or could reasonably be expected to prevent or delay the consummation of the transactions contemplated by this Agreement. Except as publicly disclosed by Parent in the Parent SEC Reports, none of Parent or its subsidiaries is subject to any outstanding order, writ, injunction or decree which, insofar as can be reasonably foreseen in the future, could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Parent or could reasonably be expected to prevent or delay the consummation of the transactions contemplated hereby.

   Section 3.10. Compliance with Applicable Law. Except as publicly disclosed by Parent in the Parent SEC Reports, Parent and its subsidiaries hold all permits, licenses, variances, exemptions, orders and approvals of all Governmental Entities necessary for the lawful conduct of their respective businesses (the "Parent PermitsParent Permits Section 3.10"), except for failures to hold such permits, licenses, variances, exemptions, orders and approvals which would not, individually or in the aggregate, have a Material Adverse Effect on Parent. Except as publicly disclosed by Parent in the Parent SEC Reports, Parent and its subsidiaries are in compliance with the terms of the Parent Permits, except where the failure so to comply would not, individually or in the aggregate, have a Material Adverse Effect on Parent. Except as publicly disclosed by Parent in the Parent SEC Reports, the businesses of Parent and its subsidiaries are not being conducted in violation of any law, ordinance, rule or regulation of any Governmental Entity except for violations or possible violations which do not, and, insofar as reasonably can be foreseen, in the future will not, individually or in the aggregate, have a Material Adverse Effect on Parent. Except as publicly disclosed by Parent in the Parent SEC Reports, no investigation or review by any Governmental Entity with respect to Parent or its subsidiaries is pending or, to the knowledge of Parent, threatened, nor, to the knowledge of Parent, has any Governmental Entity indicated an intention to conduct the same, other than, in each case, those which Parent reasonably believes will not, individually or in the aggregate, have a Material Adverse Effect on Parent.

   Section 3.11. Employee Benefit Plans; Labor Matters.

   (a) Schedule 3.11(a) of the Parent Disclosure Schedule lists all employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), and all bonus, stock option, stock purchase, incentive, deferred compensation, supplemental retirement, severance and other similar fringe or employee benefit plans, programs or arrangements, and any severance agreements, written or otherwise, for the benefit of, or relating to, any current or former employee or director of Parent, any trade or business (whether or not incorporated) which is a member of a controlled group including Parent or which is under common control with Parent (an "ERISA Affiliate") within the meaning of Section 414 of the Code, as well as each plan with respect to which Parent or an ERISA Affiliate could incur liability under
Section 4069 (if such plan has been or were terminated) or Section 4212(c) of ERISA (together, the "Parent Benefit Plans").

   (b) With respect to each Parent Benefit Plan, (i) no event has occurred and, to the knowledge of Parent, there currently exists no condition or set of circumstances, in connection with which Parent or any of its subsidiaries could be subject to any liability under the terms of the Parent Benefit Plans, ERISA, the Code or any other applicable law which would have, individually or in the aggregate, a

Material Adverse Effect on Parent. There is no pending, or to Parent's knowledge, threatened labor dispute, strike or work stoppage against Parent or any of its subsidiaries which may reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Parent.

   Section 3.12. Environmental Laws and Regulations.

   (a) Except as publicly disclosed by Parent in the Parent SEC Reports, (i) each of Parent and its subsidiaries is in material compliance with all Environmental Laws, except for non-compliance that would not, individually or in the aggregate, have a Material Adverse Effect on Parent, which compliance includes, but is not limited to, the possession by Parent and its subsidiaries of all material permits and other governmental authorizations required under applicable Environmental Laws, and compliance with the terms and conditions thereof; (ii) none of Parent or its subsidiaries has received written notice of, or, to the knowledge of Parent, is the subject of, any Environmental Claim that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Parent; and (iii) to the knowledge of Parent, there are no circumstances that are reasonably likely to prevent or interfere with such material compliance in the future.

   (b) Except as publicly disclosed by Parent, there are no Environmental Claims which could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on Parent that are pending or, to the knowledge of Parent, threatened against Parent or any of its subsidiaries or, to the knowledge of Parent, against any person or entity whose liability for any Environmental Claim Parent or any of its subsidiaries has or may have retained or assumed either contractually or by operation of law.

   Section 3.13. Tax Matters. Parent and each of its subsidiaries have accurately prepared in all material respects and timely filed all material Tax Returns they are required to have filed. Such Tax Returns are accurate and correct in all material respects. Parent and each of its subsidiaries have paid all Taxes shown as due on all Tax Returns and have adequately provided for all Taxes for which they are required to provide.

   Section 3.14. Title to Property. Parent and each of its subsidiaries have good and marketable title to all of their properties and assets, free and clear of all Liens, except liens for taxes not yet due and payable and such liens or other imperfections of title, if any, as do not materially detract from the value of or interfere with the present use of the property affected thereby or which would not, individually or in the aggregate, have a Material Adverse Effect on Parent; and, to Parent's knowledge, all leases pursuant to which Parent or any of its subsidiaries lease from others real or personal property are in good standing, valid and enforceable in accordance with their respective terms, and there is not, to the knowledge of Parent, under any of such leases, any existing material default or event of default (or event which with notice or lapse of time, or both, would constitute a material default and in respect of which the Parent or such subsidiary has not taken adequate steps to prevent such a default from occurring) except where the lack of such good standing, validity and enforceability, or the existence of such default or event, would not, individually or in the aggregate, have a Material Adverse Effect on Parent.

   Section 3.15. Intellectual Property; Software.

   (a) Each of Parent and its subsidiaries owns, or possesses adequate licenses or other valid rights to use, all existing United States and foreign patents, trademarks, trade names, services marks, copyrights, trade secrets, and applications therefor that are material to its business as currently conducted (the "Parent Intellectual Property RightsParent Intellectual Property Rights
Section 3.15(a)").

   (b) The validity of the Parent Intellectual Property Rights and the title thereto of Parent or any subsidiary, as the case may be, is not being questioned in any litigation to which Parent or any subsidiary is a party.

   (c) The conduct of the business of Parent and its subsidiaries as now conducted does not, to Parent's knowledge, infringe any valid patents, trademarks, tradenames, service marks or copyrights of others. The consummation of the transactions contemplated hereby will not result in the loss or impairment of any material Parent Intellectual Property Rights.

   (d) Each of Parent and its subsidiaries considers its computer software as trade secrets, and each has taken steps it believes appropriate to protect and maintain the same as such.

   Section 3.16. Insurance. Parent and its subsidiaries maintain general liability and other business insurance that Parent believes to be reasonably prudent for its business.

   Section 3.17. No Prior Activities of Acquisition. Except for obligations incurred in connection with its incorporation or organization or the negotiation and consummation of this Agreement and the transactions contemplated hereby, Acquisition has neither incurred any obligation or liability nor engaged in any business or activity of any type or kind whatsoever or entered into any agreement or arrangement with any person.

   Section 3.18. Tax Treatment; Pooling. Neither Parent nor, to the knowledge of Parent, any of its affiliates has taken or agreed to take any action that would prevent the Merger (a) from constituting a reorganization qualifying under the provisions of Section 368(a) of the Code or (b) from being treated as a Pooling Transaction for financial accounting purposes.

   Section 3.19. Affiliates. Except for the directors and executive officers of Parent, there are no persons who, to the knowledge of Parent, may be deemed to be affiliates of Parent under Rule 1-02 of Regulation S-X of the SEC ("Parent Affiliates").

   Section 3.20. Certain Business Practices. None of Parent, any of its subsidiaries or any directors, officers, agents or employees of Parent or any of its subsidiaries has (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the FCPA, or (iii) made any other unlawful payment.

   Section 3.21. Insider Interests. No officer or director of the Parent has any interest in any material property, real or personal, tangible or intangible, including without limitation, any computer software or Parent Intellectual Property Rights, used in or pertaining to the business of Parent or any subsidiary.

   Section 3.22. Disclosure. No representation or warranty of Parent in this Agreement or any certificate, schedule, document or other instrument furnished or to be furnished to the Company pursuant hereto or in connection herewith contains, as of the date of such representation, warranty, certificate, schedule, document or instrument, or will contain any untrue statement of a material fact or omits, at the date thereof, or will omit to state a material fact necessary to make any statement herein or therein, in light of the circumstances under which such statement is or will be made, not misleading.

   Section 3.23. Brokers. No broker, finder or investment banker (other than Merrill Lynch & Co.) is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent or Acquisition.

   Section 3.24. Year 2000 Compliance. All of the Products of Parent and the Business Systems of Parent, and the conduct by Parent and its subsidiaries of their business with customers and suppliers will not be affected by the advent of the year 2000, the advent of the twenty-first century or the transition from the twentieth century through the year 2000 and into the twenty-first century in a manner that constitutes a Material Adverse Effect on Parent. Neither Parent nor any subsidiary of Parent is reasonably likely to incur liabilities, costs or expenses arising from or relating to failure or faulty operation of any Product of Parent or Business System of Parent, due to a Year 2000 Event where the aggregate of such liabilities, costs and expenses would have a Material Adverse Effect on Parent, nor will the business or operations of Parent or any subsidiary be disrupted by any such failure or faulty operation, to the extent such disruption would have a Material Adverse Effect on Parent.

                                   ARTICLE 4

                                   COVENANTS

   Section 4.1. Conduct of Business of the Company. Except as contemplated by this Agreement or as described in Section 4.1 of the Company Disclosure Schedule, during the period from the date hereof to the Effective Time, the Company will, and will cause each of its subsidiaries to, conduct its operations in the ordinary course of business consistent with past practice and, to the extent consistent therewith, with no less diligence and effort than would be applied in the absence of this Agreement, seek to preserve intact its current business organizations, keep available the service of its current officers and employees and preserve its relationships with customers, suppliers and others having business dealings with it to the end that its goodwill and ongoing businesses shall be unimpaired at the Effective Time. Without limiting the generality of the foregoing, except as otherwise expressly provided in this Agreement or as described in Section 4.1 of the Company Disclosure Schedule, prior to the Effective Time, neither the Company nor any of its subsidiaries will, without the prior written consent of Parent:

   (a) amend its certificate of incorporation or Bylaws (or other similar governing instrument);

   (b) authorize for issuance, issue, sell, deliver or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any stock of any class or any other securities (except bank loans in the ordinary course of business consistent with past practice) or equity equivalents (including, without limitation, any stock options or stock appreciation rights), except for the issuance and sale of Shares pursuant to options previously granted under the Company Plans and the grant of options under the Company Plans to purchase up to 275,000 Shares relating to fiscal 1999 awards made in the ordinary course of business;

   (c) split, combine or reclassify any shares of its capital stock, declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof, except for cash dividends in accordance with past practices and amounts per share) in respect of its capital stock, make any other actual, constructive or deemed distribution in respect of its capital stock or otherwise make any payments to stockholders in their capacity as such, or redeem or otherwise acquire any of its securities or any securities of any of its subsidiaries;

   (d) adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company or any or its subsidiaries (other than the Merger);

   (e) alter through merger, liquidation, reorganization, restructuring or in any other fashion the corporate structure or ownership of any subsidiary;

   (f) (i) incur or assume any long-term or short-term debt or issue any debt securities except for borrowings under existing lines of credit in the ordinary course of business consistent with past practice; (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person, except in the ordinary course of business consistent with past practice and except for obligations of subsidiaries of the Company incurred in the ordinary course of business; (iii) make any loans, advances or capital contributions to, or investments in, any other person (other than to subsidiaries of the Company or customary loans or advances to employees, in each case in the ordinary course of business consistent with past practice); (iv) pledge or otherwise encumber shares of capital stock of the Company or its subsidiaries; or (v) mortgage or pledge any of its material assets, tangible or intangible, or create or suffer to exist any material Lien with respect thereto (other than tax Liens for Taxes not yet due);

   (g) except as may be required by law, enter into, adopt or amend or terminate any bonus, profit sharing, compensation, severance, termination, stock option, stock appreciation right, restricted stock, performance unit, stock equivalent, stock purchase agreement, pension, retirement, deferred compensation, employment, severance or other employee benefit agreement, trust, plan, fund or other arrangement for the benefit or welfare of any director, officer or employee in any manner, or increase in any manner the compensation or fringe benefits of any director, officer or employee or pay any benefit not required by any plan and arrangement as in effect as of the date hereof (including, without limitation, the granting of stock appreciation rights or performance units); provided, however, that this paragraph (g) shall not prevent the Company or its subsidiaries from (i) entering into employment agreements or severance agreements with new employees in the ordinary course of business and consistent with past practice or (ii) increasing annual compensation and/or providing for or amending bonus arrangements for employees for fiscal 1999 in the ordinary course of year-end compensation reviews consistent with past practice;

   (h) acquire, sell, lease or dispose of any assets in any single transaction or series of related transactions having a fair market value in excess of $1 million in the aggregate;

   (i) except as may be required as a result of a change in law or in generally accepted accounting principles, change any of the accounting principles or practices used by it;

   (j) revalue in any material respect any of its assets, including, without limitation, writing down the value of software or inventory or writing-off notes or accounts receivable, other than in the ordinary course of business and in accordance with GAAP, applied on a basis consistent with past practice;

   (k) (i) acquire (by merger, consolidation, or acquisition of stock or assets) any corporation, partnership or other business organization or division thereof or any equity interest therein; (ii) enter into any material contract or agreement other than in the ordinary course of business consistent with past practice; (iii) authorize any new capital expenditure or expenditures which, individually, is in excess of $1 million or, in the aggregate, are in excess of $5 million; provided that none of the foregoing shall limit any capital expenditure required pursuant to existing customer contracts;

   (l) make any Tax election or settle or compromise any Tax liability material to the Company and its subsidiaries taken as a whole;

   (m) settle or compromise any pending or threatened suit, action or claim which relates to the transactions contemplated hereby or the settlement or compromise of which could have a Material Adverse Effect on the Company;

   (n) commence any material software development project or terminate any material software development project that is currently ongoing, in either case except pursuant to the terms of existing contracts with customers;

   (o) take, or agree in writing or otherwise to take, any of the actions described in Sections 4.1(a) through 4.1(n) or any action which would make any of the representations or warranties of the Company contained in this Agreement untrue or incorrect; or

   (p) take any action or permit any action to be taken that would accelerate the vesting of any stock options issued by the Company or any of its subsidiaries.

   Section 4.2. Conduct of Business of Parent. Except as contemplated by this Agreement, during the period from the date hereof to the Effective Time, Parent will, and will cause each of its subsidiaries to, conduct its operations in the ordinary course of business consistent with past practice and, to the extent consistent therewith, with no less diligence and effort than would be applied in the absence of this Agreement, seek to preserve intact its current business organizations, keep available the service of its current officers and employees and preserve its relationships with customers, suppliers and others having business dealings with it to the end that its goodwill and ongoing businesses shall be unimpaired at the Effective Time. Without limiting the generality of the foregoing, except as otherwise expressly provided in this Agreement, prior to the Effective Time, neither Parent nor any of its subsidiaries will, without the prior written consent of the Company:

   (a) knowingly take any action that would result in a failure to maintain the trading of the Parent Common Stock on the NYSE;

   (b) declare, set aside or pay any dividend or other distribution in respect of its capital stock, except for dividends payable in Parent Common Stock or dividends by a subsidiary of Parent to Parent or another subsidiary of Parent or (other than in connection with the forfeiture of restricted stock or the exercise of stock options) redeem, repurchase or otherwise acquire any of its securities;

   (c) acquire or agree to acquire or agree to be acquired, by merging or consolidating with, by purchasing an equity interest in or the assets of, or by any other manner, any business or any corporation, partnership or other business organization or division thereof, or otherwise acquire or agree to acquire any assets of any other entity (other than the purchase of assets from suppliers, clients or vendors in the ordinary course of business and consistent with past practice), or agree to a sale of a material portion of its assets if, in each case, such transaction would prevent or delay for more than 30 days the consummation of the transactions contemplated by this Agreement;

   (d) adopt or propose to adopt any amendments to its charter documents which would have an adverse effect on the consummation of the transactions contemplated by this Agreement; or

   (e) take, or agree in writing or otherwise to take, any of the actions described in Sections 4.2(a) through 4.2(d) or any action which would make any of the representations or warranties of Parent contained in this Agreement untrue or incorrect.

   Section 4.3. Preparation of S-4 and the Proxy Statement. Parent and the Company shall promptly prepare and file with the SEC the Proxy Statement, and Parent shall prepare and file with the SEC the S-4, in which the Proxy Statement will be included as a prospectus. Each of Parent and the Company shall use its best efforts to have the S-4 declared effective under the Securities Act as promptly as practicable after such filing. Parent shall also take any action (other than qualifying to do business in any jurisdiction in which it is now not so qualified) required to be taken under any applicable state securities laws in connection with the issuance of Parent Common Stock in the Merger and upon the exercise of Company Stock Options, and the Company shall furnish all information concerning the Company and the holders of Shares as may be reasonably requested in connection with any such actions.

   Section 4.4. Other Potential Acquirers.

   (a) The Company, its affiliates and their respective officers, directors, employees, representatives and agents shall immediately cease any discussions or negotiations with any parties with respect to any Third Party Acquisition (as defined below). The Company may furnish confidential information and access, in each case only in response to unsolicited requests therefor, to any person or group pursuant to confidentiality agreements with terms no less favorable to the Company than the Confidentiality Agreement is with respect to Parent, and may participate in discussions and negotiate with such person or group concerning any Third Party Acquisition, in all cases only if (i) such person or group has submitted a Superior Proposal (as defined in paragraph
(c) below) to the Company Board relating to any such transaction and (ii) the Company Board by a majority vote determines in its good faith judgment, after consultation with and based upon the advice of its independent legal counsel, that it is required to do so in order to comply with its fiduciary duties. The Company Board shall provide a copy of any such Superior Proposal to Parent promptly upon receipt thereof and thereafter keep Parent promptly advised of any development with respect thereto. Except as set forth above, neither the Company nor any of its affiliates shall, nor shall the Company authorize or permit any of its or their respective officers, directors, employees, representatives or agents to, directly or indirectly, encourage, solicit, participate in or initiate discussions or negotiations with, or provide any information to, any person or group (other than Parent and Acquisition, any affiliate or associate of Parent and Acquisition or any designees of Parent and Acquisition) concerning any Third Party Acquisition; provided, however, that nothing herein shall prevent the Company Board from taking, and disclosing to the Company's stockholders, a position contemplated by Rules 14d-9 and 14e-2 promulgated under the Exchange Act with regard to any tender offer.

   (b) Except as set forth in this Section 4.4(b), the Company Board shall not withdraw, or modify in a manner adverse to Parent, its recommendation of the transactions contemplated hereby or approve or recommend, or cause the Company to enter into any agreement with respect to, any Third Party Acquisition. Notwithstanding the foregoing, if the Company Board by a majority vote determines in its good faith judgment, after consultation with and based upon the advice of its independent legal counsel, that it is required to do so in order to comply with its fiduciary duties, the Company Board may withdraw, or modify in a manner adverse to Parent, its recommendation of the transactions contemplated hereby or approve or recommend a Superior Proposal, but in each case only (i) after providing written notice to Parent (a "Notice of Change") advising Parent that the Company Board has received a Superior Proposal, specifying the material terms and conditions of such Superior Proposal and identifying the person or group making such Superior Proposal and (ii) if Parent does not, within five business days of Parent's receipt of the Notice of Change, make an offer which the Company Board by a majority vote determines in its good faith judgment (after consultation with its financial advisers and legal counsel) to be as favorable to the Company's stockholders as such Superior Proposal; provided, however, that the Company shall not be entitled to withdraw, or modify in a manner adverse to Parent, its recommendation of the transactions contemplated hereby or enter into any agreement with respect to a Superior Proposal unless and until this Agreement is terminated by its terms pursuant to Section 6.1.

   (c) For the purposes of this Agreement, "Third Party Acquisition" means the occurrence, after the date hereof, of any of the following events: (i) the acquisition of the Company by merger or otherwise by any person (which includes a "person" or "group" as such terms are defined in Section 13(d)(3) of the Exchange Act) other than Parent, Acquisition or any affiliate thereof (a "Third Party"); (ii) the acquisition by a Third Party of more than 30% of the total assets of the Company and its subsidiaries, taken as a whole; (iii) the beneficial ownership by a Third Party of 20% or more of the outstanding Shares (other than the beneficial ownership by a person named on Section 4.4(c) of the Disclosure Schedule, with respect to which person 20% shall be deemed to be replaced by 30% for purposes of this clause (iii)); (iv) the adoption by the Company of a plan of liquidation or the declaration or payment of an extraordinary dividend; (v) the repurchase by the Company or any of its subsidiaries of more than 15% of the outstanding Shares; or (vi) the acquisition by the Company or any subsidiary, by merger, purchase of stock or assets, joint venture or otherwise, of a direct or indirect ownership interest or investment in any business whose annual revenues, net income or assets is equal to or greater than 40% of the annual revenues, net income or assets of the Company and its subsidiaries taken as a whole. For purposes of this Agreement, a "Superior Proposal" means any bona fide written proposal to acquire, directly or indirectly, by merger, consolidation, share exchange, share purchase, business combination or other similar transaction involving the Company or any of its subsidiaries, for consideration consisting of cash, securities or other property, more than 50% of the Shares then outstanding or a substantial portion of the consolidated assets of the Company, which the Company Board by a majority vote determines in its good faith judgment (after consultation with its financial advisers and legal counsel), (i) would, if consummated, result in a transaction that is more favorable to the Company's stockholders from a financial point of view than the Merger and (ii) is reasonably capable of being completed in accordance with its terms (taking into account all legal, financial, regulatory, and other aspects of the proposal including the nature and sufficiency of financing, if any, for such proposal and the Person making the proposal).

   Section 4.5. Comfort Letters.

   (a) The Company shall use all reasonable efforts to cause Ernst & Young LLP to deliver a letter dated as of the date of the Proxy Statement and the S-4, and addressed to the Company and Parent and their respective Boards of Directors, in form and substance reasonably satisfactory to Parent and customary in scope and substance for agreed upon procedures letters delivered by independent public accountants in connection with registration statements and proxy statements similar to the Proxy Statement and the S-4.

   (b) Parent shall use all reasonable efforts to cause Deloitte & Touche LLP to deliver a letter dated as of the date of the Proxy Statement and the S-4, and addressed to Parent and the Company and their respective Boards of Directors, in form and substance reasonably satisfactory to the Company and customary in scope and substance for agreed upon procedures letters delivered by independent public accountants in connection with registration statements and proxy statements similar to the Proxy Statement and the S-4.

   Section 4.6. Meeting of Company Stockholders. The Company shall take all action necessary, in accordance with applicable law and its certificate of incorporation and bylaws, to duly call, give notice of, convene and hold a meeting of its stockholders as promptly as practicable to consider and vote upon the adoption and approval of this Agreement and the transactions contemplated hereby. The stockholder vote required for the adoption and approval of the transactions contemplated by this Agreement shall be the vote required by the DGCL and the certificate of incorporation and bylaws of the Company. The Company will, through its Boards of Directors, recommend to its stockholders approval of such matters; provided, however, that, subject to the provisions of Section 6.3, the Company Board may withdraw its recommendation if
(i) the Company receives a Superior Proposal and, (ii) after complying with the provisions of Section 4.4(b), the Company Board by a majority vote determines in its good faith judgment, after consultation with and based upon the advice of its independent legal counsel, that it is required, in order to comply with its fiduciary duties, to recommend the Superior Proposal. The Company and Parent shall coordinate and cooperate with respect to the timing of such meeting and shall use their best efforts to hold such meeting as soon as practicable after the date hereof.

   Section 4.7. Stock Exchange Listing. Parent shall use its best efforts to cause the shares of Parent Common Stock to be issued in the Merger and the shares of Parent Common Stock to be reserved for issuance upon exercise of Company Stock Options (i) to be approved for listing on the NYSE and (ii) to be approved for listing on each other national securities exchange on which Parent Common Stock is then listed, in each case subject to official notice of issuance, on or prior to the Effective Time.

   Section 4.8. Access to Information.

   (a) Between the date hereof and the Effective Time, the Company will give Parent and its authorized representatives, and Parent will give the Company and its authorized representatives, reasonable access to all employees, plants, offices, warehouses and other facilities and to all books and records of itself and its subsidiaries, will permit the other party to make such inspections as such party may reasonably request and will cause its officers and those of its subsidiaries to furnish the other party with such financial and operating data and other information with respect to the business and properties of itself and its subsidiaries as the other party may from time to time reasonably request. Each party will direct all requests for information and access to a senior executive to be designated by the other party, and shall conduct such inspections and investigations in a manner that does not unreasonably interfere with the conduct of business by the other party.

   (b) Between the date hereof and the Effective Time, the Company shall furnish to Parent, and Parent shall furnish to the Company, within 25 business days after the end of each fiscal month (commencing with August 1999), an unaudited consolidated balance sheet of the party furnishing such information as of the end of such month and the related consolidated statements of earnings and stockholders' equity (deficit) for such period, and, within 25 business days after the end of each fiscal quarter, a statement of cash flows for the quarter then ended, each prepared in accordance with generally accepted accounting principles in conformity with the practices consistently applied by such party with respect to its monthly and quarterly financial statements. All the foregoing shall be in accordance with the books and records of the party furnishing such information and shall fairly present its consolidated financial position (taking into account the differences between the monthly and quarterly statements prepared by such party in conformity with its past practices) as of the last day of the period then ended.

   (c) Each of the parties hereto will hold and will cause its consultants and advisers to hold in confidence all documents and information furnished to it in connection with the transactions contemplated by this Agreement pursuant to the terms of the Confidentiality Agreement.

   Section 4.9. Additional Agreements; Reasonable Efforts. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use all reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things reasonably necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including, without limitation, (i) cooperating in the preparation and filing of the Proxy Statement and the S-4, any filings that may be required under the HSR Act, and any amendments to any thereof; (ii) obtaining consents of all third parties and Governmental Entities necessary, proper or advisable for the consummation of the transactions contemplated by this Agreement; (iii) contesting any legal proceeding relating to the Merger; and (iv) executing any additional instruments necessary to consummate the transactions contemplated hereby. Subject to the terms and conditions of this Agreement, Parent and the Company agree to use all reasonable efforts to cause the Effective Time to occur as soon as practicable after the stockholder votes with respect to the Merger. In case at any time after the Effective Time any further action is necessary to carry out the purposes of this Agreement, the proper officers and directors of each party hereto shall take all such necessary action.

   Section 4.10. Public Announcements. Parent and the Company will consult with one another before issuing any press release or otherwise making any public statements with respect to the transactions contemplated by this Agreement, including, without limitation, the Merger, and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable law or by obligations pursuant to any listing agreement with the NYSE as determined by Parent or the Company, as the case may be.

   Section 4.11. Directors' and Officers' Insurance; Indemnification. (a) Parent will provide, until the sixth anniversary of the Closing Date, the directors and officers of the Company who are currently covered by the Company's existing insurance and indemnification policy an insurance and indemnification policy that provides coverage for events occurring prior to the Effective Time (the "D&O Insurance") that is no less favorable than the Company's existing policy or, if substantially equivalent coverage is unavailable, the best available coverage; provided, that Parent shall not be required to pay an annual premium for the D&O Insurance in excess of 200% of the last annual premium paid by the Company prior to the date hereof, but in such case shall purchase as much coverage as possible for such amount.

   (b) After the Effective Time, the Surviving Corporation shall indemnify and hold harmless each person who is now, or has been prior to the date hereof or who becomes prior to the Effective Time, an officer or director of the Company or any of its subsidiaries (the "Indemnified Persons") against (i) all losses, claims, damages, costs, expenses (including without limitation counsel fees and expenses), settlement payments or liabilities arising out of or in connection with any claim, demand, action, suit, proceeding or investigation based in whole or in part on, or arising in whole or in part out of, the fact that such person is or was an officer or director of the Company or any of its subsidiaries, whether or not pertaining to any matter existing or occurring at or prior to the Effective Time and whether or not asserted or claimed prior to or at or after the Effective Time (the "Indemnified Liabilities") and (ii) all Indemnified Liabilities based in whole or in part on, or arising in whole or in part out of, or pertaining to, this Agreement or the transactions contemplated hereby, in each case to the fullest extent required or permitted under applicable law or under the Surviving

Corporation's certificate of incorporation or bylaws. Each Indemnified Person is intended to be a third party beneficiary of this Section 4.11 and may specifically enforce its terms. This Section 4.11 shall not limit or otherwise adversely affect any rights any Indemnified Person may have under any agreement with the Company or under the Company's certificate of incorporation or bylaws.

   Section 4.12. Notification of Certain Matters. The Company shall give prompt notice to Parent and Acquisition, and Parent and Acquisition shall give prompt notice to the Company, of (i) the occurrence or nonoccurrence of any event the occurrence or nonoccurrence of which would be likely to cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect at or prior to the Effective Time and (ii) any material failure of the Company, Parent or Acquisition, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 4.12 shall not cure such breach or non-compliance or limit or otherwise affect the remedies available hereunder to the party receiving such notice.

   Section 4.13. Affiliates; Pooling; Tax Free Reorganization.

   (a) Within thirty days after the date hereof, the Company shall obtain from any person who was a Company Affiliate on the date of this Agreement, a letter agreement substantially in the form of Exhibit A hereto, and shall deliver the same to Parent within such thirty day period.

   (b) The Company shall obtain from any person who may be deemed to have become a Company Affiliate after the date of this Agreement and on or prior to the Effective Time, a letter agreement substantially in the form of Exhibit A hereto, and shall deliver the same to Parent as soon as practicable.

   (c) Within thirty days after the date hereof, Parent shall obtain from any person who was a Parent Affiliate on the date of this Agreement, a letter agreement substantially in the form of Exhibit B hereto.

   (d) Parent shall obtain from any person who may be deemed to have become a Parent Affiliate after the date of this Agreement and on or prior to the Effective Time, a letter agreement substantially in the form of Exhibit B hereto.

   (e) Parent shall not be required to maintain the effectiveness of the S-4 for the purpose of resale of shares of Parent Common Stock by stockholders of the Company who may be affiliates of the Company or Parent pursuant to Rule 145 under the Securities Act.

   (f) Each party hereto shall use all reasonable efforts to cause the Merger to be treated for financial accounting purposes as a Pooling Transaction, and shall not take, and shall use all reasonable efforts to prevent any affiliate of such party from taking, any actions which could prevent the Merger from being treated for financial accounting purposes as a Pooling Transaction.

   (g) The Company and Parent and Acquisition shall execute and deliver to Weil, Gotshal & Manges LLP, counsel to the Company, and Gibson, Dunn & Crutcher LLP, counsel to Parent, certificates substantially in the form attached hereto as Exhibits C-1 and C-2, respectively, at such time or times as reasonably requested by such law firm in connection with its delivery of an opinion with respect to the transactions contemplated hereby. Prior to the Effective Time, none of the Company, Parent or Acquisition shall take or cause to be taken any action which would cause to be untrue (or fail to take or cause not to be taken any action which would cause to be untrue) any of the representations in Exhibits C-1 or C-2.

   Section 4.14. State Takeover Laws. If any "fair price," "business combination" or "control share acquisition" statute or other similar statute or regulation is or shall become applicable to the transactions contemplated hereby, Parent, the Company and their respective Boards of Directors shall use all reasonable efforts to grant such approvals and take such actions as are necessary so that the transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated hereby and shall otherwise act to minimize the effects of any such statute or regulation on the transactions contemplated hereby.

   Section 4.15. Employee Benefits.

   (a) On or before Closing, the Company shall cause (i) the Nichols Research Corporation Retirement Plan, The Welkins Associates Ltd. Money Purchase Plan, the PRISM Simplified Employee Pension Plan, and the Murray & West, Inc. 401(k) Plan (the "Retirement Plans") to be terminated with an effective date of termination to be on or before Closing (the "Termination Date") and (ii) the account of each participant in the Retirement Plans as of the Termination Date to become one hundred percent (100%) vested and nonforfeitable.

   (b) The Company shall take all actions necessary to provide that each outstanding and valid option or right to purchase shares of Company common stock granted or provided under the Company's 1988 Employees' Stock Purchase Plan (the "Stock Purchase Plan") shall be exercised automatically on the day that is at least three (3) days prior to the Closing Date and the Stock Purchase Plan shall be terminated effective immediately thereafter.

   (c) For the purposes of eligibility to participate and vesting in Parent's Matched Asset Plan, Parent shall cause each employee of the Company to receive full credit for years of service with the Company or any affiliate of the Company (and service otherwise credited by the Company or any affiliate of the Company) prior to the Closing.

                                   ARTICLE 5

                    CONDITIONS TO CONSUMMATION OF THE MERGER

   Section 5.1. Conditions to Each Party's Obligations to Effect the
Merger. The respective obligations of each party hereto to effect the Merger are subject to the satisfaction at or prior to the Effective Time of the following conditions:

   (a) this Agreement shall have been approved and adopted by the requisite vote of the stockholders of the Company;

   (b) no statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or enforced by any United States court or United States governmental authority which prohibits, restrains or enjoins the consummation of the Merger;

   (c) any waiting period applicable to the Merger under the HSR Act shall have terminated or expired, and any other governmental or regulatory notices or approvals required in order to consummate the transactions contemplated hereby shall have been either filed or received;

   (d) the S-4 shall have become effective under the Securities Act and shall not be the subject of any stop order or proceedings seeking a stop order, and Parent shall have received all state securities laws or "blue sky" permits and authorizations necessary to issue shares of Parent Common Stock in exchange for Shares in the Merger; and

   (e) (i) the Company shall have received confirmation in writing from Ernst & Young LLP that in accordance with generally accepted accounting principles and applicable published rules and regulations of the SEC, the Company is eligible to be a party to a merger accounted for as a Pooling Transaction and that Ernst & Young LLP is not aware of any matters that prohibit the use of pooling of interests accounting in connection with the Merger, and such confirmation shall not have been withdrawn or modified in any material respect, and (ii) Parent shall have received a written opinion from Deloitte & Touche LLP stating that the Merger will be accounted for under generally accepted accounting principles as a Pooling Transaction and such opinion shall not have been withdrawn or modified in any material respect.

   Section 5.2. Conditions to the Obligations of the Company. The obligation of the Company to effect the Merger is subject to the satisfaction at or prior to the Effective Time of the following additional conditions:

   (a) each of the representations and warranties of Parent and Acquisition contained in this Agreement that is qualified as to materiality shall be true and correct at and as of the Effective Time as if made at and as of such time (other than representations and warranties that address matters only as of a certain date, which shall be true and correct as of such certain date) and each of the representations and warranties that is not so qualified shall be true and correct in all material respects at and as of the Effective Time as if made on and as of such date (other than representations and warranties that address matters only as of a certain date, which shall be true and correct in all material respects as of such certain date), in each case except as contemplated or permitted by this Agreement, and the Company shall have received a certificate signed on behalf of Parent to such effect;

   (b) each of the covenants and obligations of Parent and Acquisition to be performed at or before the Effective Time pursuant to the terms of this Agreement shall have been duly performed in all material respects at or before the Effective Time, and at the Closing Parent and Acquisition shall have delivered to the Company a certificate to that effect;

   (c) the shares of Parent Common Stock issuable to the Company stockholders pursuant to this Agreement and such other shares required to be reserved for issuance in connection with the Merger shall have been authorized for listing on the NYSE upon official notice of issuance;

   (d) the Company shall have received the opinion, based on the representations of the Company and Parent and Acquisition substantially in the form attached hereto as Exhibits C-1 and C-2, respectively, of Weil, Gotshal & Manges LLP, counsel to the Company, to the effect that the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code and such opinion shall not have been withdrawn or modified in any material respect;

   (e) Parent shall have received the opinion, based on the representations of the Company and Parent and Acquisition substantially in the form attached hereto as Exhibits C-1 and C-2, respectively, of Gibson, Dunn & Crutcher LLP, counsel to Parent, a copy of which shall have been provided to the Company, to the effect that the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code and such opinion shall not have been withdrawn or modified in any material respect; and

   (f) there shall have been no events, changes or effects with respect to Parent or its subsidiaries having a Material Adverse Effect on Parent.

   Section 5.3. Conditions to the Obligations of Parent and Acquisition. The respective obligations of Parent and Acquisition to effect the Merger are subject to the satisfaction at or prior to the Effective Time of the following additional conditions:

   (a) each of the representations and warranties of the Company contained in this Agreement that is qualified as to materiality shall be true and correct at and as of the Effective Time as if made at and as of such time (other than representations and warranties that address matters only as of a certain date, which shall be true and correct as of such certain date) and each of the representations and warranties that is not so qualified shall be true and correct in all material respects at and as of the Effective Time as if made on and as of such date (other than representations and warranties that address matters only as of a certain date, which shall be true and correct in all material respects as of such certain date), in each case except as contemplated or permitted by this Agreement, and Parent shall have received a certificate signed on behalf of the Company to such effect;

   (b) each of the covenants and obligations of the Company to be performed at or before the Effective Time pursuant to the terms of this Agreement shall have been duly performed in all material respects at or before the Effective Time, and at the Closing the Company shall have delivered to Parent a certificate to that effect;

   (c) Parent shall have received from each affiliate of the Company referred to in Section 4.13 an executed copy of the letter attached hereto as Exhibit A and shall have received from each affiliate of Parent referred to in Section
4.13 an executed copy of the letter attached hereto as Exhibit B;

   (d) the Company shall have obtained the consent or approval of each person whose consent or approval shall be required in order to permit the succession by the Surviving Corporation pursuant to the Merger to any material obligation, right or interest of the Company or any subsidiary of the Company under any material loan or credit agreement, note, mortgage, indenture, lease or other contract, agreement or instrument, provided, that obtaining such consents or approvals with respect to the credit facility agreements set forth in Section 5.3(d) of the Company Disclosure Schedule shall not be a condition precedent to the respective obligations of Parent and Acquisition to effect the Merger;

   (e) Parent shall have received the opinion, based on the representations of the Company and Parent and Acquisition substantially in the form attached hereto as Exhibits C-1 and C-2, respectively, of Gibson, Dunn & Crutcher LLP, counsel to Parent, to the effect that the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code and such opinion shall not have been withdrawn or modified in any material respect; and

   (f) there shall have been no events, changes or effects with respect to the Company or its subsidiaries having a Material Adverse Effect on the Company.

                                   ARTICLE 6

                         TERMINATION; AMENDMENT; WAIVER

   6.1. Termination. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after approval and adoption of this Agreement by the Company's stockholders:

     (a) by mutual written consent of Parent, Acquisition and the Company;

     (b) by Parent and Acquisition or the Company if (i) any court of competent jurisdiction in the United States or other United States Governmental Entity shall have issued a final order, decree or ruling or taken any other final action restraining, enjoining or otherwise prohibiting the Merger and such order, decree, ruling or other action is or shall have become nonappealable or
(ii) the Merger has not been consummated by February 29, 2000 (the "Expiration Date"); provided that no party may terminate this Agreement pursuant to this clause (ii) if such party's failure to fulfill any of its obligations under this Agreement shall have been the reason that the Effective Time shall not have occurred on or before said date;

     (c) by the Company if (i) there shall have been a breach of any representation or warranty on the part of Parent or Acquisition set forth in this Agreement, or if any representation or warranty of Parent or Acquisition shall have become untrue, in either case such that the conditions set forth in
Section 5.2(a) would be incapable of being satisfied by the Expiration Date (or as otherwise extended), provided that the Company has not breached any of its obligations hereunder; (ii) there shall have been a breach by Parent or Acquisition of any of their respective covenants or agreements hereunder having a Material Adverse Effect on Parent or materially adversely affecting (or materially delaying) the consummation of the Merger, and Parent or Acquisition, as the case may be, has not cured such breach within twenty business days after notice by the Company thereof, provided that the Company has not breached any of its obligations hereunder; (iii) the Company shall have convened a meeting of its stockholders to vote upon the Merger and shall have failed to obtain the requisite vote of its stockholders; (iv) the Company Board shall have recommended to the Company's stockholders a Superior Proposal; (v) the Company Board shall have withdrawn, modified or changed its approval or recommendation of this Agreement or the Merger or shall have failed to call, give notice of, convene or hold a stockholders' meeting to vote upon the Merger, or shall have adopted any resolution to effect any of the foregoing, provided, that the Company shall not be entitled to terminate this Agreement pursuant to clause
(iv) or (v) hereof unless (x) the Company has complied with Section 4.4 hereof and (y) prior to such termination, the Company shall have paid to Parent, in immediately available funds, the amounts required to be paid pursuant to
Section 6.3(a) hereof; (vi) the Initial Parent Price exceeds the Final Parent Price by an amount in excess of 20% of the Initial Parent Price; or (vii) there shall have been events, changes or effects with respect to Parent and its subsidiaries having a Material Adverse Effect on Parent; or

     (d) by Parent and Acquisition if (i) there shall have been a breach of any representation or warranty on the part of the Company set forth in this Agreement, or if any representation or warranty of the Company shall have become untrue, in either case such that the conditions set forth in Section 5.3(a) would be incapable of being satisfied by the Expiration Date (or as otherwise extended), provided that neither Parent nor Acquisition has breached any of its obligations hereunder; (ii) there shall have been a breach by the Company of any of its covenants or agreements hereunder having a Material Adverse Effect on the Company or materially adversely affecting (or materially delaying) the consummation of the Merger, and the Company has not cured such breach within twenty business days after notice by Parent or Acquisition thereof, provided that neither Parent nor Acquisition has breached any of its obligations hereunder; (iii) the Company Board shall have recommended to the Company's stockholders a Superior Proposal; (iv) the Company Board shall have withdrawn, modified or changed its approval or recommendation of this Agreement or the Merger or shall have failed to call, give notice of, convene or hold a stockholders' meeting to vote upon the Merger, or shall have adopted any resolution to effect any of the foregoing; (v) the Company shall have convened a meeting of its stockholders to vote upon the Merger and shall have failed to obtain the requisite vote of its stockholders; or (vi) there shall have been events, changes or effects with respect to the Company and its subsidiaries having a Material Adverse Effect on the Company.

   6.2. Effect of Termination. In the event of the termination and abandonment of this Agreement pursuant to Section 6.1, this Agreement shall forthwith become void and have no effect, without any liability on the part of any party hereto or its affiliates, directors, officers or stockholders, other than the provisions of this Section 6.2 and Sections 4.8(c) and 6.3 hereof. Nothing contained in this Section 6.2 shall relieve any party from liability for any breach of this Agreement.

   6.3. Fees and Expenses.

   (a) In the event that this Agreement shall be terminated pursuant to:

     (i) Sections 6.1(c)(iv) or (v) or 6.1(d)(iii) or (iv);

     (ii) Sections 6.1(d)(i) or (ii) and, within twelve months thereafter, the Company enters into an agreement with respect to a Third Party Acquisition, or a Third Party Acquisition occurs, involving any party (or any affiliate thereof) (x) with which the Company (or its agents) had negotiations with a view to a Third Party Acquisition, (y) to which the Company (or its agents) furnished information with a view to a Third Party Acquisition or (z) which had submitted a proposal or expressed an interest in a Third Party Acquisition, in the case of each of clauses (x), (y) and
  (z) after the date hereof and prior to such termination; or

     (iii) Sections 6.1(c)(iii) or 6.1(d)(v) and, at the time of the Company stockholders' meeting at which the Company failed to obtain the requisite vote, as applicable, either (x) there shall be outstanding an offer by a Third Party to consummate, or there shall have been under consideration by the Company or there shall have been publicly announced a plan or proposal with respect to, a Third Party Acquisition or (y) any Third Party shall have publicly reported beneficial ownership (whether or not such report disclaims beneficial ownership) of 20% or more of the outstanding Shares (unless such Third Party is the person named on Section 4.4(c) of the Company Disclosure Schedule, in which event 20% shall be deemed to be replaced by 30% for purposes of this clause (y));

Parent and Acquisition would suffer direct and substantial damages, which damages cannot be determined with reasonable certainty. To compensate Parent and Acquisition for such damages, the Company shall pay to Parent the amount of $16.5 million as liquidated damages immediately upon the occurrence of the event described in this Section 6.3(a) giving rise to such damages. It is specifically agreed that the amount to be paid pursuant to this Section 6.3(a) represents liquidated damages and not a penalty.

   (b) Upon the termination of this Agreement pursuant to Sections 6.1(c)(iii) or (vi) or 6.1(d)(i), (ii) or (v), in addition to any other remedies that Parent or Acquisition may have as a result of such termination, the Company shall reimburse Parent, Acquisition and their affiliates (not later than ten business days after submission of statements therefor) for all documented out-of-pocket fees and expenses, actually and reasonably incurred by any of them or on their behalf in connection with the Merger and the consummation of all transactions contemplated by this Agreement (including, without limitation, fees payable to investment bankers, counsel to any of the foregoing, and accountants), up to an aggregate of $5 million, which amount shall be credited against the fee payable pursuant to Section 6.3(a), if any.

   (c) Upon the termination of this Agreement pursuant to Section 6.1(c)(i) or
(ii), in addition to any other remedies that the Company may have as a result of such termination, Parent shall reimburse the Company and their affiliates (not later than ten business days after submission of statements therefor) for all documented out-of-pocket fees and expenses, actually and reasonably incurred by any of them or on their behalf in connection with the Merger and the consummation of all transactions contemplated by this Agreement (including, without limitation, fees payable to investment bankers, counsel to any of the foregoing, and accountants), up to an aggregate of $5 million.

   (d) Except as specifically provided in this Section 6.3, each party shall bear its own expenses in connection with this Agreement and the transactions contemplated hereby.

   Section 6.4. Amendment. This Agreement may be amended by action taken by the Company, Parent and Acquisition at any time before or after approval of the Merger by the stockholders of the Company but, after any such approval, no amendment shall be made which requires the approval of such stockholders under applicable law without such approval. This Agreement may not be amended except by an instrument in writing signed on behalf of the parties hereto.

   Section 6.5. Extension; Waiver. At any time prior to the Effective Time, each party hereto may (i) extend the time for the performance of any of the obligations or other acts of the other party, (ii) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document, certificate or writing delivered pursuant hereto or (iii) waive compliance by the other party with any of the agreements or conditions contained herein. Any agreement on the part of any party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party hereto to assert any of its rights hereunder shall not constitute a waiver of such rights.

                                   ARTICLE 7

                                 MISCELLANEOUS

   Section 7.1. Nonsurvival of Representations and Warranties. The representations and warranties made herein shall not survive beyond the Effective Time or a termination of this Agreement. This Section 7.1 shall not limit any covenant or agreement of the parties hereto which by its terms requires performance after the Effective Time.

   Section 7.2. Entire Agreement; Assignment. This Agreement and the Confidentiality Agreement (a) constitute the entire agreement between the parties hereto with respect to the subject matter hereof and supersede all prior or contemporaneous agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof and thereof and
(b) shall not be assigned by operation of law or otherwise; provided, however, that Acquisition may assign any or all of its rights and obligations under this Agreement to any direct, wholly-owned subsidiary of Parent, but no such assignment shall relieve Acquisition of its obligations hereunder if such assignee does not perform such obligations.

   Section 7.3. Validity. If any provision of this Agreement, or the application thereof to any person or circumstance, is held invalid or unenforceable, the remainder of this Agreement, and the application of such provision to other persons or circumstances, shall not be affected thereby and, to such end, the provisions of this Agreement are agreed to be severable.

   Section 7.4. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by facsimile or by overnight courier to each other party as follows:

   if to Parent or Acquisition: Computer Sciences Corporation
                                2100 East Grand Avenue
                                El Segundo, CA 90245
                                Attention: Hayward D. Fisk, Esq.
                                      Paul T. Tucker

   with a copy to:              Gibson, Dunn & Crutcher
                                333 South Grand Avenue
                                Los Angeles, CA 90071
                                Attention: Ronald S. Beard, Esq.

   if to the Company to:        Nichols Research Corporation
                                4090 South Memorial Parkway
                                Huntsville, Alabama 35815
                                Attention: Chris H. Horgen

   with a copy to:              Weil, Gotshal & Manges LLP
                                765 Fifth Avenue
                                New York, NY 10153
                                Attention: Frederick S. Green

or to such other address as the person to which notice is given may have previously furnished to the others in writing in the manner set forth above.

   Section 7.5. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the principles of conflicts of law thereof.

   Section 7.6. Descriptive Headings. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

   Section 7.7. Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto and its successors and permitted assigns, and except as provided in Sections 1.11, 4.11 and 7.2, nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

   Section 7.8. Certain Definitions. For the purposes of this Agreement, the term:

   (a) "affiliate" of a person means (except as otherwise provided in Sections 2.18, 3.19 and 4.13) a person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first mentioned person;

   (b) "beneficial ownership" shall have the meaning set forth in Rule 13d-3 promulgated under the Exchange Act;

   (c) "business day" means any day other than a day on which the NYSE is closed;

   (d) "capital stock" means common stock, preferred stock, partnership interests, limited liability company interests or other ownership interests entitling the holder thereof to vote with respect to matters involving the issuer thereof;

   (e) "knowledge" or "known" means, with respect to any matter in question, if an executive officer of the Company or Parent, as the case may be, has actual knowledge of such matter;

   (f) "person" means an individual, corporation, partnership, joint venture, limited liability company, association, trust, unincorporated organization or other legal entity; and

   (g) "subsidiary" or "subsidiaries Section" of the Company, Parent, the Surviving Corporation or any other person, means any corporation, partnership, joint venture, limited liability company, association, trust, unincorporated association or other legal entity of which the Company, Parent, the Surviving Corporation or any such other person, as the case may be (either alone or through or together with any other subsidiary), owns, directly or indirectly, 50% or more of the capital stock, the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such legal entity, or, with respect to any entity without capital stock, 50% or more of the equity interests or 50% or more of the voting interests in such entity.

   Section 7.9. Personal Liability. This Agreement shall not create or be deemed to create or permit any personal liability or obligation on the part of any direct or indirect stockholder of the Company or Parent or any officer, director, employee, agent, representative or investor of or in any party hereto.

   Section 7.10. Specific Performance. The parties hereby acknowledge and agree that the failure of any party to perform its agreements and covenants hereunder, including its failure to take all actions as are necessary on its part to consummate the Merger, will cause irreparable injury to the other parties for which damages, even if available, will not be an adequate remedy. Accordingly, each party hereby consents to the issuance of injunctive relief by any court of competent jurisdiction to compel performance of such party's obligations and to the granting by any court of the remedy of specific performance of its obligations hereunder; provided, however, that, if Parent is entitled to receive and in fact receives any payment or reimbursement of expenses pursuant to Sections 6.3(a) or (b), it shall not be entitled to specific performance to compel the consummation of the Merger.

   Section 7.11. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

   IN WITNESS WHEREOF, each of the parties has caused this Agreement and Plan of Merger to be duly executed on its behalf as of the day and year first above written.

                                          NICHOLS RESEARCH CORPORATION

                                                  /s/ Chris H. Horgen
                                          By: _________________________________
                                          Name: Chris H. Horgen
                                          Title: Chairman

                                          COMPUTER SCIENCES CORPORATION


                                                  /s/ Van B. Honeycutt
                                          By: _________________________________
                                          Name: Van B. Honeycutt
                                          Title: Chairman

                                          NEVADA ACQUISITION CORPORATION


                                                   /s/ Leon J. Level
                                          By: _________________________________
                                          Name: Leon J. Level
                                          Title: Vice President

                                   APPENDIX B


                            [LOGO OF GOLDMAN SACHS]

PERSONAL AND CONFIDENTIAL

September 19, 1999

Board of Directors
Nichols Research Corporation
4090 South Memorial Parkway
Huntsville, AL 35815

Ladies and Gentlemen:

   You have requested our opinion as to the fairness from a financial point of view to the holders of the outstanding shares of Common Stock, par value $0.01 per share (the "Company Shares"), of Nichols Research Corporation (the "Company") of the Exchange Ratio (as defined below) pursuant to the Agreement and Plan of Merger, dated as of September 19, 1999, among Computer Sciences Corporation ("Buyer"), Nevada Acquisition Corporation ("Acquisition"), a wholly-owned subsidiary of Buyer, and the Company (the "Agreement"). Pursuant to the Agreement, the Company will be merged with Acquisition and each outstanding Company Share will be converted into the right to receive a certain number (the "Exchange Ratio") of shares of Common Stock, par value $1.00 per share (the "Buyer Shares"), of Buyer. The Exchange Ratio shall equal a fraction: (A) the numerator of which is $28.00 and the denominator of which is the Initial Parent Price (as defined in the Agreement), if the difference (positive or negative) between the Final Parent Price (as defined in the Agreement) and the Initial Parent Price equals a number that is less than or equal to ten percent (10%) of the Initial Parent Price; (B) the numerator of which is $30.80 and the denominator of which is the Final Parent Price, if the Final Parent Price exceeds the Initial Parent Price by an amount in excess of ten percent (10%) of the Initial Parent Price; (C) the numerator of which is $25.20 and the denominator of which is the Final Parent Price, if the Initial Parent Price exceeds the Final Parent price by an amount in excess of ten percent (10%) of the Initial Parent Price but less than or equal to twenty percent (20%) of the Initial Parent Price; and (D) the numerator of which is $25.50 and the denominator of which is 80% of the Initial Parent Price, if the Initial Parent Price exceeds the Final Parent Price by an amount in excess of twenty percent (20%) of the Initial Parent Price.


   Goldman, Sachs & Co., as part of its investment banking business, is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. We are familiar with the Company having acted as its financial advisor in connection with, and having participated in certain of the negotiations leading to, the Agreement. We also have provided certain investment banking services to Buyer from time to time, including having acted as co-manager of a public offering of $200 million aggregate principal amount of 6.25% Notes due 2009 (the "6.25% Notes") in March 1999, as co-manager of a public offering of $150 million aggregate principal amount of 6.5% Notes due 2001 in December 1996, as financial advisor to Buyer in connection with Buyer's acquisition of The Continuum Company, Inc. in 1996 and as financial advisor to Buyer in connection with the defense of Buyer from an unsolicited offer made by Computer Associates International Incorporated in 1998. Goldman, Sachs & Co. may provide investment banking services to Buyer and its subsidiaries in the future. Goldman, Sachs & Co. provides a full range of financial advisory and securities services and, in the course of its normal trading activities, may from time to time effect transactions and hold securities, including derivative securities, of the Company or Buyer for its own account and for the accounts of customers. As of the date hereof, Goldman, Sachs & Co. has accumulated a long position of 110,687 Buyer Shares against which Goldman, Sachs & Co. is short 27,248 Buyer Shares, and $6,850,000 aggregate principal amount of Buyer's 6.25% Notes.

   In connection with this opinion, we have reviewed, among other things, the Agreement; Annual Reports to Stockholders and Annual Reports on Form 10-K of the Company for the five fiscal years ended August 31, 1998 and of Buyer for the five fiscal years ended April 2, 1999; certain interim reports to stockholders and Quarterly Reports on Form 10-Q of the Company and Buyer; certain other communications from the Company and Buyer to their respective stockholders; and certain internal financial analyses and forecasts for the Company prepared by its management. We also have held discussions with members of the senior management of the Company and Buyer regarding the strategic rationale for, and the potential benefits of, the transaction contemplated by the Agreement and the past and current business operations, financial condition and future prospects of their respective companies. In addition, we have reviewed the reported price and trading activity for the Company Shares and the Buyer Shares, compared certain financial and stock market information for the Company and Buyer with similar information for certain other companies the securities of which are publicly traded, reviewed the financial terms of certain recent business combinations in the information technology services industry specifically and in other industries generally and performed such other studies and analyses as we considered appropriate.

   We have relied upon the accuracy and completeness of all of the financial and other information reviewed by us and have assumed such accuracy and completeness for purposes of rendering this opinion. As you are aware, we were informed by the senior management of Buyer that internal financial projections for Buyer were not available. Accordingly, our review of Buyer's expected future financial performance for purposes of rendering our opinion was limited to discussions with the senior management of Buyer regarding certain research analysts' estimates of Buyer. In addition, we have not made an independent evaluation or appraisal of the assets and liabilities of the Company or Buyer or any of their subsidiaries and we have not been furnished with any such evaluation or appraisal. We have assumed with your consent that the transaction contemplated by the Agreement will be accounted for as a pooling-of-interests under generally accepted accounting principles. We also have assumed that all material governmental, regulatory or other consents and approvals necessary for the consummation of the transaction contemplated by the Agreement will be obtained without any adverse effect on the Company or the Buyer or on the contemplated benefits of the transaction. Our advisory services and the opinion expressed herein are provided for the information and assistance of the Board of Directors of the Company in connection with its consideration of the transaction contemplated by the Agreement and such opinion does not constitute a recommendation as to how any holder of Company Shares should vote with respect to such transaction.

   Based upon and subject to the foregoing and based upon such other matters as we consider relevant, it is our opinion that as of the date hereof the Exchange Ratio pursuant to the Agreement is fair from a financial point of view to such holders.

                                          Very truly yours,

                                          /s/ Goldman, Sachs & Co.

                                          Goldman, Sachs & Co.

                                   APPENDIX C

[LETTERHEAD OF THE ROBINSON-HUMPHREY COMPANY, LLC]

                               September 18, 1999

Board of Directors
Nichols Research Corporation
4090 Memorial Parkway South
Huntsville, Alabama 35802-1326

Lady and Gentlemen:

   We understand that Nichols Research Corporation (the "Company") is considering a proposed merger of the Company with Computer Sciences Corporation ("Computer Sciences"). We understand that under this merger (the "Proposed Transaction"), the Company's shareholders will receive 0.4230 share of Computer Sciences Common Stock in exchange for each share of the Company's Common Stock, subject to adjustment in certain events. Furthermore, we understand that the merger will be accounted for as a pooling of interests and will be treated as a tax-free exchange to the Company's shareholders. The terms and conditions of the Proposed Transaction are set forth in more detail in the draft Agreement and Plan of Merger dated September 18, 1999 ("the Agreement").

   We have been requested by the Company to render our opinion with respect to the fairness, from a financial point of view, to the Company's shareholders, as of September 18, 1999, of the consideration to be received in the Proposed Transaction.

   In arriving at our opinion, we reviewed and analyzed: (1) the Agreement, (2) publicly available information concerning the Company and Computer Sciences that we believe relevant to our inquiry, (3) financial and operating information with respect to the business, operations and prospects of the Company furnished to us by the Company, (4) trading histories of the Company's Common Stock and Computer Sciences' Common Stock, (5) a comparison of the publicly available historical financial results and present financial condition of the Company and Computer Sciences, with those of other companies which we deemed relevant, (6) a comparison of the financial terms of the Proposed Transaction with the terms of certain other recent transactions that we deemed relevant, and (7) certain historical data relating to percentage premiums paid in acquisitions of publicly traded companies. In addition, we have had discussions with the management of the Company concerning their respective businesses, operations, assets, present condition and future prospects, and undertook such other studies, analyses and investigations, as we deemed appropriate.

   We have assumed and relied upon the accuracy and completeness of the financial and other information used by us in arriving at our opinion without independent verification. With respect to the future financial performance of Computer Sciences, we were directed by Computer Sciences to rely on publicly available estimates of research analysts in performing our analysis and, with your knowledge, we have assumed that such estimates are a reasonable basis upon which to evaluate the future financial performance of Computer Sciences, and that Computer Sciences will perform substantially in accordance with such estimates. In arriving at our opinion, we have not conducted a physical inspection of the properties and facilities of the Company or Computer Sciences and have not made nor obtained any independent evaluations or appraisals of the assets or liabilities of the Company or Computer Sciences. In addition: (1) you have not authorized us to solicit and we have not solicited, any indications of interest from any third party with respect to all or a part of the Company's business, and (2) for matters relating to the negotiations of the Agreement we have relied in part on information supplied to us by Goldman, Sachs & Co. Our opinion is necessarily based upon market, economic and other conditions as they existed on, and can be evaluated as of, the date of this letter.

   We have acted as financial advisor to the Company in connection with the Proposed Transaction and will receive a fee upon the issuance of our opinion. In addition, the Company has agreed to indemnify us for certain liabilities arising out of the rendering of this opinion. We have also performed various investment banking services for the Company in the past four years (including acting as managing underwriter for a public offering of Common Stock and providing financial advisory services on three acquisitions consummated by the Company) and have received customary fees for such services. In the ordinary course of our business, we actively trade in the equity securities of the Company for our own account and for the accounts of our customers and, accordingly, may at any time hold a long or short position in such securities.

   Based upon and subject to the foregoing, we are of the opinion as of the date hereof that, from a financial point of view, the consideration to be offered in the Proposed Transaction is fair to the shareholders of the Company.

   This opinion is for the use and benefit of the Board of Directors of the Company and is rendered in connection with its consideration of the Proposed Transaction. This opinion is not intended to be and does not constitute a recommendation to any shareholder of the Company as to how such shareholder should vote with respect to the Proposed Transaction.

                                       Very truly yours,

                                       /s/ The Robinson-Humphrey Company, LLC
                                       ______________________________________
                                       The Robinson-Humphrey Company, LLC

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers.

   Section 78.7502 of the Nevada General Corporation Law provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner in which he reasonably believed to be in or not opposed to the best interest of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.
Section 78.7502 further provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of another corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. In the case of any action by or in the right of the corporation, no indemnification may be made for any claim, issue or matter as to which such person shall have been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation, or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which such action or suit was brought or another court of competent jurisdiction determines that in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper. Section 78.7502 further provides that to the extent a director, officer, employee or agent of a corporation has been successful in the defense of any action, suit or proceeding referred to above or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

   The Registrant's Restated Articles of Incorporation, as amended (the "Charter"), provide that the Registrant shall, to the fullest extent permitted by applicable law, indemnify any person who was or is a party or is threatened to be made a party to any action, suit or proceeding of the type described above by reason of the fact that he or she is or was or has agreed to become a director or officer of the Registrant, or is serving at the request of the Registrant as a director or officer of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise. The indemnification of directors and officers shall be against all loss, liability and expenses actually and reasonably incurred by or on behalf of a director or officer in connection with such action, suit or proceeding, including any appeals; provided that with respect to any action, suit or proceeding initiated by a director or officer, the Registrant shall indemnify such director or officer only if the action, suit or proceeding was authorized by the Registrant's Board of Directors, except with respect to a suit for enforcement of rights to indemnification or advancement of expenses in accordance with the procedure therefor prescribed in the Charter.

   The Charter also provides that the expenses of directors and officers incurred as a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, shall be paid by the Registrant as they are incurred and in advance of the final disposition of the action, suit or proceeding; provided that if applicable law so requires, the advance payment of expenses shall be made only upon receipt by the Registrant of an undertaking by or on behalf of the director or officer to repay all amounts so advanced in the event it is ultimately determined by a final decision, order or decree of a court of competent jurisdiction that the director or officer is not entitled to be indemnified for such expenses under the Charter.

   The Registrant has entered into Indemnification Agreements with each of its directors and officers pursuant to which it has indemnified them against expenses incurred in connection with any claims made against them as a result of any act, omission, neglect or breach of duty committed or suffered while acting as a director or officer of the Registrant, or while serving at the request of the Registrant as a director or officer of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise. These Indemnification Agreements do not obligate the Registrant to make any payment in connection with a claim against a director or officer to the extent that: (a) payment is made under an insurance policy, except in respect of any deductible amount or any excess beyond the amount of payment under such insurance, (b) the director or officer is otherwise indemnified, (c) the claim is based upon the director or officer gaining any improper personal profit or advantage to which he or she is not legally entitled, (d) the claim is for an accounting of profits made from the purchase or sale by the director or officer of securities of the Registrant within the meaning of Section 16(b) of the Securities Exchange Act of 1934 or (e) the claim is brought about or contributed to by the dishonesty of the director or officer, but only if a judgment or other final adjudication adverse to the director or officer establishes that he or she committed acts of active and deliberate dishonesty, with actual dishonest purpose and intent, which acts were material to the cause of action so adjudicated. The Indemnification Agreements provide that the costs and expenses incurred by directors and officers in defending or investigating any action, suit, proceeding or investigation will be paid by the Registrant in advance of the final disposition of the matter upon receipt of a written undertaking by or on behalf of the director or officer to repay any such amounts if it is ultimately determined that he or she is not entitled to indemnification under his or her Indemnification Agreement. No such advance will be made by the Registrant, however, if, within 60 days of a request for such an advance, a determination is reasonably made by the Board of Directors or independent legal counsel, based upon the facts known at the time of such determination, that it is more likely than not it will ultimately be determined that the director or officer is not entitled to indemnification under his or her Indemnification Agreement.

   The Registrant currently maintains an insurance policy which, within the limits and subject to the terms and conditions thereof, covers certain expenses and liabilities that may be incurred by directors and officers in connection with or as a consequence of certain actions, suits or proceedings that may be brought against them as a result of an act or omission committed or suffered while acting as a director or officer of the Registrant.

Item 21. Exhibits

   See the Exhibit Index attached to this Registration Statement and incorporated by reference.

Item 22. Undertakings.

   (a) The undersigned registrant hereby undertakes to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (1) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

     (2) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

     (3) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

   (b) The undersigned registrant hereby undertakes that for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and where applicable each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (c) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report, to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by
Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

   (d) The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c) such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

   (e) The undersigned registrant undertakes that every prospectus (i) that is filed pursuant to paragraph (b) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415 will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (f) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the proxy statement/prospectus pursuant to Item 4, 10(b), 11 or 13 of this Form within one business day of receipt of such request and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

   (g) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction and the company being acquired involved therein that was not the subject of and included in the registration statement when it became effective.

   (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of El Segundo, State of California on October 11, 1999.

                                          COMPUTER SCIENCES CORPORATION

                                                  /s/ Van B. Honeycutt
                                          By: _________________________________
                                                      Van B. Honeycutt
                                               Title: Chairman, President and
                                                  Chief Executive Officer

                               POWER OF ATTORNEY

   KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Van B. Honeycutt, Leon J. Level and Hayward D. Fisk, and each of them, with full power of substitution and full power to act without the other, his true and lawful attorney-in-fact and agent to act for him or her in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any subsequent registration statement the Company may hereafter file with the Securities and Exchange Commission pursuant to Rule 462(b) under the Securities Act to register additional shares of common stock, and to file this Registration Statement, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in order to effectuate the same as fully, to all intents and purposes, as they, he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated below and on the dates indicated.

             Signature                           Title                   Date
             ---------                           -----                   ----

      /s/ Van B. Honeycutt           Chairman, President and       October 11, 1999
____________________________________  Chief Executive Officer
          Van B. Honeycutt            (Principal Executive
                                      Officer)

       /s/ Leon J. Level             Vice President, Chief         October 11, 1999
____________________________________  Financial Officer and
           Leon J. Level              Director (Principal
                                      Financial Officer)

      /s/ Scott M. Delanty           Vice President and            October 11, 1999
____________________________________  Controller (Principal
          Scott M. Delanty            Accounting Officer)

    /s/ Irving W. Bailey, II         Director                      October 11, 1999
____________________________________
        Irving W. Bailey, II

             Signature                           Title                   Date
             ---------                           -----                   ----

      /s/ Stephen L. Baum            Director                      October 11, 1999
____________________________________
          Stephen L. Baum

     /s/ William R. Hoover           Director                      October 11, 1999
____________________________________
         William R. Hoover

    /s/ Thomas A. McDonnell          Director                      October 11, 1999
____________________________________
        Thomas A. McDonnell

     /s/ F. Warren McFarlan          Director                      October 11, 1999
____________________________________
         F. Warren McFarlan

      /s/ James. R. Mellor           Director                      October 11, 1999
____________________________________
          James R. Mellor

    /s/ William P. Rutledge          Director                      October 11, 1999
____________________________________
        William P. Rutledge

                                 EXHIBIT INDEX

                                                                   Sequentially
 Exhibit                                                             Numbered
 Number                        Description                             Page
 -------                       -----------                         ------------
  2.1    Agreement and Plan of Merger dated as of September 19,
         1999 among Computer Sciences Corporation, Nichols
         Research Corporation and Nevada Acquisition
         Corporation, as set forth in Appendix A to the proxy
         statement/prospectus covering the common stock to be
         issued in connection with the proposed acquisition of
         Nichols Research Corporation.

  3.1    Restated Articles of Incorporation, effective October
         31, 1988, filed as Exhibit (3)(a)
         to Form 10-K for the year ended March 31, 1989, and incorporated herein by reference.

  3.2 Amendment to Restated Articles of Incorporation, effective August 10, 1992, filed as Appendix B to the proxy statement for its August 10, 1992 Annual Meeting of Stockholders, and incorporated herein by reference.

  3.3 Amendment to Restated Articles of Incorporation, effective July 31, 1996, filed as Annex D to the proxy statement for its July 31, 1996 Annual Meeting of
         Stockholders, and incorporated herein by reference.

  3.4 Certificate of Amendment of Certificate of Designations of Series A Junior Participating Preferred Stock, effective August 1, 1996.

  3.5 By-Laws of Computer Sciences Corporation, as amended and restated effective May 4, 1998, filed as Exhibit
         3.5 to Form 10-K for the year ended April 3, 1998, and incorporated herein by reference.

  4.1    Rights Agreement dated February 18, 1998 between
         Computer Sciences Corporation and ChaseMellon
         Shareholder Services, L.L.C., filed as Exhibit 10.23 to
         Form 8-A on February 25, 1998 and incorporated herein by reference.

  5.1    Opinion of Gibson, Dunn & Crutcher LLP

  8.1    Tax Opinion of Gibson, Dunn & Crutcher LLP

  8.2    Tax Opinion of Weil, Gotshal & Manges LLP

 23.1    Consent of Gibson, Dunn & Crutcher LLP (included in
         Exhibits 5.1 and 8.1)

 23.2    Consent of Weil, Gotshal & Manges LLP (included in
         Exhibit 8.2)

 23.3    Consent of Deloitte & Touche LLP

 23.4    Consent of Ernst & Young LLP

 23.5    Consent of Goldman, Sachs & Co.

 23.6    Consent of The Robinson-Humphrey Company, LLC

 24.1    Power of Attorney (included on signature page)

 99.1    Form of Proxy of Nichols Research Corporation